                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-115543
PROSPECTUS SUPPLEMENT NO. 4
(To Prospectus Dated September 27, 2004, to Prospectus Supplement No. 1 Dated November 8, 2004, to Prospectus Supplement No. 2 Dated November 16, 2004
and to Prospectus Supplement No. 3 Dated November 19, 2004)

                               AMH HOLDINGS, INC.

                               OFFER TO EXCHANGE

               REGISTERED 11 1/4% SENIOR DISCOUNT NOTES DUE 2014

                                   FOR UP TO

              $446,000,000 PRINCIPAL AMOUNT AT MATURITY OF 11 1/4%

                         SENIOR DISCOUNT NOTES DUE 2014

                             ---------------------

     The following information supplements the prospectus dated September 27, 2004, the prospectus supplement no. 1 dated November 8, 2004, the prospectus supplement no. 2 dated November 16, 2004 and the prospectus supplement no. 3 dated November 19, 2004, relating to the offer by AMH Holdings, Inc. ("we," "us," "our company" or "AMH") to exchange up to $446,000,000 in aggregate principal amount at maturity of our registered 11 1/4% Senior Discount Notes due 2014 for a like aggregate principal amount at maturity of our issued and outstanding 11 1/4% Senior Discount Notes due 2014, with information regarding our entry into a Stock Purchase Agreement, dated as of December 5, 2004, and related transactions. The exchange offer expired on October 27, 2004 and is no longer open for participation.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

          The date of this prospectus supplement is December 7, 2004.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 5, 2004

                               AMH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                   333-115543
                            (Commission File Number)

                                   16-1693178
                    (I.R.S. Employer Identification Number)

                                3773 STATE ROAD
                           CUYAHOGA FALLS, OHIO 44223
             (Address and zip code of principal executive offices)

                                 (330) 929-1811
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Form 8-K/A amends and restates in its entirety our Form 8-K filed on December 7, 2004 solely for the purpose of amending inadvertent errors in the signature block and technical filing information on the cover page. Other than as expressly set forth above, this Form 8-K/A does not purport to amend, update or restate the information in any item of the Form 8-K or reflect any events that have occurred after the Form 8-K was filed on December 7, 2004.

ITEM 1.01 -- ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

STOCK PURCHASE AGREEMENT

     On December 5, 2004, AMH Holdings, Inc. ("AMH"), Harvest Partners, Inc. ("Harvest Partners") and certain other stockholders of AMH entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), with certain affiliates of Investcorp S.A. ("Investcorp"), namely AM Holding Limited, AM Equity Limited, AM Investments Limited, Associated Equity Limited and Associated Investments Limited (such Investcorp affiliates, the "New Investors"), pursuant to which the New Investors will pay $150.0 million in cash to acquire a total of 500,000 shares of voting convertible preferred stock of AMH (the "Voting Preferred Stock") and 1,614,019 shares of non-voting convertible preferred stock of AMH (the "Non-Voting Preferred Stock" and collectively with the Voting Preferred Stock, the "Convertible Preferred Stock"). The Voting Preferred Stock represents 50% of the outstanding shares of all voting stock of AMH and the Convertible Preferred Stock represents 50% of the outstanding shares of all stock of AMH, in each case on a fully diluted basis. Each share of Voting Preferred Stock is convertible at any time into fully-paid and non-assessable shares of the voting common stock of AMH, and each share of Non-Voting Preferred Stock is convertible at any time into fully paid and non-assessable shares of non-voting common stock of AMH, in each case at a specified conversion rate, which shall initially be 1:1. The Convertible Preferred Stock will be automatically converted into common stock of AMH upon the occurrence of a qualified initial public offering.

     The sale of the Convertible Preferred Stock pursuant to the Stock Purchase Agreement, together with certain other transactions contemplated by the Stock Purchase Agreement (the "Transactions"), is expected to be consummated by the end of December 2004 following the obtaining of related financing, including the amendment and restatement of the existing Amended and Restated Credit Agreement, dated as of August 29, 2003, as further amended by the First Amendment thereto dated as of March 18, 2004, among AMI and Gentek Building Products Limited, as borrowers, AMH, as guarantor, and UBS Warburg, LLC and Credit Suisse First Boston Corporation, as joint lead arrangers (the "Existing Credit Agreement" and as will be amended and restated, the "Amended and Restated Credit Agreement") and the satisfaction or waiver of customary closing conditions. The Amended and Restated Credit Agreement will consist of a $175.0 million senior secured term loan facility (of which $42.0 million will be in addition to the amount of term loans currently outstanding thereunder) and a $70.0 million senior secured revolving credit facility.

     AMH is a holding company which conducts all of its business through its indirect wholly-owned subsidiary, Associated Materials Incorporated ("AMI" and, together with AMH and its subsidiaries, the "Company"). In connection with the Transaction, the shareholders of AMH created AMH Holdings II, Inc., a Delaware corporation ("Holdings II"). Holdings II will not have any material assets or operations other than its 100% ownership of the capital stock of AMH. In connection with the Transaction, the shareholders of AMH (including the New Investors) will enter into a Restructuring Agreement, pursuant to which such shareholders will contribute all of the shares of capital stock of AMH to Holdings II, in exchange for capital stock of Holdings II having equivalent rights, preferences and privileges. As a result of this exchange, all of the former stockholders of AMH will become stockholders of Holdings II, and Holdings II will be the sole stockholder of AMH. AMH will continue to be the sole stockholder of Associated Materials Holdings Inc. ("AMHI") and AMHI will continue to be the sole stockholder of AMI.

     As provided in the Stock Purchase Agreement, the estimated total amount of consideration necessary to consummate the Transaction will be approximately $308.4 million, consisting of (i) $150.0 million from the New Investors to acquire shares of Convertible Preferred Stock from the existing AMH stockholders; and (ii)(a) approximately $38.0 million of available cash from AMI; (b) $75.0 million in senior notes to be issued by Holdings II; (c) approximately $42.0 million in additional term loan borrowings under the Amended and

Restated Credit Agreement; and (d) approximately $3.4 million from the exercise of stock options by management stockholders, which amounts will be used to pay
(x) a dividend of approximately $96.4 million on shares of Holdings II common stock to all holders of common stock of Holdings II; (y) a management bonus of $22.0 million to certain members of the Company's senior management; and (z) $40.0 million in fees and expenses, including among other items, $4.875 million in fees to Harvest Partners, and $15.0 million in fees to Investcorp. Certain payments will be made at a future date.

     In connection with the Transaction, the stockholders of Holdings II will enter into a stockholders agreement which will govern certain relationships among, and contains certain rights and obligations of, such stockholders (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, Harvest Partners will have the right to designate three members of a seven member board of directors of Holdings II and Investcorp will have the right to designate three of the seven members of the board of directors of Holdings II. An additional board seat will be occupied by the chief executive officer of AMI, who is currently Michael Caporale, Jr. The boards of directors of AMH, AMHI and AMI will have the same composition. Each of Harvest Partners and, collectively, the New Investors, will have a 50% voting interest in Holdings II. In addition, 10% of the non-voting common stock will be reserved for issuance under a Holdings II stock option plan to be executed in connection with this Transaction. The Stockholders Agreement will terminate and supercede the existing Amended and Restated Stockholders Agreement, dated March 4, 2004, by and among AMH and the existing stockholders of AMH.

     A copy of the Stock Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

     A copy of the Form of Amended and Restated Certificate of Incorporation of AMH Holdings, Inc. is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     A copy of the Form of Amended and Restated Certificate of Incorporation of AMH Holdings II, Inc. is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

     A copy of the Form of Restructuring Agreement is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Restructuring Agreement is qualified in its entirety by reference to the full text of the Restructuring Agreement.

     A copy of the Form of Stockholders Agreement is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the Form of Stockholders Agreement.

     On December 6, 2004, the Company issued a press release announcing that it had entered into the Stock Purchase Agreement. A copy of the press release is attached as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

ITEM 3.02 -- UNREGISTERED SALE OF EQUITY SECURITIES.

     The Convertible Preferred Stock will be sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The information under the caption "Stock Purchase Agreement" under Item 1.01 of this report is incorporated herein by reference.

ITEM 8.01 -- OTHER EVENTS.

     The information under the caption "Stock Purchase Agreement" under Item
1.01 of this report is incorporated herein by reference.

ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

        Exhibit 2.1    Stock Purchase Agreement, dated as of December 5, 2004, by and between AMH Holdings, Inc. and the other parties
                       signatory thereto
        Exhibit 99.1   Form of Amended and Restated Certificate of Incorporation of
                       AMH Holdings, Inc.
        Exhibit 99.2   Form of Amended and Restated Certificate of Incorporation of
                       AMH Holdings II, Inc.
        Exhibit 99.3   Form of Restructuring Agreement by and among AMH Holdings,
                       Inc and the other parties signatory thereto.
        Exhibit 99.4   Form of Stockholders Agreement by and among the stockholders of AMH Holdings II, Inc.
        Exhibit 99.5   Press Release issued December 6, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMH HOLDINGS, INC.

                                          By:     /s/ D. KEITH LAVANWAY
                                            ------------------------------------
                                              Name: D. Keith LaVanway
                                              Title:   Vice President-Finance,
                                                       Chief Financial Officer,
                                                       Assistant Treasurer and
                                                       Assistant Secretary

Dated: December 7, 2004

                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

================================================================================

                            STOCK PURCHASE AGREEMENT

                                  By and Among

                               AMH HOLDINGS, INC.,

               HARVEST PARTNERS, INC., as Sellers' Representative,

               Each of the Other Parties Named Herein as a Seller,

                                       And

                               AM HOLDING LIMITED,

                               AM EQUITY LIMITED,

                             AM INVESTMENTS LIMITED,

                            ASSOCIATED EQUITY LIMITED

                                       And

                         ASSOCIATED INVESTMENTS LIMITED

                                  as Purchasers

                          Dated as of December 5, 2004

================================================================================

                                TABLE OF CONTENTS

                                  PLEASE UPDATE

                                                                               Page
                                                                               ----
ARTICLE I DEFINITIONS.......................................................     3

    Section 1.1. Definitions................................................     3
    Section 1.2. Additional Defined Terms...................................     7
    Section 1.3. Construction...............................................     9
    Section 1.4. Exhibits and Disclosure Letters............................     9
    Section 1.5. Knowledge..................................................     9

ARTICLE II PURCHASE AND SALE OF PREFERRED STOCK.............................    10

    Section 2.1. Purchase and Sale of Preferred Stock.......................    10
    Section 2.2. Closing....................................................    10
    Section 2.3. Payment of Purchase Price; Delivery of Shares of
                   Preferred Stock..........................................    10

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................    11

    Section 3.1. Due Organization, Good Standing and Corporate Power........    11
    Section 3.2. Authorization; Noncontravention............................    11
    Section 3.3. Capital Stock..............................................    12
    Section 3.4. Consents and Approvals.....................................    13
    Section 3.5. Company Reports and Financial Statements...................    13
    Section 3.6. Absence of Certain Changes; Undisclosed Liabilities........    14
    Section 3.7. Compliance with Laws.......................................    15
    Section 3.8. Litigation.................................................    15
    Section 3.9. Employee Benefit Plans.....................................    15
    Section 3.10. Labor Matters.............................................    17
    Section 3.11. Taxes.....................................................    17
    Section 3.12. Intellectual Property.....................................    18
    Section 3.13. Broker's or Finder's Fee..................................    19
    Section 3.14. Certain Contracts and Arrangements........................    20
    Section 3.15. Environmental Laws and Regulations........................    20
    Section 3.16. Insurance.................................................    21
    Section 3.17. Restricted Payments.......................................    21
    Section 3.18. Exclusivity of Representations............................    21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EACH SELLER....................    22

    Section 4.1. Due Organization, Good Standing and Corporate Power........    22
    Section 4.2. Authorization; Noncontravention............................    22
    Section 4.3. Consents and Approvals.....................................    23
    Section 4.4. Ownership and Title........................................    23
    Section 4.5. Litigation.................................................    23

                            Stock Purchase Agreement

    Section 4.6. Broker's or Finder's Fee...................................    23
    Section 4.7. Exclusivity of Representations.............................    23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..................    23

    Section 5.1. Due Organization, Good Standing and Corporate Power........    23
    Section 5.2. Authorization; Noncontravention............................    24
    Section 5.3. Consents and Approvals.....................................    24
    Section 5.4. Broker's or Finder's Fee...................................    24
    Section 5.5. Funds......................................................    25
    Section 5.6. Litigation.................................................    25
    Section 5.7. Investment Intent..........................................    25
    Section 5.8. No Outside Reliance........................................    26
    Section 5.9. Purchaser Status...........................................    26
    Section 5.10. Exclusivity of Representations............................    26

ARTICLE VI ADDITIONAL AGREEMENTS............................................    26

    Section 6.1. Access to Information Concerning Properties and Records....    26
    Section 6.2. Confidentiality............................................    27
    Section 6.3. Conduct of the Business of the Company Pending the Closing
                   Date.....................................................    27
    Section 6.4. Commercially Reasonable Efforts............................    29
    Section 6.5. Exclusive Dealing..........................................    29
    Section 6.6. Antitrust Laws.............................................    30
    Section 6.7. Other Consents.............................................    30
    Section 6.8. Public Announcements.......................................    31
    Section 6.9. Notification of Certain Matters............................    31
    Section 6.10. Certain Transactions......................................    31
    Section 6.11. Fees......................................................    32
    Section 6.12. Charter Amendment.........................................    32
    Section 6.13. Ancillary Documents and Transactions......................    32
    Section 6.14. Appointment of Sellers' Representative....................    36
    Section 6.15. Bonus Payments; Acceleration of Options...................    37

ARTICLE VII CONDITIONS PRECEDENT............................................    38

    Section 7.1. Conditions to the Obligations of Each Party................    38
    Section 7.2. Conditions to the Obligations of the Purchasers............    39
    Section 7.3. Conditions to the Obligations of Sellers...................    41
    Section 7.4. Frustration of Closing Conditions..........................    41

ARTICLE VIII TERMINATION AND ABANDONMENT....................................    41

    Section 8.1. Termination................................................    41
    Section 8.2. Effect of Termination......................................    41

                            Stock Purchase Agreement

ARTICLE IX MISCELLANEOUS....................................................    42

    Section 9.1. Fees and Expenses..........................................    42
    Section 9.2. Survival of Representations, Warranties and Covenants......    42
    Section 9.3. Notices....................................................    42
    Section 9.4. Entire Agreement...........................................    44
    Section 9.5. Disclosure.................................................    44
    Section 9.6. Binding Effect; Benefit; Assignment........................    44
    Section 9.7. Amendment; Waiver..........................................    45
    Section 9.8. Counterparts...............................................    45
    Section 9.9. Applicable Law.............................................    45
    Section 9.10. Severability..............................................    45
    Section 9.11. Specific Enforcement......................................    46
    Section 9.12. Waiver of Jury Trial......................................    46
    Section 9.13. Rules of Construction.....................................    46
    Section 9.14. Additional Purchasers.....................................    46

       --         Form of Charter Amendment
Exhibit B         --       Form of Company Certificate of Designations
Exhibit C         --       Form of Harvest Promissory Note
Exhibit D         --       Form of Investcorp Promissory Note
Exhibit E         --       Form of Holdings Charter
Exhibit F         --       Holdings Certificate of Designations
Exhibit G         --       Form of Dividend Promissory Note
Exhibit H         --       Form of Management Bonus Promissory Note
Exhibit I         --       Form of Management Bonus Holdback Promissory Note
Exhibit J         --       Form of Holdings Option Plan
Exhibit K         --       Option Award Agreement
Exhibit L         --       Form of Harvest Management Agreement
Exhibit M         --       Form of Investcorp Management Advisory Agreement
Exhibit N         --       Form of Investcorp Financing Advisory Agreement
Exhibit O         --       Form of Investcorp M&A Advisory Agreement
Exhibit P         --       Form of Restructuring Agreement
Exhibit Q         --       Form of Holdings Stockholders Agreement
Exhibit R         --       Senior Credit Facility Commitment Letter
Exhibit S         --       Mezzanine Note Financing Commitment Letter
Exhibit T         --       Form of Transaction Fees Opinion
Exhibit U         --       Form of Solvency and Fairness Opinion
Exhibit V         --       Form of Joinder Agreement

                            STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of December 5, 2004 by and among (i) AMH Holdings, Inc., a Delaware corporation, (the "Company"), (ii) Harvest Partners, Inc., a New York corporation, as Sellers' Representative (the "Sellers' Representative"), (iii) each of the parties identified as a "Seller" in the first column of Schedule I hereto (each such party, a "Seller" and, collectively, the "Sellers"), (iv) AM Holding Limited, a Cayman Islands corporation, ("Purchaser I"), (v) AM Equity Limited, a Cayman Islands corporation ("Purchaser II"), (vi) AM Investments Limited, a Cayman Islands corporation ("Purchaser III"), (vii) Associated Equity Limited, a Cayman Islands corporation ("Purchaser IV") and (viii) Associated Investments Limited, a Cayman Islands corporation ("Purchaser V" and, collectively with Purchaser I, Purchaser II, Purchaser III and Purchaser IV, the "Purchasers" and, collectively with Sellers' Representative, Sellers and the Company, the "Parties").

                              W I T N E S S E T H:

          WHEREAS, the Sellers desire to restructure the Company to re-allocate the voting and non-voting capital stock of the Company among the Sellers;

          WHEREAS, pursuant to a resolution of the Board to be taken prior to the Closing, subject to Section 6.15 hereof, the vesting of 100% of the performance-based options (each a "Performance-Vested Option") to purchase shares of Class A Common Stock of the Company, par value $0.01 per share (the "Existing Class A Common Stock"), granted pursuant to the AMH Holdings, Inc. 2004 Option Plan (the "Company Option Plan") shall be accelerated and shall be exercisable as of immediately prior to the Closing;

          WHEREAS, immediately after the acceleration of the vesting of the Performance-Based Options, each holder of options granted pursuant to the Company Option Plan (each an "Option Exercise Seller") desires to exercise, in accordance with the terms of the Company Option Plan, all of his or her Performance-Vested Options and such amount of his or her time-based options to purchase Existing Class A Common Stock of the Company (such number of time-based options, with the Performance-Vested Options, the "Exercise Options") as is required in order to receive the number of shares of Existing Class A Common Stock of the Company (the "Option Exercise Shares") set forth on Schedule I hereto (all options to purchase shares of capital stock of the Company granted pursuant to the Company Option Plan other than the Exercise Options are collectively referred to herein as the "Unexercised Company Options");

          WHEREAS, each Seller (other than the Option Exercise Sellers) owns as of the date hereof, and each Option Exercise Seller will own upon the exercise of the Exercise Options, beneficially and of record (i) the number of shares of Existing Class A Common Stock set forth opposite the name of such Seller in the second column of Schedule I hereto and (ii) the number of shares of Class B Common Stock of the Company, par value $0.01 per share (the "Existing Class B Common Stock"), set forth opposite the name of such Seller in the third column of Schedule I hereto (the shares of Existing Class A Common Stock owned by the Management Sellers

                            Stock Purchase Agreement

(before giving effect to the exercise of Exercise Options held by the Management Sellers) are referred to herein as the "Management Shares");

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, prior to the Closing hereunder, the certificate of incorporation of the Company shall be amended and restated pursuant to Section 242 of the Delaware General Corporation Law (as amended, the "DGCL"), substantially in the form attached hereto as Exhibit A (the "Charter Amendment"), in order to reclassify (the "Reclassification"):

          (a) each outstanding share of Existing Class A Common Stock of the Company held by any Harvest-Related Seller as (i) one share of Class A, Series I (Voting) Convertible Preferred Stock of the Company, par value $0.01 per share (the "Voting Preferred Stock") and (ii) one share of Class B, Series I (Voting) Common Stock of the Company, par value $0.01 per share (the "Class B Voting Common Stock");

          (b) each outstanding share (other than any Option Exercise Shares and any Management Shares) of Existing Class A Common Stock or Existing Class B Common Stock of the Company, as applicable, held by Sellers who are not Harvest Related Sellers as (i) one share of Class A, Series II (Non-Voting) Convertible Preferred Stock of the Company, par value $0.01 per share (the "Non-Voting Preferred Stock" and, collectively with the Voting Preferred Stock, the "Preferred Stock") and (ii) one share of Class B, Series II (Non-Voting) Common Stock of the Company, par value $0.01 per share (the "Class B Non-Voting Common Stock" and, collectively with the Class B Voting Common Stock, the "Class B Common Stock");

          (c) each Option Exercise Share as two shares of Non-Voting Preferred Stock; and

          (d) each Management Share as two shares of Class B Non-Voting Common Stock.

          WHEREAS, the Charter Amendment shall create (i) a series of authorized common stock of the Company, the shares of which are issuable upon conversion of the Voting Preferred Stock, consisting of 500,000 shares of Class A, Series I (Voting) Common Stock of the Company, par value $0.01 per share (the "Class A Voting Common Stock" and (ii) a series of authorized common stock of the Company, the shares of which are issuable upon conversion of the Non-Voting Preferred Stock, consisting of 1,614,019 shares of Class A, Series II (Non-Voting) Common Stock of the Company, par value $0.01 per share (the "Class A Non-Voting Common Stock" and, collectively with the Class A Voting Common Stock, the "Class A Common Stock"; the Class A Common Stock and the Class B Common Stock, collectively, the "Common Stock");

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, prior to the Closing hereunder, the Company shall cause to be filed with the Secretary of State of the State of Delaware, pursuant to Section 151 of the DGCL, a Certificate of Designations substantially in the form attached hereto as Exhibit B (the "Company Certificate of Designations"), describing the powers, preferences and relative optional and other special rights and qualifications, limitations and restrictions pertaining to the Preferred Stock;

                            Stock Purchase Agreement

          WHEREAS, upon the effectiveness of the Charter Amendment and the Company Certificate of Designations and the exercise by each Option Exercise Seller of all of his or her Exercise Options, each Seller shall own, beneficially and of record, (i) the number of shares of Voting Preferred Stock set forth opposite the name of such Seller in the fourth column of Schedule I hereto, (ii) the number of shares of Non-Voting Preferred Stock set forth opposite the name of such Seller in the fifth column of Schedule I hereto, (iii) the number of shares of Class B Voting Common Stock set forth opposite the name of such Seller in the sixth column of Schedule I hereto and (iv) the number of shares of Class B Non-Voting Common Stock set forth opposite the name of such Seller in the seventh column of Schedule I hereto; and

          WHEREAS, upon the terms and subject to the conditions contained in this Agreement, the Sellers desire to sell to the Purchasers, and the Purchasers desire to purchase and acquire from the Sellers, all of the shares of Preferred Stock that will be owned by the Sellers at the Closing;

          NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties do hereby agree, intending to be legally bound, as follows:

                                   ARTICLE I

                                   DEFINITIONS

          Section 1.1. Definitions. When used in this Agreement, the following terms shall have their respective meanings as defined below.

          "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

          "AMHI" shall mean Associated Materials Holdings Inc., a Delaware corporation and a direct wholly-owned Subsidiary of the Company.

          "AMI" shall mean Associated Materials Incorporated, a Delaware corporation and a direct wholly-owned Subsidiary of AMHI.

          "AMI Indenture" shall mean the Indenture, dated as of April 23, 2002, between Wilmington Trust Company, as Trustee, and AMI, providing for the issuance of AMI's outstanding 9 3/4% Senior Subordinated Notes, due 2012, as amended, supplemented or otherwise modified.

                            Stock Purchase Agreement

          "Antitrust Authorities" shall mean the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States, the Commission of Competition appointed under the Competition Act and any other Governmental Entity having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws.

          "Antitrust Laws" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the Competition Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          "Applicable Seller Percentage" shall mean, with respect to each Seller, the applicable percentage figure set forth opposite the name of such Seller in the eighth column of Schedule I hereto.

          "Board" shall mean the Board of Directors of the Company.

          "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

          "Commission" shall mean the U.S. Securities and Exchange Commission.

          "Company Indenture" shall mean the Indenture, dated as of March 4, 2004, between Wilmington Trust Company, as Trustee, and the Company, providing for the issuance of the Company's outstanding 11 1/4% Senior Discount Notes, due 2014, as amended, supplemented or otherwise modified.

          "Competition Act" shall mean the Competition Act (Canada) as amended, and the regulations promulgated thereunder.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "GAAP" shall mean generally accepted accounting principles of the United States of America consistently applied, as in effect from time to time.

          "Governmental Entity" shall mean any domestic or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory agency or authority or any securities exchange.

          "Harvest" shall mean Harvest Partners, Inc., a New York corporation.

                            Stock Purchase Agreement

          "Harvest-Related Sellers" shall mean, collectively, Harvest Partners III, L.P., Harvest Partners III Beteilingungsgesellschaft Burgerlichen Rechts (Mit Haftungsbeschrankung), Harvest Partners IV, L.P. and Harvest Partners IV, GmbH & Co. KG.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indentures" shall mean the AMI Indenture and the Company Indenture, collectively.

          "Intellectual Property" shall mean any of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (a) patents and patent applications and rights in respect of utility models and industrial designs, (b) registered and unregistered trademarks and service marks, trade names and similar rights and applications to register any of the foregoing, (c) copyrights (whether registered or unregistered) and mask works, and applications for registration of copyrights or mask works, (d) internet domain names and (e) know-how, processes, technical data, specifications and other proprietary or confidential information that derives economic value from not being generally known to other persons who can obtain economic value through its disclosure.

          "Law" shall mean any statute, law, ordinance, rule or regulation of any Governmental Entity.

          "Material Adverse Effect" shall mean:

          (a) with respect to the Company, any event, circumstance, change, condition, development or occurrence, either individually or in the aggregate with all other events, circumstances, changes, conditions, developments or occurrences having, or that would reasonably be expected to have, a material adverse effect on the assets, liabilities, results of operations, financial condition or business of the Company and its Subsidiaries, taken as a whole; provided, that, none of the following shall, in any case, be deemed to constitute a "Material Adverse Effect," nor shall any of the following be considered in determining whether a "Material Adverse Effect" has occurred: (i) changes (x) in economic, financial market, regulatory or political conditions generally or (y) generally affecting the building products/siding and windows industry or principal markets in which Company or any of its Subsidiaries conducts business that, in the case of clause (y), do not adversely affect Company and its Subsidiaries, taken as a whole, disproportionately to other companies in the building products/siding and windows industry, (ii) changes in laws, rules, regulations, or orders of any Governmental Entity or interpretations thereof by any Governmental Entity or changes in accounting requirements or principles, (iii) the announcement or pendency of the transactions contemplated by this Agreement, (iv) the consummation of the transactions contemplated hereby or any actions by any of the Parties or the Company taken pursuant to this Agreement or in connection with the transactions contemplated hereby, or (v) any natural disaster or any act of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; in each case, which do not adversely affect Company and its Subsidiaries, taken as a whole, disproportionately to other Persons affected thereby.

                            Stock Purchase Agreement

          (b) with respect to any Seller, any change or effect having a material adverse effect on the ability of such Seller to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis; and

          (c) with respect to any Purchaser, any change or effect having a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

          "Management Sellers" shall mean, collectively, Michael Caporale, Jr., Kenneth L. Bloom, D. Keith LaVanway and Dennis W. Vollmershausen.

          "Net Debt" shall mean the consolidated indebtedness of the Company, net of cash and cash equivalents of the Company and its Subsidiaries, in each case immediately prior to, and without giving effect to, the Closing, as reflected in the Net Debt Certificate delivered by the Company to the Purchasers two Business Days prior to the Closing Date.

          "Net Debt Certificate" shall mean the certificate, prepared in good faith by the Company and signed by its Chief Financial Officer, setting forth the estimated Net Debt.

          "Note Purchaser" shall mean each purchaser of Mezzanine Notes pursuant to a Securities Purchase Agreement.

          "Order" shall mean any judgment, order, injunction, decree, writ, permit or license of any Governmental Entity or any arbitrator.

          "Person" shall mean and include an individual, a partnership, a limited liability partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a group and a Governmental Entity.

          "Purchase Price" shall mean $150,000,000 less 50% of the amount, if any, by which Net Debt exceeds $550,000,000.

          "Senior Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of August, 29, 2003 and as amended on March 4, 2004, among AMI, Gentek Building Products Limited, AMHI, the financial institutions and other Persons from time to time parties thereto, UBS AG, Stamford Branch, as the U.S. administrative agent and Canadian term administrative agent, Canadian Imperial Bank of Commerce, as the Canadian revolving administrative agent, Credit Suisse First Boston, acting through its Cayman Islands Branch, as the syndication agent, and CIBC World Markets Corp., as the documentation agent.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Significant Subsidiaries" shall mean AMHI, AMI, and Gentek Holdings, Inc. (and for purposes of Sections 3.7, 3.9, 3.10 and 3.11, Significant Subsidiaries shall be deemed to include Gentek Building Products Limited and Gentek Building Products Inc.).

                            Stock Purchase Agreement

          "Subsidiary" shall mean, with respect to any Person (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest.

          "Third Party" shall mean any Person other than a Party.

          "Transaction Documents" shall mean, collectively, the Restructuring Agreement, the Holdings Stockholders Agreement, the Investcorp Management Agreements and the Harvest Management Agreement.

          Section 1.2. Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below.

Defined Term                                Section              Defined Term                Section
Additional Purchasers                       Section 9.14         Holdings Option Plan        Section 6.13(b)
Agreement                                   Preamble             Holdings Stockholders       Section 6.13(a)(iii)
                                                                    Agreement
Amended and Restated Senior Credit          Section 7.1(c)       III                         Section 6.13(c)(ii)
   Agreement
AMHI                                        Section 6.13(a)      Investcorp Advisory         Section 6.13(c)(ii)
                                                                    Agreements
Balance                                     Section 6.13(a)      Investcorp Financing        Section 6.13(c)(ii)
                                                                    Advisory Agreement
Balance Payment Date                        Section 6.13(a)      Investcorp Management       Section 6.13(c)(ii)
                                                                    Advisory Agreement
Charter Amendment                           Recitals             Investcorp M&A Advisory     Section 6.13(c)(ii)
                                                                    Agreement
Citigroup                                   Section 3.13         Joinder Agreement           Section 9.14
Class A Common Stock                        Recitals             Liens                       Section 3.12(b)
Class A Non-Voting Common Stock             Recitals             Material Contracts          Section 3.14
Class A Voting Common Stock                 Recitals             Management Bonus            Section 6.13(a)
                                                                    Promissory Note
Class B Common Stock                        Recitals             Management Bonuses          Section 6.13(a)
Class B Non-Voting Common Stock             Recitals             Management Shares           Recitals
Class B Voting Common Stock                 Recitals             Mezzanine Notes             Section 7.1(a)
Closing                                     Section 2.2          Multiemployer Plan          Section 3.9
Closing Date                                Section 2.2          Non-Voting Preferred Stock  Recitals

                            Stock Purchase Agreement

Defined Term                                Section              Defined Term                Section
Closing Date Option Award Agreement         Section 6.13(c)(i)   Option(s)                   Section 3.3
Commission Filings                          Section 3.5(a)       Option Exercise Seller      Recitals
Common Stock                                Recitals             Option Exercise Shares      Recitals
                                                                 Parties                     Preamble
Company                                     Preamble             Performance Vested Options  Recitals
Company Certificate of Designation          Recitals             Permits                     Section 3.7(b)
Company Disclosure Letter                   Section 1.5          Preferred Stock             Recitals
Company Option Plan                         Recitals             Purchaser I                 Preamble
Company Property                            Section 3.15(b)      Purchaser II                Preamble
Confidentiality Agreement                   Section 6.2          Purchaser III               Preamble
Consent                                     Section 6.7          Purchaser IV                Preamble
Contracts                                   Section 3.14         Purchaser V                 Preamble
DGCL                                        Recitals             Purchasers                  Preamble
                                                                 Purchasers Fee              Section 6.11(b)
Dividend Promissory Note                    Section 6.13(a)      Reclassification            Recitals
Employee Benefit Plans                      Section 3.9          Registered IP               Section 3.12(a)
                                                                 Restructuring Agreement     Section 6.13(c)(iii)
End Date                                    Section 8.1(b)(ii)   Returns                     Section 3.11(a)
Environmental Law                           Section 3.15(b)      Restricted Payments         Section 6.13(a)
                                                                    Basket Amount
ERISA                                       Section 3.9          Securities Purchase         Section 7.1(c)
                                                                    Agreement
Exercise Options                            Recitals             Seller(s)                   Preamble
Existing Class A Common Stock               Recitals
Existing Class B Common Stock               Recitals
Existing Option Plan                        Recitals             Sellers' Representative     Preamble
Fee                                         Section 6.11         Solvency Opinion            Section 7.1(c)
                                                                 Taxes                       Section 3.11(a)
Filing(s)                                   Section 6.7          Time-Vested Options         Recitals
Harvest Fee                                 Section 6.11(a)      Transaction Dividend        Section 6.13(a)
Harvest Management Agreement                Section 6.13(c)(ii)  Transaction Fees Opinion    Section 7.1(c)
Hazardous Materials                         Section 3.15(b)      Unaudited Company Balance   Section 3.5(c)
                                                                    Sheet
Holdings                                    Section 6.13(a)      Unaudited Company Balance   Section 3.5(c)
                                                                    Sheet Date
                                                                 Unexercised Company         Recitals
                                                                    Options
Holdings Certificate of Designations        Section 6.13(a)      Voting Preferred Stock      Recitals
Holdings Charter                            Section 6.13(a)      Withholding Amount          Section 6.13(b)

                            Stock Purchase Agreement

          Section 1.3. Construction. In this Agreement, unless the context otherwise requires:

          (a) any reference in this Agreement to "writing" or comparable expressions includes a reference to facsimile transmission or comparable means of communication, but shall not refer to email or other electronic communication;

          (b) the phrases "delivered" or "made available", when used in this Agreement, shall mean that the information referred to has been physically or electronically delivered to the relevant parties (including, in the case of "made available" to Purchaser, material that has been posted, retained and thereby made available to Purchaser throughout the period commencing on October 4, 2004 through the Closing Date through the on-line "virtual data room" established by the Company through Citigroup);

          (c) words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

          (d) references to Articles, Sections, Exhibits, the preamble and recitals are references to articles, sections, exhibits, the preamble and recitals of this Agreement, and the descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement;

          (e) reference to "day" or "days" are to calendar days;

          (f) references to "the date hereof" shall mean as of the date of this Agreement;

          (g) the words "hereof", "herein", "hereto" and "hereunder", and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement;

          (h) this "Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

          (i) "include", "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import; and

          (j) references to dollars or "$" are to United States of America dollars.

          Section 1.4. Exhibits and Disclosure Letters. The Exhibits and the Company Disclosure Letter to this Agreement are incorporated into and form an integral part of this Agreement. If an Exhibit is a form of agreement, such agreement, when executed and delivered by the parties thereto, shall constitute a document independent of this Agreement.

                            Stock Purchase Agreement

          Section 1.5. Knowledge. When any representation, warranty, covenant or agreement contained in this Agreement is expressly qualified by reference to the "Knowledge of the Company" or words of similar import, it shall mean the actual knowledge of the individuals set forth in Section 1.5 of the disclosure letter delivered by the Company to Purchaser upon or prior to entering into this Agreement (the "Company Disclosure Letter").


                                   ARTICLE II

                      PURCHASE AND SALE OF PREFERRED STOCK

          Section 2.1. Purchase and Sale of Preferred Stock. On the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, assign and transfer to the Purchasers, and the Purchasers shall purchase and acquire from each Seller all of the shares of Preferred Stock owned by such Seller as of the Closing (as set forth opposite the name of such Seller in the fourth and fifth columns of Schedule I hereto) with the aggregate number of shares to be purchased by each such Purchaser as set forth on Schedule II hereto.

          Section 2.2. Closing. Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the purchase and sale of the Preferred Stock contemplated by Section 2.1 (the "Closing") shall take place at 10:00 A.M. at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036-2787, as soon as practicable, but in any event within three (3) Business Days after the last of the conditions set forth in Article VII shall have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing (but subject to the fulfillment or waiver of those conditions at the Closing), or at such other date, time or place as Sellers' Representative and the Purchasers shall agree in writing. The date on which the Closing occurs is herein referred to as the "Closing Date".

          Section 2.3. Payment of Purchase Price; Delivery of Shares of Preferred Stock.

          (a) The Company shall deliver to the Purchasers the Net Debt Certificate two Business Days prior to the Closing Date.

          (b) At the Closing, in full consideration for the purchase by the Purchasers of the shares of Preferred Stock to be purchased from each Seller, the Purchasers shall pay the Purchase Price to Sellers' Representative on behalf of the Sellers (for the ratable benefit of each Seller in accordance with its Applicable Seller Percentage) by wire transfer of immediately available funds to the account of Sellers' Representative designated in writing to the Purchasers at least two (2) Business Days prior to the Closing Date.

          (c) At the Closing, each Seller shall deliver to the Purchaser I, on behalf of all Purchasers (and each Purchaser hereby agrees that such delivery to Purchaser I shall constitute delivery to such Purchaser of its applicable number of shares of Preferred Stock), all certificates representing the shares of Preferred Stock owned by such Seller, each duly endorsed in blank or accompanied by either stock powers duly executed in blank by such Seller or such other

                            Stock Purchase Agreement
instruments of transfer as are reasonably acceptable to the Purchasers, with all necessary transfer tax and other revenue stamps, affixed and canceled.

          (d) At the Closing, Sellers' Representative shall pay to each Seller, by wire transfer of immediately available funds to the account of such Seller designated in writing to Sellers' Representative at least two Business Days prior to the Closing Date, an amount equal to the Purchase Price multiplied by such Seller's Applicable Seller Percentage.

          (e) Upon the surrender by Purchaser I to the Company of the certificates representing the shares of Preferred Stock delivered to Purchaser I pursuant to Section 2.3(c), the Company shall, at the Closing, (i) cause such certificates to be duly canceled, (ii) deliver to the Purchasers one or more certificate(s), issued in the names of the Purchasers and representing, in the aggregate, the number of shares of Preferred Stock purchased by each Purchaser pursuant to Section 2.3(b), as set forth in Schedule II hereto and (iii) cause the books and records of the Company to reflect the record ownership by each Purchaser of such shares of Preferred Stock.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Section 3. The Company hereby represents and warrants to the Purchasers (and, solely with respect to the representations and warranties contained in Sections 3.1, 3.2 and 3.4, to the Sellers), except (a) as set forth in the Company Disclosure Letter or (b) as disclosed in any Commission Filings filed or amended prior to the date hereof, if the applicability of any such disclosure in the Commission Filings to the subject matter of any representation and warranty contained in this Article III is reasonably apparent, as follows:

          Section 3.1. Due Organization, Good Standing and Corporate Power. Each of the Company and its Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such Person has all requisite power (corporate or otherwise) and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing does not have a Material Adverse Effect on the Company. The Company has made available to Purchasers prior to the date hereof complete and correct copies of the Company's certificate of incorporation and the Company's By-laws and the comparable governing documents of each of its Significant Subsidiaries, in each case, as amended and in full force and effect as of the date hereof.

          Section 3.2. Authorization; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to be executed and delivered by the Company, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, and of each other Transaction Document

                            Stock Purchase Agreement
to be executed and delivered by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board and, except as contemplated by Section 6.12, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each other Transaction Document to be executed and delivered by the Company, when delivered in accordance with the terms hereof, will be, duly executed and delivered by the Company and, assuming that this Agreement and each other Transaction Document constitutes a valid and binding obligation of each other party thereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Except as set forth in Section 3.2 of the Company Disclosure Letter, the execution and delivery and performance of this Agreement by the Company do not, and the execution and delivery and performance by the Company of each other Transaction Document to be executed and delivered by the Company, will not (a) conflict with any of the provisions of the certificate of incorporation or by-laws or other equivalent charter documents, as applicable, of the Company or any of its Significant Subsidiaries, in each case, as amended to the date of this Agreement, (b) conflict with or result in a breach of, or default under (with or without notice or lapse of time, or both), any contract, agreement, indenture, mortgage, deed of trust, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company, any of its Significant Subsidiaries or any of their respective assets are bound or subject or (c) subject to the consents, approvals, authorizations, declarations, filings and notices referred to in
Section 3.4, contravene any domestic or foreign Law or any Order currently in effect, which, in the case of clauses (b) and (c) above, would have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.3. Capital Stock. (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 2,500,000 shares of Existing Class A Common Stock, (ii) 2,500,000 shares of Existing Class B Common Stock and (iii) 3,000,000 shares of the 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share. As of the date hereof, (w) 1,672,352 shares of Existing Class A Common Stock are issued and outstanding, (x) 19,118 shares of Existing Class B Common Stock are issued and outstanding, (y) no shares of Preferred Stock are issued and outstanding and (z) 422,549 shares of Existing Class A Common Stock are subject to issuance upon exercise of Exercise Options. All issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights. Except as set forth in this Section 3.3, as of the date hereof, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. Except as described in this Section 3.3, as set forth in Section
3.3 of the Company Disclosure Letter or as contemplated by this Agreement, the Company is not party to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which obligates the Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock of the Company.

                            Stock Purchase Agreement

          (b) Immediately after the Reclassification, the shares of Class B Common Stock and the shares of Preferred Stock held by each Seller will be duly authorized, validly issued, fully-paid and nonassessable. The shares of Preferred Stock that are being purchased by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of the Charter Amendment and this Agreement, and the shares of Class A Common Stock, when issued upon the conversion of the Preferred Stock in accordance with the terms of the Company Certificate of Designations, will be duly authorized, validly issued, fully-paid, and nonassessable.

          (c) After giving effect to the transactions contemplated by this Agreement and the Restructuring Agreement, assuming that the Holdings Charter and the Holdings Certificate of Designations are accepted for filing by the Secretary of State of the State of Delaware, and upon the exercise by each Option Exercise Seller of all of his or her Exercise Options, the authorized, issued and outstanding equity capitalization of Holdings at the Closing will be as set forth on Schedule I.

          Section 3.4. Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or any other third party is required with respect to the Company or any of its Significant Subsidiaries in connection with the execution and delivery by the Company of this Agreement or any other Transaction Document to be executed and delivered by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except for (a) compliance with any applicable requirements of the Securities Act and the Exchange Act, (b) compliance with any applicable requirements of any applicable state securities, blue sky or takeover laws, (c) those set forth in Section 3.4 of the Company Disclosure Letter and (d) any other consents, filings, authorizations or approvals which, if not made or obtained, would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.5. Company Reports and Financial Statements. (a) Since May 17, 2004, AMI has filed all material forms, reports, schedules, statements and other documents with the Commission relating to periods commencing on or after such date required to be filed by it pursuant to the Exchange Act as in effect on the dates of such filings and the rules and regulations of the Commission thereunder in effect on such dates and applicable to such filings (such forms, reports, schedules, statements and other documents (including all exhibits and schedules thereto and documents incorporated by reference therein), in each case, as amended, being hereinafter referred to as the "Commission Filings"), and, as of their respective dates, the Commission Filings complied in all material respects with all applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, except to the extent superceded or amended by a Commission Filing filed subsequently but prior to the date hereof. The Commission Filings do not, as of the date of the effectiveness of the Registration Statement on Form S-4 filed with the Commission on May 14, 2004 and as of the date of filing in the case of any other Commission Filings, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except as set forth in or amended by a subsequent Commission Filing.

                            Stock Purchase Agreement

          (b) Each of the consolidated financial statements of AMI contained in the Commission Filings have been prepared in accordance with GAAP (except (i) as may be indicated therein or in the notes or schedules thereto and (ii) in the case of unaudited quarterly financial statements, as permitted by the rules and regulations of the Commission) and present fairly, in all material respects, the consolidated financial position of AMI as of the dates thereof and the consolidated results of its operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustment).

          (c) The Company has heretofore delivered or caused to be delivered to Purchasers (i) the audited consolidated balance sheet of AMHI and its Subsidiaries as at January 3, 2004, and the related audited combined statements of operations, shareholders' equity and cash flows for the fiscal year then ended, all certified by the auditors, (ii) the unaudited consolidated balance sheet of AMHI and its Subsidiaries as at October 2, 2004 and the related unaudited consolidated statements of operations, shareholders' equity and cash flows for the nine (9) month period then ended (the unaudited consolidated balance sheet of AMHI and its Subsidiaries as at October 2, 2004 (the "Unaudited Company Balance Sheet Date") is hereinafter referred to as the "Unaudited Company Balance Sheet") and (iii)(x) the unaudited balance sheet of the Company as at October 2, 2004 and (y) the related unaudited statements of operations, shareholders' equity and cash flows for the nine (9) month period then ended on a pro forma basis. The financial statements referred to in this clause (c) (other than the financial statements referred to in subclause (iii)(y) of this clause (c)), including the footnotes thereto, except as described therein, have been prepared in accordance with GAAP consistently followed throughout the periods indicated and present in all material respects the consolidated financial position and consolidated results of operation of AMHI and its Subsidiaries or the Company, as the case may be, as of the dates and for the periods indicated (except, in the case of the unaudited financial statements, for the absence of notes thereto and subject to year-end adjustments and otherwise described therein).

          Section 3.6. Absence of Certain Changes; Undisclosed Liabilities. (a) Since the Unaudited Company Balance Sheet Date, (i) the businesses of the Company and each of its Significant Subsidiaries have been conducted in all material respects in the ordinary course and (ii) except as set forth in Section
3.6 of the Company Disclosure Letter, neither the Company nor any of its Significant Subsidiaries have:

          (A) materially increased the compensation of any officer or granted any general salary or benefits increase to their respective employees, other than in the ordinary course of business;

          (B) acquired any business or Person, by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, or entered into any contract, letter of intent or similar arrangement with respect to the foregoing;

          (C) changed their accounting principles, practices or methods except as required by Law or GAAP;

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

          (D) made any material Tax election or settlement and/or compromise of any material Tax liability or incurred any material liability for Taxes other than in the ordinary course of business or filing of a claim for refund of an amount of Taxes; or

          (E) incurred any material liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities disclosed on the Unaudited Company Balance Sheet, (ii) liabilities that would not be required under GAAP to be reflected on the Unaudited Company Balance Sheet or in the footnotes thereto, (iii) liabilities incurred in connection with the performance of the Transaction Documents and (iv) liabilities incurred in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries.

          (b) Since January 3, 2004, there has not been a Material Adverse Effect on the Company.

          Section 3.7. Compliance with Laws. (a) The operations of the Company and its Significant Subsidiaries are not being conducted in violation of any Law or Order applicable to the Company or its Significant Subsidiaries, except for violations that do not have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (b) The Company and its Significant Subsidiaries hold all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Entities (the "Permits") that are necessary for the operation of the business of the Company and/or its Significant Subsidiaries as now conducted, except to the extent that any such failure to hold Permits or any such default does not have, individually or in the aggregate, a Material Adverse Effect on the Company. As of the date of this Agreement, no suspension or cancellation of any of the Permits is pending or, to Knowledge of the Company, threatened in writing, except where the suspension or cancellation of any of the Permits, individually or in the aggregate, does not have a Material Adverse Effect on the Company.

          Section 3.8. Litigation. Except as set forth in Section 3.8 of the Company Disclosure Letter, as of the date of this Agreement, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding (or to the Knowledge of the Company, any investigation) by or before any Governmental Entity, pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of their respective properties or rights which would have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 3.9. Employee Benefit Plans. Each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other material benefit, severance, termination, retention, change in control, employment, stock option, stock purchase and stock-based or compensation plan, program or arrangement maintained by the Company and/or any of its Significant Subsidiaries, or to which the Company and/or any of its Significant Subsidiaries contributes (or has an obligation to contribute) or is a party (collectively, the "Employee Benefit Plans") is listed in Section 3.9 of the Company Disclosure Letter. Except as set forth in Section 3.9 of the Company Disclosure Letter: (a) each Employee Benefit Plan (other than any Employee Benefit Plan that is a

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

"multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan")) is in material compliance with applicable Law and has been administered and operated in all material respects in accordance with its terms; (b) each Employee Benefit Plan (other than any Multiemployer Plan) which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received, or has timely requested, a favorable determination letter from the Internal Revenue Service and, to the Knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to result in the revocation of any such determination; (c) no Employee Benefit Plan covered by Title IV of ERISA (other than any Multiemployer Plan) has been terminated and no proceedings have been instituted to terminate or appoint a trustee to administer any such plan; (d) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Benefit Plan covered by Title IV of ERISA (other than any Multiemployer Plan), other than with respect to the transactions contemplated by this Agreement; (e) no Employee Benefit Plan (other than any Multiemployer Plan) subject to Section 412 of the Code or
Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA; (f) neither the Company nor any of its Significant Subsidiaries, nor, to the Knowledge of the Company, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan that would reasonably be expected to result in the imposition of a penalty pursuant to
Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code, which would result in a material liability of the Company; (g) the Company and its Significant Subsidiaries have made all contributions to each Multiemployer Plan required by the terms of each such Multiemployer Plan or any applicable collectively bargained agreement; (h) neither the Company nor any of its Significant Subsidiaries has, to the Knowledge of the Company, incurred any unsatisfied withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA to any Multiemployer Plan; (i) no claim, action or litigation has been made, commenced or, to the Knowledge of the Company, threatened in writing with respect to any Employee Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of such denied claims), which would result in a material liability of the Company; (j) all contributions required to be made as of the date of this Agreement to the Employee Benefit Plans have been made or provided for; (k) there are no pending, nor has Company or any Significant Subsidiary received, written notice of any threatened, audits, investigations or administrative proceedings against or otherwise involving any of the Employee Benefit Plans (other than routine claims for benefits that could not, individually, or in the aggregate, reasonably be expected to result in a material liability of the Company or a Significant Subsidiary); (l) the number of employees for which Company and its Significant Subsidiaries contribute to Multiemployer Plans does not exceed 100 employees as of the date of this Agreement, and the aggregate contributions of the Company and its Significant Subsidiaries to all such Multiemployer Plans for the calendar year 2003 did not exceed $200,000; (m) the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the payment or acceleration of any benefits or amounts under any Employee Benefit Plan; (n) except for continuation health coverage required under applicable law, the Company and its Significant Subsidiaries have no present or future obligation to make any material payment to or under any "employee welfare plan" (as defined in Section 3(1) of ERISA) which provides benefits to retirees or to otherwise provide post-employment or

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

retiree health, life insurance or other welfare benefits; and (o) there has been no partial wind-up of any Canadian pension plan that could subject the Company, any of its Subsidiaries or any such plan to material liability.

          Section 3.10. Labor Matters. As of the date of this Agreement, except as set forth in Section 3.10 of the Company Disclosure Letter, no employee of the Company nor any of its Significant Subsidiaries is represented by any union or any collective bargaining agreement. As of the date of this Agreement, no labor organization and, to the Knowledge of the Company, no group of employees of the Company or any of its Significant Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Except for such matters which do not have, individually or in the aggregate, a Material Adverse Effect on the Company, as of the date of this Agreement, there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of Company, threatened against the Company or its Significant Subsidiaries relating to their respective businesses.

          Section 3.11. Taxes. (a) Tax Returns. The Company and each of its Significant Subsidiaries has filed or caused to be filed, or shall file or cause to be filed all material returns, statements, forms and reports (including amendments thereto) for Taxes (the "Returns") that are required to be filed by, or with respect to, the Company and its Significant Subsidiaries on or prior to the Closing Date (taking into account any applicable extension of time within which to file). "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including all United States federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

          (b) Payment of Taxes. All material Taxes and material Tax liabilities of the Company and its Significant Subsidiaries that are due and payable on or prior to the Closing Date have been (or will be) paid on or prior to the Closing Date or accrued on the books and records of the Company and its Significant Subsidiaries in accordance with GAAP.

          (c) Other Tax Matters. Except as set forth in Section 3.11(c) of the Company Disclosure Letter:

          (i) neither the Company nor any of its Significant Subsidiaries is currently the subject of an audit or other examination (or has, to the Knowledge of the Company, received written notice of any threatened audit or examination) of Taxes by the tax authorities of any nation, state or locality nor has the Company or any of its Significant Subsidiaries received any written notices from any taxing authority relating to any issue which could materially affect the Tax liability of such Company or any of its Significant Subsidiaries;

                            Stock Purchase Agreement

          (ii) neither the Company nor any of its Significant Subsidiaries has
     (A) entered into a written agreement or waiver extending any statute of limitations relating to the payment or collection of a material amount of Taxes of the Company or any of its Significant Subsidiaries that has not expired or (B) is presently contesting the material Tax liability of the Company or any of its Significant Subsidiaries before any court, tribunal or agency;

          (iii) all material Taxes that the Company or any of its Significant Subsidiaries is (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party have been duly withheld or collected, and have been paid over to the proper authorities to the extent due and payable;

          (iv) the Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A) of the Code;

          (v) neither the Company nor any of its Significant Subsidiaries has taken any reporting position on a Tax Return, which reporting position (a) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local or foreign Tax law), and (b) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or similar provision of state, local or foreign Tax law); and

          (vi) neither the Company nor any of its Significant Subsidiaries has any liability for Taxes of any person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income Tax Returns of which the Company is the common parent) under Treasury Regulation Section 1.1502-6 (or similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

          Section 3.12. Intellectual Property. (a) Section 3.12(a) of the Company Disclosure Letter sets forth an accurate and complete list of all registered trademarks and registered servicemarks, patents, and registered copyrights, and any pending applications to register any of the foregoing (including any pending patent applications), owned (in whole or in part) by the Company or any of its Significant Subsidiaries (including registered copyrights that are exclusively licensed from third parties), identifying for each whether it is owned by or, in the case of registered copyrights, exclusively licensed to the Company or the relevant Significant Subsidiary (the Intellectual Property required to be listed in Section 3.12(a) of the Disclosure Schedule being referred to as the "Registered IP"). Except as set forth in Section 3.12(a) of the Company Disclosure Letter or as would not have a Material Adverse Effect on the Company, no Registered IP is or has been involved in any interference, reissue, reexamination, opposition or cancellation proceeding.

                            Stock Purchase Agreement

          (b) Except as set forth in Section 3.12(b) of the Company Disclosure Letter or as does not have a Material Adverse Effect on the Company, the Company or one of its Significant Subsidiaries owns or possesses adequate licenses or other valid rights to use, free and clear of any and all liens, security interests, charges, pledges, encumbrances, restrictions or other adverse claims or interests of any kind or nature ("Liens"), all Registered IP and all other material Intellectual Property used in the business of the Company or any of its Significant Subsidiaries, which constitutes all of the material Intellectual Property that is necessary for the conduct of the Company's or its Significant Subsidiaries' businesses as currently conducted.

          (c) Except as set forth in Section 3.12(c) of the Company Disclosure Letter or as would not have a Material Adverse Effect on the Company, neither the Company nor any of its Significant Subsidiaries has received any written notice or written claim challenging the ownership, use, validity or enforceability of any Registered IP or of any other material Intellectual Property used by the Company or any of its Significant Subsidiaries.

          (d) Except as set forth in Section 3.12 of the Company Disclosure Letter, each of the Company and its Significant Subsidiaries has taken commercially reasonable steps to (i) protect its rights in its material Intellectual Property and (ii) maintain the confidentiality of all information that constitutes a material trade secret of the Company or any such Significant Subsidiary.

          (e) Except as does not have a Material Adverse Effect on the Company,
(i) the Registered IP is valid and subsisting and, to the Knowledge of the Company, enforceable and (ii) the Company has not taken any action or failed to take any action that reasonably would be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Registered IP.

          (f) Except as does not have a Material Adverse Effect on the Company, the operation of the business of the Company and its Significant Subsidiaries, has not infringed upon or misappropriated any Intellectual Property of any Third Party, and neither the Company nor any of its Significant Subsidiaries has received any written notice or written claim asserting that any such infringement or misappropriation is or may be occurring or has or may have occurred. To the Knowledge of the Company, no Third Party is misappropriating or infringing any Intellectual Property owned by or exclusively licensed to the Company or any of its Significant Subsidiaries, which misappropriation or infringement has a Material Adverse Effect on the Company.

          (g) Except as set forth in Section 3.12 of the Company Disclosure Letter, neither the Company nor any of its Significant Subsidiaries has granted any exclusive license with respect to any material Intellectual Property owned by such Person.

          Section 3.13. Broker's or Finder's Fee. Except for (i) the fees of Citigroup Global Markets Inc. ("Citigroup") (whose fees and expenses shall be paid by the Company in accordance with the Company's agreement with such firm) and (ii) the fees payable to Harvest pursuant to Section 6.11(a) and (iii) the fees payable to Purchaser pursuant to Section 6.11(b), no agent, broker, Person or firm acting on behalf of the Company is, or shall be, entitled to any

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

broker's fees, finder's fees or commissions from the Company or any of its Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby.

          Section 3.14. Certain Contracts and Arrangements. (a) As of the date hereof, other than those Contracts that are set forth in Section 3.14 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any legally enforceable contracts, agreements, arrangements or instruments ("Contracts") of the following nature (collectively, the "Material Contracts"):

          (i) Contracts that are required to be filed as an exhibit to a Commission Filing (including Contracts in existence on the date of this Agreement that would be required to be filed as an exhibit to future filings with the Commission under the Exchange Act);

          (ii) Contracts outside the ordinary course of business involving payments by or to the Company or any Subsidiary of more than $500,000 in the year ending December 31, 2004 or in any 12-month period after the date hereof;

          (iii) Contracts that materially restrain, limit or impede the Company's or its Significant Subsidiaries' ability to compete with or conduct any business or line of business; and

          (iv) any contract for the employment of any officer, employee or consultant (other than any contract which is terminable without liability upon notice of 180 days or less), or any contract of employment with a former officer, employee or consultant, pursuant to which, in any case, payments in excess of $100,000 in any twelve month period are required to be made by the Company or any Subsidiary after the date hereof.

          (b) Except as does not have a Material Adverse Effect on the Company,
(i) each of the Material Contracts is in full force and effect and (ii) neither the Company nor any of its Significant Subsidiaries is in breach of or default under any Material Contract. For all purposes of this Agreement, any collective bargaining agreement to which the Company or any of its Significant Subsidiaries is a party shall not be deemed to be a "Material Contract".

          Section 3.15. Environmental Laws and Regulations. (a) Except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) the Company and its Significant Subsidiaries are and have been in compliance with all applicable Environmental Laws and have obtained and are in compliance with all Permits required of them under such Environmental Laws, (ii) there are no suits, actions, claims or proceedings pending, or, to the Knowledge of the Company, threatened against the Company or its Significant Subsidiaries, any Company Property or any Person whose liability for such matters the Company may have retained or assumed either contractually or by law under any Environmental Law and (iii) other than as set forth in Section 3.15(a) of the Company Disclosure Letter, there are no facts, circumstances or conditions relating to the past or present business or operations of the Company or its Significant Subsidiaries, to any Company Property or to any Person whose liability for such matters the Company may have retained or assumed either contractually or by

                            Stock Purchase Agreement
law, including, without limitation, any manufacture, use, transport, treatment, storage, disposal, release, or threatened release of Hazardous Materials, that could give rise to any claim under any Environmental Law.

          (b) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Company Property" shall mean any real property and improvements thereon currently owned, leased or operated by the Company or its Significant Subsidiaries, (ii) "Environmental Law" shall mean any Law, Order or other requirement of Law, including any principle of common law, relating to the protection of human health or the environment, including but not limited to Laws regarding the manufacture, use, transport, treatment, storage, disposal, release or threatened release of Hazardous Materials; and (iii) "Hazardous Materials" shall mean any solid waste, hazardous waste, pollutant, hazardous substance, toxic substance, petroleum products, asbestos, urea formaldehyde insulation, polychlorinated biphenyls or any substance listed, classified or regulated as hazardous or toxic under such Law, Order or other requirement of any Environmental Law.

          (c) The consummation of the transactions contemplated by this Agreement does not require any approvals under the New Jersey Industrial Site Recovery Act.

          (d) The representations and warranties in this Section 3.15 are the sole and exclusive representations and warranties of the Company concerning environmental matters.

          Section 3.16 Insurance. The Company and its Significant Subsidiaries maintain insurance policies of the type and in such amounts as the Company reasonably believes is appropriate for the conduct of the business or the ownership and operation of the assets of Company and its Significant Subsidiaries. All such insurance policies are in full force and effect in all material respects. Neither Company nor any Significant Subsidiary has received any written notice of cancellation or modification in coverage amounts of any such insurance policies.

          Section 3.17. Restricted Payments. As of the Closing Date, Restricted Payments (as such term is defined in the AMI Indenture) in an aggregate amount of $41,100,000 may be paid under Section 4.04(a)(3) of the AMI Indenture and no Restricted Payments (as so defined) have been made under Section 4.04(b)(9) of the AMI Indenture. After giving effect to the Amended and Restated Senior Credit Agreement permitting such payments to be made, as of the Closing Date, Restricted Payments (as such term is defined in the Company Indenture) in an aggregate amount of $42,300,000 may be paid under Section 4.04(a)(3) of the Company Indenture and no Restricted Payments (as so defined) have been made under Section 4.04(b)(6) of the Company Indenture.

          Section 3.18 Exclusivity of Representations. THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS ARTICLE III ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY WITH RESPECT TO THE COMPANY AND ITS SUBSIDIARIES, INCLUDING THE ASSETS OF EACH OF THEM. THE COMPANY HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ITSELF OR ANY OF ITS SUBSIDIARIES. THE COMPANY IS NOT, DIRECTLY OR INDIRECTLY, MAKING ANY

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

REPRESENTATIONS OR WARRANTIES REGARDING ANY PRO-FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

          Section 4. Each Seller hereby severally (as to such Seller only and not jointly) represents and warrants to the Purchasers as follows:

          Section 4.1. Due Organization, Good Standing and Corporate Power. Such Seller is a corporation duly incorporated (or, if not a corporation, duly organized), validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction in which it is incorporated (or, if not a corporation, organized).

          Section 4.2. Authorization; Noncontravention. Such Seller has the requisite power and authority to execute and deliver this Agreement and each other Transaction Document to be executed and delivered by such Seller, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, and of each other Transaction Document to be executed and delivered by such Seller, and the consummation by such Seller of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action (corporate or otherwise) on the part of such Seller, and no other action (corporate or otherwise) on the part of such Seller is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by such Seller and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each other Transaction Document to be executed and delivered by such Seller, when delivered in accordance with the terms hereof, will be, duly executed and delivered by such Seller and, assuming that this Agreement and each such other Transaction Document constitutes a valid and binding obligation of each other party thereto, constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery and performance of this Agreement by such Seller do not, and the execution and delivery and performance by such Seller of each other Transaction Document to be executed and delivered by such Seller will not, (a) conflict with any of the provisions of the certificate of incorporation or by-laws or other equivalent charter documents, as applicable, of such Seller, as amended to the date of this Agreement, (b) conflict with or result in a breach of, or default under, any material Contract to which such Seller is a party or by which such Seller or any of its assets are bound or subject or (c) subject to the consents, approvals, authorizations, declarations, filings and notices referred to in Section 4.3, contravene any domestic or foreign Law or any Order currently in effect, which, in the case of clauses (b) and (c) above, would have, individually or in the aggregate, a Material Adverse Effect on such Seller.

                            Stock Purchase Agreement

          Section 4.3. Consents and Approvals. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity or any other Third Party, is required with respect to such Seller in connection with the execution and delivery by such Seller of this Agreement and each other Transaction Document to be executed and delivered by such Seller or the consummation by such Seller of the transactions contemplated hereby or thereby, except for (a) compliance with any applicable requirements of the Securities Act and the Exchange Act, (b) compliance with any applicable requirements of any applicable state securities, blue sky or takeover laws and
(c) any other consents, filings, authorizations or approvals which, if not made or obtained, would not have, individually or in the aggregate, a Material Adverse Effect on such Seller.

          Section 4.4. Ownership and Title. As of the date hereof, such Seller is the record and beneficial owner of the number of shares of Class A Common Stock and Class B Common Stock set forth opposite the name of such Seller in the second column of Schedule I hereto, and has good title to such shares, free and clear of any Liens.

          Section 4.5. Litigation. As of the date of this Agreement, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before any Governmental Entity, pending, or, to the knowledge of such Seller, threatened, against or affecting such Seller or any of its properties or rights which would have, individually or in the aggregate, a Material Adverse Effect on such Seller.

          Section 4.6. Broker's or Finder's Fee. No agent, broker, Person or firm acting on behalf of such Seller is, or shall be, entitled to any broker's fees, finder's fees or commissions for which the Company or Purchaser may be liable in connection with this Agreement or any of the transactions contemplated hereby.

          Section 4.7. Exclusivity of Representations. THE REPRESENTATIONS AND WARRANTIES MADE BY EACH SELLER IN THIS ARTICLE IV ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY SUCH SELLER. EACH SELLER HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ITSELF, THE COMPANY OR ANY OF THE COMPANY'S SUBSIDIARIES.


                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Section 5. Each Purchaser hereby severally (and not jointly) represents and warrants to each Seller and the Company as follows:

          Section 5.1. Due Organization, Good Standing and Corporate Power. Each Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its

                            Stock Purchase Agreement

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

business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed and in good standing does not have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

          Section 5.2. Authorization; Noncontravention. Each Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to be executed and delivered by such Purchaser, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, and of each other Transaction Document to be executed and delivered by each Purchaser, and the consummation by each Purchaser of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary action (corporate or otherwise) on the part of Purchaser, and no other action (corporate or otherwise) on the part of such Purchaser is necessary to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents by such Purchaser and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each other Transaction Document to be executed and delivered by such Purchaser, when delivered in accordance with the terms hereof, will be, duly executed and delivered by Purchaser and, assuming that this Agreement and each such other Transaction Document constitutes a valid and binding obligation of each other party thereto, constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery and performance of this Agreement by such Purchaser do not, and the execution and delivery and performance by such Purchaser of each other Transaction Document to be executed and delivered by such Purchaser will not, (a) conflict with any of the provisions of the certificate of incorporation or by-laws or other equivalent charter documents, as applicable, of such Purchaser , as amended to the date of this Agreement, (b) conflict with or result in a breach of, or default under, any material Contract to which such Purchaser is a party or by which such Purchaser or any of its assets are bound or subject or (c) subject to the consents, approvals, authorizations, declarations, filings and notices referred to in Section 5.3, contravene any domestic or foreign Law or any Order currently in effect, which, in the case of clauses (b) and (c) above, would have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

          Section 5.3. Consents and Approvals. No Consent or Filing of or with any Governmental Entity or any other Third Party is required by or with respect to Purchaser in connection with the execution and delivery by Purchaser of this Agreement and each other Transaction Document to be executed and delivered by Purchaser or the consummation by Purchaser of any of the transactions contemplated hereby or thereby, except for (a) compliance with any applicable requirements of any applicable state securities, blue sky or takeover laws and
(b) any other consents, filings, approvals, authorizations or notices which, if not made or obtained, would not have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

          Section 5.4. Broker's or Finder's Fee. No agent, broker, Person or firm acting on behalf of the Purchasers is or shall be entitled to any fee, commission or broker's or finder's fees

                            Stock Purchase Agreement

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

in connection with this Agreement or any of the transactions contemplated hereby from any of the other parties hereto or from any Affiliate of the other parties hereto, other than the fees payable by AMI to an Affiliate of the Purchasers pursuant to Section 6.11(b).

          Section 5.5. Funds. At the Closing, the Purchasers will have cash on hand in an aggregate amount sufficient to enable the Purchasers to timely perform their obligations hereunder, including to pay the Purchase Price at the Closing pursuant to Section 2.3.

          Section 5.6. Litigation. There is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before any Governmental Entity pending or, to the knowledge of each Purchaser, threatened, against or affecting such Purchaser or any of its properties or rights which would have, individually or in the aggregate, a Material Adverse Effect on such Purchaser.

          Section 5.7. Investment Intent. (a) Each Purchaser is acquiring the shares of Preferred Stock hereunder for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling any shares of Preferred Stock (or any shares of Common Stock into which such Preferred Stock may be convertible) in violation of the federal securities Laws or any applicable foreign or state securities Law.

          (b) Each Purchaser qualifies as an "accredited investor," as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

          (c) Each Purchaser understands that the shares of Preferred Stock to be acquired by it pursuant to the terms of this Agreement (and any shares of Common Stock into which such Preferred Stock may be convertible) involve substantial risk. Each Purchaser is a highly sophisticated investor, and it and its officers have substantial and sufficient experience in financial, tax and business matters and in making investments of the type contemplated by this Agreement (including investments in securities and equity interests of companies such as the Company and its Subsidiaries) that such Purchaser is capable of evaluating the merits and risks of acquiring the shares of Preferred Stock to be acquired by such Purchaser hereunder (and any shares of Common Stock into which such Preferred Stock may be convertible). Each Purchaser can afford to bear the economic risk of its investment in such shares of Preferred Stock (and any shares of Common Stock into which such Preferred Stock may be convertible), including a complete loss of the value of such investment, and acknowledges that it may be required to bear such risk for an indefinite period of time.

          (d) Each Purchaser acknowledges and understands that the shares of Preferred Stock to be acquired by it pursuant to this Agreement (and any shares of Common Stock into which such Preferred Stock may be convertible) (i) have not been registered under the Securities Act and (ii) may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom.

                            Stock Purchase Agreement

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

          (e) Each Purchaser acknowledges that the offer and sale of the shares of Preferred Stock to be acquired by it in the transactions contemplated hereby have not been accomplished by the publication of any advertisement.

          Section 5.8. No Outside Reliance. Each Purchaser acknowledges and agrees that it has not relied and is not relying upon any statement or representation (including, without limitation, any statement or representation regarding internal projections that may have been made to the Purchasers or their Affiliates) not made in this Agreement or any Schedule hereto or any certificate or document required to be provided by the Company or any of the Sellers pursuant to this Agreement in entering into this Agreement. Each Purchaser acknowledges and agrees, to the fullest extent permitted by Law, that none of the Company, Sellers' Representative, any Seller, any of their respective Subsidiaries, or any of their respective directors, officers, employees, stockholders, partners, Affiliates, controlling Persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Purchasers or their respective directors, officers, employees, partners, Affiliates, controlling Persons, agents or representatives on any basis or theory of liability (including in contract or tort, under federal or state securities laws or otherwise) (other than for fraud) based upon any information provided or made available, or statements made (including set forth in management summaries relating to the Company provided to Purchasers, in materials furnished in the Company's data room, in presentations by the Company's management or otherwise), to Purchasers or their respective directors, officers, employees, Affiliates, controlling Persons, advisors, agents or representatives (or any omissions therefrom), except that the foregoing limitations shall not apply to the Company insofar as the Company makes the specific representations and warranties set forth in Article III of this Agreement.

          Section 5.9. Purchaser Status. Each of the Purchasers has a different ultimate parent entity, as such term is defined by 16 C.F.R. Section 801.1(3).

          Section 5.10. Exclusivity of Representations. THE REPRESENTATIONS AND WARRANTIES MADE BY PURCHASERS IN THIS ARTICLE V ARE THE EXCLUSIVE
REPRESENTATIONS AND WARRANTIES MADE BY EACH PURCHASER. EACH PURCHASER HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ITSELF.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          Section 6.1. Access to Information Concerning Properties and Records.
(a) During the period commencing on the date hereof and ending on the earlier of
(i) the Closing Date and (ii) the date on which this Agreement is terminated pursuant to Section 8.1, the Company shall, and shall cause each of its Significant Subsidiaries to, upon reasonable notice, afford the Purchasers and their employees, counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the officers, directors, employees, accountants, properties, books and records of the Company and its Significant Subsidiaries and, during such period, the Company shall furnish promptly to the

                            Stock Purchase Agreement

Purchasers all information concerning its or its Significant Subsidiaries' business, properties and personnel as the Purchasers may reasonably request; provided, that the Company may restrict the foregoing access to the extent that in the reasonable judgment of the Company, any Law applicable to the Company requires it or its Significant Subsidiaries to restrict access to any of its business, properties, information or personnel; provided, further, that such access shall not unreasonably disrupt the operations of the Company or any of its Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to provide any information or access that it reasonably believes could violate applicable Law, including Antitrust Laws, rules or regulations or the terms of any confidentiality agreement or cause forfeiture of attorney/client privilege.

          (b) Each Purchaser hereby agrees that it is not authorized to and shall not (and shall not permit any of its employees, counsel, accountants, consultants, financing sources and other authorized representatives to) contact any franchisee, supplier, distributor, or customer of the Company or any of its Subsidiaries prior to the Closing without the prior consent of the Company, which consent shall not be unreasonably withheld.

          Section 6.2. Confidentiality. Information obtained by the Purchasers and their respective employees, counsel, accountants, consultants, financing sources and other authorized representatives pursuant to Section 6.1 shall be subject to the provisions of the Confidentiality Agreement by and between Citigroup, as agent for the Company, and Purchaser, dated October 4, 2004 (the "Confidentiality Agreement"). The terms of the Confidentiality Agreement shall survive the termination of this Agreement and continue in full force and effect thereafter and the Confidentiality Agreement shall not be modified, waived or amended without the written consent of the Company.

          Section 6.3. Conduct of the Business of the Company Pending the Closing Date. The Company agrees that, except as expressly permitted or required by this Agreement, during the period commencing on the date hereof and ending at the earlier of (x) the Closing Date and (y) termination of this Agreement pursuant to Section 8.1:

          (a) the Company and each of its Significant Subsidiaries shall conduct their respective operations in all material respects only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use their commercially reasonable efforts to preserve intact their respective business organization, keep available the services of their current senior management as a group and maintain satisfactory relationships with any Person having significant business relationships with the Company or any of such Significant Subsidiaries; and

          (b) neither the Company nor any of its Significant Subsidiaries shall effect any of the following without the prior written consent of the Purchasers (such consent not to be unreasonably withheld, conditioned or delayed):

          (i) make any change in or amendment to its certificate of incorporation or its by-laws (or comparable governing documents), except for any amendment (including, without limitation, the Charter Amendment) required in

                            Stock Purchase Agreement
     connection with the performance by Company or a Significant Subsidiary of its obligations under this Agreement;

          (ii) issue or sell, or authorize to issue or sell, any shares of its capital stock or any other ownership interests, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any arrangement or Contract with respect to the issuance or sale of, any shares of its capital stock or any other ownership interests except for the issuance by the Company of Option Exercise Shares pursuant to the terms of any Exercise Options;

          (iii) split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities except for the acquisition of Options from holders of Options in full or partial payment of the exercise price payable by such holder upon exercise of Options and other than in accordance with the terms of this Agreement (including, without limitation, the Reclassification);

          (iv) except as contemplated by Section 6.13, acquire, make any dividend or distribution to, make any investment in, or make any capital contributions to, any Person, other than investments or capital contributions by the Company to any wholly-owned subsidiary of the Company or by any wholly-owned subsidiary of the Company to another wholly-owned subsidiary of the Company;

          (v) transfer, sell, lease, pledge or otherwise dispose of any of its properties or assets that are material to its business;

          (vi) amend in any material respect or terminate any Material Contract or enter into a Contract which, had it been entered into prior to the date hereof, would have been a Material Contract;

          (vii) (x) incur any indebtedness, other than short-term indebtedness or letters of credit incurred in the ordinary course of business or borrowings under existing credit facilities described in the Commission Filings or set forth in Section 3.14 of the Company Disclosure Letter or
     (y) make any loans or advances to any other Person, other than routine advances to employees consistent with past practice;

          (viii) grant or agree to grant to any officer, employee, director or consultant of the Company or any of its Significant Subsidiaries any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Employee Benefit Plans, except (w) as may be required under applicable Law, (x) pursuant to the Employee Benefit Plans or collective bargaining agreements of the Company or any of its Subsidiaries in effect on the date hereof, (y) in the ordinary

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                                                                            -29-
     course of business and consistent with past practice or (z) pursuant to employment, retention, change-of-control or similar type agreements existing as of the date hereof that are disclosed in the Company Disclosure Letter;

          (ix) make any material Tax election not required by law or settle or compromise any material Tax liability other than in the ordinary course of business;

          (x) other than in the ordinary course of business, (A) waive any rights of substantial value or (B) cancel or forgive any material indebtedness for borrowed money owed to the Company or any of its Significant Subsidiaries, other than indebtedness for borrowed money of the Company to a wholly-owned Subsidiary of the Company or indebtedness for borrowed money of a wholly-owned Subsidiary of the Company to the Company to another wholly-owned Subsidiary of the Company;

          (xi) except as may be required by the Commission or any Governmental Entity or under GAAP, make any material change in its methods, principles and practices of accounting, including tax accounting policies and procedures;

          (xii) enter into any contract or commitment with respect to capital expenditures with a value in excess of, or requiring expenditures by Company and its Significant Subsidiaries in excess of, $250,000, individually, or enter into contracts or commitments with respect to capital expenditures with a value in excess of, or requiring expenditures by Company and its Significant Subsidiaries in excess of, $1,000,000, in the aggregate, other than in accordance with the capital expenditure budgets of the Company provided in writing to the Purchasers prior to the date of this Agreement;

          (xiii) sell, pledge or dispose of any stock or other equity interest owned by it to any other person; or

          (xiv) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 6.3.

          Section 6.4. Commercially Reasonable Efforts. Except as otherwise set forth in Section 6.6, Section 6.7 and Section 8.1(b)(i), subject to the terms and conditions set forth herein, and to applicable requirements of Law, each Party shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VII.

          Section 6.5. Exclusive Dealing. (a) During the period from the date of this Agreement until the earlier of (i) the date this Agreement is terminated in accordance with its terms and (ii) the Closing Date, the Company shall not, and shall cause its Affiliates and its and

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                                                                            -30-
their respective officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants and other agents to refrain from taking any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchasers (and their Affiliates and representatives), concerning any purchase of any capital stock or any material asset of the Company or any of its Subsidiaries (other than in connection with the exercise of any Options outstanding on the date hereof) or any merger, recapitalization or similar transaction involving the Company or any of its Subsidiaries.

          (b) Immediately following the execution of this Agreement, the Company shall, and shall cause each of its Subsidiaries, and each of their respective officers, directors, employees, agents, representatives, consultants, financial advisors, attorneys, accountants and other agents to cease any existing discussions or negotiations with any Persons, other than Purchaser (and its Affiliates and representatives), concerning any purchase of any capital stock or any material asset of the Company or any of its Subsidiaries (other than in connection with the exercise of any Options outstanding on the date hereof) or any merger, recapitalization or similar transaction involving the Company or any of its Subsidiaries.

          Section 6.6. Antitrust Laws. (a) Each Party shall (i) take promptly all actions necessary to make any filings required of it or any of its Affiliates under any applicable Antitrust Laws in connection with this Agreement and the transactions contemplated hereby, (ii) comply at the earliest practicable date with any formal or informal request for information or documentary material received by it or any of its Affiliates from any Antitrust Authority and (iii) cooperate with one another in connection with any filing under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement initiated by any Antitrust Authority.

          (b) Each party hereto shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law. Without limiting the generality of the foregoing, in the context of this Section 6.6, "commercially reasonable efforts" shall include:

          (i) in the case of any Party, if such Party receives a formal request for additional information or documentary material from an Antitrust Authority, substantially complying with such formal request within sixty
     (60) days following the date of its receipt thereof; and

          (ii) in the case of the Company only, subject to Purchaser's compliance with clause (i) above, not frustrating or impeding Purchaser's strategy or negotiating positions with any Antitrust Authority.

          (c) Each Party shall promptly inform the other Parties of any material communication made to, or received by such party from, any Antitrust Authority or any other Governmental Entity regarding any of the transactions contemplated hereby.

          Section 6.7. Other Consents. Subject to the terms and conditions contained herein and except as otherwise set forth in Section 6.6, each of Sellers (severally and not jointly)

                            Stock Purchase Agreement
and the Company shall, and shall cause their respective Subsidiaries to, cooperate and use their respective commercially reasonable efforts to (a) make, or cause to be made, all filings or notifications necessary, proper or advisable under applicable Law (each, a "Filing" and, collectively, the "Filings") and (b) obtain, prior to the Closing Date, all consents, waivers, approvals, authorizations, declarations, Orders or registrations (any of the foregoing, a "Consent") of any Governmental Entity or any other Third Party that are necessary for the consummation of the transactions contemplated by this Agreement (and which such Filings and Consents are set forth in Section 6.7 of the Company Disclosure Letter).

          Section 6.8. Public Announcements. The initial press release announcing the terms of this Agreement shall be a joint press release of the Purchasers and Sellers' Representative. Thereafter, the Parties each agree to
(i) consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, (ii) provide to each other Party for review a copy of any such press release or public statement and (iii) not issue any such press release or make any such public statement prior to such consultation and review and the receipt of the prior written consent of the other Parties to this Agreement, which shall not be unreasonably withheld, unless required by applicable Law.

          Section 6.9. Notification of Certain Matters. Purchasers, on the one hand, and Sellers' Representative, on the other hand, shall use their respective commercially reasonable efforts to promptly notify each other of (i) any material actions, suits, claims or proceedings in connection with the transactions contemplated by this Agreement commenced or, to the knowledge of Purchasers or the Knowledge of the Company, threatened against the Company or any of its Significant Subsidiaries or against the Purchasers or the Sellers, as the case may be, or (ii) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any condition set forth in Article VII not to be satisfied; provided, that no such notification, nor the obligation to make such notification, shall affect the representations, warranties or covenants of any Party or the conditions to the obligations of any Party under this Agreement.

          Section 6.10. Certain Transactions. Without limiting the generality of
Section 6.4, the Purchasers shall not, and shall cause their Affiliates not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to (a) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any Consents of any Governmental Entity necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (b) significantly increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the transactions contemplated hereby, (c) significantly increase the risk of not being able to remove any such Order on appeal or otherwise or (d) materially delay or prevent the consummation of the transactions contemplated hereby.

                            Stock Purchase Agreement

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

          Section 6.11. Fees. Immediately prior to, but subject to the satisfaction or waiver of each of the conditions to, the Closing, the Company shall cause AMI to pay:

          (a) to Harvest or its designee a fee of $4,875,000 (the "Harvest Fee"), of which (i) $3,984,150 shall be paid in cash on the Closing Date in immediately available funds by wire transfer to an account designated in writing to the Company by Harvest not later than two (2) Business Days prior to the Closing Date and (ii) $890,850 shall be paid by the issuance of a non-interest bearing promissory note of AMI for such aggregate principal amount in substantially the form attached hereto as Exhibit C (the "Harvest Promissory Note"); and

          (b) to a designee (or designees) of the Purchasers pursuant to the Investcorp Advisory Agreements, aggregate fees totaling $15,000,000.00 (the "Purchasers Fee"), of which (i) $12,258,923 shall be paid in cash on the Closing Date in immediately available funds by wire transfer to an account or accounts designated in writing to the Company by any Purchaser not later than two (2) Business Days prior to the Closing Date and (ii) $2,741,077 shall be paid by the issuance of a non-interest bearing promissory notes of AMI totaling $2,741,077 in aggregate principal amount, substantially in the form attached hereto as Exhibit D (the "Investcorp Promissory Note").

          Section 6.12. Charter Amendment. (a) The undersigned Sellers, constituting the holders of all of the outstanding shares of capital stock of the Company, acting by written consent in lieu of a meeting of such stockholders pursuant to Section 228 of the DGCL, hereby adopt and approve the Charter Amendment subject to (but automatically upon) the satisfaction or waiver of all of the conditions to the Closing hereunder, and hereby consent to the filing of the Charter Amendment with the Secretary of State of the State of Delaware immediately prior to the Closing. Immediately prior to the Closing, the Company shall cause a certificate pursuant to Section 242(b)(1) of the DGCL to be duly executed, acknowledged and filed with the Secretary State of the State of Delaware and, upon the effectiveness of the Charter Amendment, the Company shall take such other corporate actions as shall be necessary in order to reflect the record and beneficial ownership by each Seller of the number of shares of Preferred Stock, Class B Voting Common Stock and Class B Non-Voting Common Stock, in each case as set forth opposite the name of such Seller on Schedule I hereto.

                            Stock Purchase Agreement

          (b) Each Seller hereby acknowledges and agrees that the number of shares of Voting Preferred Stock, Non-Voting Preferred Stock, Class B Voting Common Stock and Class B Non-Voting Common Stock to be owned by each Seller upon the effectiveness of the Charter Amendment shall be as set forth on Schedule I hereto, and each Seller hereby consents to such allocation of the shares of Voting Preferred Stock, Non-Voting Preferred Stock, Class B Voting Common Stock and Class B Non-Voting Common Stock, notwithstanding that such Seller may be allocated a lesser proportion of Voting Preferred Stock and Voting Class B Common Stock (or, as applicable, no Voting Preferred Stock or Voting Class B Common Stock), than is allocated to any other Seller. To the fullest extent permitted by Law, each Seller hereby waives any and all dissenters or appraisal rights in connection with the transactions contemplated by this Agreement, including any of the transactions described in Section 6.13 hereof.

          Section 6.13. Ancillary Documents and Transactions. (a) Prior to the Closing Date, the Sellers shall:

          (i) cause AMH Holdings II, Inc. ("Holdings") to file with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation of Holdings substantially in the form attached hereto as Exhibit E (the "Holdings Charter");

          (ii) cause to be filed with the Secretary of State of the State of Delaware a certificate of designations pursuant to Section 151(g) of the DGCL substantially in the form attached hereto as Exhibit F (the "Holdings Certificate of Designations");

          (iii) cause Holdings to declare, subject to the occurrence of the Closing hereunder and the consummation of the transactions contemplated by each Securities Purchase Agreement, a dividend in the aggregate amount of $96,406,123 (the "Transaction Dividend") on shares of the Class B Common Stock of Holdings (such shares to be issued, pursuant to the Restructuring Agreement, on a one-for-one basis in exchange for shares of Class B Common Stock);

          (iv) approve the vesting of the Exercise Options, provided, however that the vesting of the Exercise Options shall be subject to shareholder approval meeting the requirements of Section 280G(b)(5) of the Code; and

          (v) cause Holdings to pay bonuses to certain senior management employees of the Company in an aggregate amount equal to $22,000,000 (the "Management Bonuses"), provided, however, that payment of the Management Bonuses shall be subject to shareholder approval meeting the requirements of Section 280G(b)(5) of the Code and to the satisfaction or waiver of each of the conditions to the Closing, and shall be payable as provided in
     Section 6.13(b).

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

The Transaction Dividend shall be payable to holders of shares of Class B Common Stock of Holdings at the Closing as follows: (x) an aggregate amount of $62,693,623 (the "Transaction Dividend Cash Amount") shall be payable to each Seller in an amount of cash equal to the Transaction Dividend Cash Amount multiplied by such Seller's Applicable Seller Percentage and (y) an aggregate amount of $33,712,500 (the "Transaction Dividend Note Amount") shall be payable in the form of one or more non-interest bearing promissory notes of Holdings, each substantially in the form attached hereto as Exhibit G (each a "Dividend Promissory Note") issued to each Seller in a principal amount equal to the Transaction Dividend Note Amount multiplied by such Seller's Applicable Seller Percentage.

          (b) Subject to Section 6.13(c) and to the satisfaction or waiver of each of the conditions to the Closing, (i) a portion of the Management Bonuses in an aggregate amount equal to $14,025,000 (the "Management Bonus Cash Amount") shall be paid by Holdings in cash immediately prior to the exercise by each Option Exercise Seller of all of his or her Exercise Options, (ii) a portion of the Management Bonuses in an aggregate principal amount equal to $3,954,753 shall be paid by the issuance of one or more non-interest bearing promissory notes of Holdings, each substantially in the form attached hereto as Exhibit H (each a "Management Bonus Promissory Note") and (iii) a portion of the Management Bonuses in an aggregate principal amount equal to $4,020,247 shall be paid by the issuance of one or more interest bearing promissory notes of Holdings, each substantially in the form attached hereto as Exhibit I (each a "Management Bonus Holdback Promissory Note").

          (c) Each Option Exercise Seller hereby directs Holdings to pay to the Company, upon the exercise of his or her Exercise Options, a portion of the Management Bonus payable to such Option Exercise Seller equal to the aggregate exercise price payable by such Option Exercise Seller to the Company upon the exercise of his or her Exercise Options. Each Option Exercise Seller further acknowledges and agrees that (i) any amount payable by Holdings or AMI in connection with the transactions contemplated by this Agreement to such Option Exercise Seller

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                                                                            -35-
will be reduced by the amount of any Taxes required to be withheld by Holdings or AMI in connection with the transaction contemplated by this Agreement (the "Withholding Amount") and (ii) to the extent that as of the Closing Date the Withholding Amount is insufficient to pay such Taxes, the Seller's
Representative shall on the Closing Date deposit with Holdings or AMI, as the case may be, on behalf of such Option Exercise Seller, a portion of the Purchase Price payable to such Option Exercise Sellers in an aggregate amount equal to any remaining amount required to make such Tax payment. All amounts withheld pursuant to the preceding sentence shall be treated for all other purposes of this Agreement as if such amounts had been paid to, and received by, each Option Exercise Seller in accordance with the terms hereof, except that this sentence shall not apply to calculations of the available Restricted Payments Basket Amount.

          (d) At the Closing, the Parties shall:

          (i) cause Holdings to (w) enter into one or more Securities Purchase Agreements with the Note Purchasers, (x) duly adopt the AMH Holdings II, Inc. 2004 Stock Option Plan substantially in the form attached hereto as Exhibit J (the "Holdings Option Plan") (y) enter into an Option Award Agreement substantially in the form attached hereto as Exhibit K (each a "Closing Date Option Award Agreement") with each of the individuals identified on Schedule III hereto granting to each such individual, subject to the terms of each applicable Closing Date Option Award Agreement and of the Holdings Option Plan, options to purchase Class B Non-Voting Common Stock of Holdings in an aggregate amount for all such individuals equal to 10% of the outstanding shares of Class B Non-Voting Common Stock of Holdings and (z) pay the Transaction Dividend;

          (ii) cause AMI to enter into (w) the Amended and Restated Management Agreement between AMI and Harvest, substantially in the form attached hereto as Exhibit L (the "Harvest Management Agreement"), (x) the Agreement for Management Advisory, Strategic Planning and Consulting Services between AMI and Investcorp International Inc. ("III"), substantially in the form attached hereto as Exhibit M (the "Investcorp Management Advisory Agreement"), (y) the Financing Advisory Services between AMI and III, substantially in the form attached hereto as Exhibit N (the "Investcorp Financing Advisory Agreement") and (z) the M&A Advisory Services Agreement between AMI and III, substantially in the form attached hereto as Exhibit O (the "Investcorp M&A Advisory Agreement" and, collectively with the Investcorp Management Advisory Agreement and the Investcorp Financing Advisory Agreement, the "Investcorp Advisory Agreements"); and

          (iii) enter into (x) a Restructuring Agreement substantially in the form attached hereto as Exhibit P (the "Restructuring Agreement"), pursuant to which, on the terms and subject to the conditions set forth in the Restructuring Agreement, each Party shall contribute to Holdings all of the shares of Common Stock and Preferred Stock owned by such Party in exchange for shares of capital stock of Holdings established pursuant to the Holdings Charter and the Holdings Certificate of Designations and (y) a Stockholders Agreement among all stockholders of Holdings, substantially in the form attached hereto as Exhibit Q (the "Holdings Stockholders Agreement").

          (e) Without limiting the generality of the foregoing and of Sections
6.4 and 6.14, (i) each Party agrees to cause any of such Party's nominees to the Board of Directors of the

                            Stock Purchase Agreement

Company, Holdings or any other Person, as applicable, to vote at any meeting of such Board of Directors in favor of any of the actions to be taken by any such Person in furtherance of any of the transactions contemplated by Section 6.12(a) or this Section 6.13, (ii) following the Closing each Party shall cooperate and use its commercially reasonable efforts to take or cause to be taken all appropriate actions necessary or desirable to consummate and make effective each of the transactions contemplated by this Section 6.13 and (iii) each Seller hereby grants to Sellers' Representative an irrevocable proxy (which proxy is coupled with an interest) to vote at any annual or special meeting of stockholders, or to take any action by written consent in lieu of such meeting, with respect to all shares of capital stock of the Company owned by such Seller, as determined by Sellers' Representative, in connection with any and all actions expressly permitted or required to be taken by the Company or its shareholders pursuant to this Agreement and subject to the terms and conditions set forth herein. Notwithstanding the foregoing, the Parties hereby acknowledge that (i) the representatives of the Purchasers who shall be appointed to the Board of Directors of Holdings at or shortly after the Closing shall not become members of the Board of Directors until after the Transaction Dividend has been declared and paid and (ii) the representatives of the Purchasers who shall be appointed to the Board of Directors of the Company, Associated Materials Holdings, Inc. and AMI at or shortly after the Closing will not take part in the consideration or approval of the Management Bonus or the payment of dividends that are used to fund payments under the Dividend Promissory Notes.

          (f) The Company shall use its commercially reasonable efforts to cause each Option Exercise Seller to become a party to this Agreement as a Seller by entering into a Joinder Agreement as promptly as practicable after the date hereof. In the event that any Option Exercise Seller shall have failed to enter into a Joinder Agreement prior to the Closing Date (each such Option Exercise Seller, a "Non-Joining Option Party"), (i) the Company shall cause the terms of the Company Option Plan and each applicable option award agreement with respect to the Exercise Options and any Unexercised Company Options held by each Non-Joining Option Party to be amended in order to provide that all such options shall be exercisable for shares of Class B Non-Voting Common Stock of Holdings and (ii) in lieu of the shares of Preferred Stock to be acquired by all Non-Joining Option Parties as contemplated by Section 2.1, each Seller (including each Option Exercise Seller who shall have become a party to this Agreement by entering into a Joinder Agreement prior to the Closing Date) shall sell to the Purchasers (and each purchaser hereby agrees to purchase from each Seller) at the Closing, such number of additional shares of Preferred Stock (on a pro rata basis as among all Sellers party to this Agreement, as will result in the Purchasers acquiring (x) an aggregate number of shares Voting Preferred Stock equal to the number of shares of Class B Voting Common Stock to be held by the Harvest Related Sellers as of immediately after the Closing and (y) an aggregate amount of 2,114,019 shares of Preferred Stock. The Parties agree to take such actions as may be necessary or desirable in order to give effect to the provisions of this Section 6.13(f), including by consenting to any necessary changes to the form of the Charter Amendment prior to its filing with the Secretary of State of the State of Delaware.

          (g) Each Option Exercise Seller hereby coveants and agrees to enter into, at the Closing, an agreement among the Option Exercise Sellers, Holdings and the Harvest Related Sellers, in form and substance reasonably satisfactory to the Sellers' Representative and the Purchasers, pursuant to which each Option Exercise Seller shall agree to (i) an automatic contribution to Holdings, immediately upon the exercise of any of such Option Exercise Seller's Unexercised Options, of all of the shares of Voting Common Stock of the Company issuable to such Option Exercise Seller upon such exercise in exchange for an equivalent number of shares of Class B Non-Voting Common Stock of Holdings and
(ii) immediately upon such contribution and exchange, deliver a joinder agreement pursuant to which such Option Exercise Seller's shall become parties to, and agree to be bound by all of the provisions of, the Holdings Stockholders Agreement.

          Section 6.14. Appointment of Sellers' Representative. (a) Each Seller hereby irrevocably appoints Sellers' Representative as its true and lawful attorney-in-fact, to act as its representative under this Agreement and, as such, to act as such Sellers' agent, to take such action on such Seller's behalf with respect to all actions expressly permitted or required by be taken by Sellers pursuant to this Agreement and subject to the terms and conditions set forth herein. Sellers' Representative hereby accepts its appointment as Sellers' Representative and the authorization set forth above. Sellers' Representative shall not have any duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against Sellers' Representative.

          (b) Without limiting the generality of Section 6.14(a), each Seller hereby grants to Sellers' Representative, the right, power and authority to take all actions on behalf of the Sellers as expressly provided in this Agreement, including, but not limited to, (i) waiving (or deeming to be satisfied) any of the conditions contained in Article VII to the obligations of the Sellers under

                            Stock Purchase Agreement
this Agreement, (ii) accepting delivery of the Purchase Price at the Closing on behalf of the Sellers, (iii) acting on behalf of such Seller in connection with any dispute or proceeding related to this Agreement, and (iv) making all other decisions and taking all other actions on behalf of the Sellers as provided in this Agreement, each of which decisions and actions shall be binding upon the Sellers.

          (c) The Sellers' Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished in writing to it by any Seller or any Purchaser, and the Sellers' Representative shall be entitled to act on the advice of counsel selected by it. As against any other Seller, Sellers' Representative shall be fully justified in failing or refusing to take any action under this Agreement unless it shall have received such advice or concurrence of such Sellers as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Sellers appointing it, severally according to their respective Applicable Seller Percentages, against any and all liability and expense that the Sellers' Representative may incur by reason of taking or continuing to take any such action.

          (d) Sellers' Representative shall be entitled to retain counsel and to incur such expenses as Sellers' Representative deems to be necessary or appropriate in connection with its performance of its obligations under this Agreement, and all such fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Sellers' Representative shall be borne (severally and not jointly) by the Sellers pro rata according to their respective Applicable Seller Percentages; provided, that the aggregate amount of fees and expenses of the Sellers' Representative, in its capacity as such, for which Sellers shall be liable for reimbursement shall not exceed $100,000. Sellers' Representative shall have the right to deduct any reimbursement amounts payable to Sellers' Representative pursuant to this Section 6.14 from the payment of the applicable portion of the Purchase Price payable to each Seller pursuant to
Section 2.3(c).

          (e) Each Seller hereby agrees, severally and not jointly, to indemnify Sellers' Representative (in its capacity as such) against, and to hold Sellers' Representative (in its capacity as such) harmless from, any and all losses or liabilities of whatever kind which may at any time be imposed upon, incurred by or asserted against Sellers' Representative in such capacity in any way relating to or arising out of its action or failures to take action pursuant to this Agreement, the other Transaction Documents or in connection herewith or therewith in such capacity; provided, however, that (i) Sellers shall not be obligated to indemnify Sellers' Representative for any such actions or failures to act that constitute gross negligence or willful misconduct and (ii) and no Seller shall be obligated to reimburse Sellers' Representative pursuant to this
Section 6.14 in an aggregate amount exceeding the Purchase Price multiplied by such Seller's Applicable Seller Percentage.

          Section 6.15. Bonus Payments; Acceleration of Options. The Company agrees that (i) no change will be made to the compensation of any employee of the Company or any of its Subsidiaries and (ii) the vesting of any Option shall not be accelerated, in either case, in connection with the transactions contemplated by this Agreement, unless and until shareholder approval meeting the requirements of Section 280G(b)(5) of the Code and Treasury Regulation 1.280G-1 with respect to such change or such acceleration of the vesting of Options, as the case may be, is obtained. Within a reasonable period of time prior to seeking such shareholder approval, the Company will deliver to the Purchasers and their counsel for review and comment

                            Stock Purchase Agreement
a copy of (i) the consent form on which such approval will be obtained and (ii) the disclosure statement that will accompany such form.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

          Section 7.1. Conditions to the Obligations of Each Party. The respective obligations of each Party to consummate the transactions contemplated by Section 2.1 are subject to the satisfaction, at or before the Closing, of each of the following conditions:

          (a) Injunctions; Illegality. The consummation of the transactions contemplated by this Agreement shall not have been restrained, enjoined or prohibited by any Order and there shall not have been any Law enacted, promulgated or deemed applicable to such transactions by any Governmental Entity that prohibits or materially restrains the consummation of such transactions.

          (b) Antitrust Laws; Similar Laws. Any applicable waiting period (or any extension thereof), filings or approvals under any applicable Antitrust Laws required to consummate the transactions contemplated by this Agreement under applicable Law shall have expired, been terminated, been made or been obtained.

          (c) Certain Financing Transactions. (i) the Senior Credit Agreement shall have been amended and restated in its entirety (the "Amended and Restated Senior Credit Agreement") and shall contain terms and conditions consistent with the terms and conditions set forth in the commitment letter attached hereto as Exhibit R, and the Administrative Agent under the Amended and Restated Senior Credit Agreement shall have notified AMI that each of the conditions to the occurrence of the closing under the Amended and Restated Senior Credit Agreement shall have been satisfied or waived,
     (ii) each Note Purchaser shall have entered into a securities purchase agreement containing terms and conditions consistent with the terms and conditions set forth in the commitment letter attached hereto as Exhibit S (each a "Securities Purchase Agreement"), and each Note Purchaser shall have notified Holdings that each of the conditions of such Note Purchaser contained in the applicable Securities Purchase Agreement between the Company and such Note Purchaser shall have been satisfied or waived, and the Note Purchasers shall be prepared, in the aggregate, to fund the purchases of the Mezzanine Notes to be issued pursuant to each Securities Purchase Agreement (the "Mezzanine Notes").

          (d) Opinions. The Company shall have received one or more written opinions of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. rendering (i) the opinions set forth on Exhibit T hereto (the "Transaction Fees Opinion") and (ii) the opinions set forth on Exhibit U hereto (the "Solvency Opinion").

          (e) Transaction Fees; Transaction Dividend. The Boards of Directors of the Company and AMI shall have duly approved the payment of the Harvest Fee and the

                            Stock Purchase Agreement

     Purchasers Fee, in each case in accordance with the applicable provisions of the Company Indenture and the AMI Indenture, and duly declared the Transaction Dividend.

          Section 7.2. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to consummate the transactions contemplated by
Section 2.1 are subject to the satisfaction or waiver by the Purchasers on or prior to the Closing of the following further conditions:

          (a) Performance. (i) The Company shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing and (ii) each Seller shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing.

          (b) Representations and Warranties. (i) The representations and warranties of the Company contained in Article III, to the extent qualified by "material," "Material Adverse Effect" or similar materiality type qualifications, shall be true and correct in all respects at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date). The representations and warranties of the Company contained in Article III that are not so qualified by "material," "Material Adverse Effect" or similar materiality type qualifications shall be true and correct at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date), except for such failures to be true and correct that do not have, individually or in the aggregate, a Material Adverse Effect on the Company. Purchaser shall have received a certificate of the Company, executed by the Chief Executive Officer and Chief Financial Officer of the Company, as to the satisfaction of the conditions set forth in Section 7.2(a)(i) and this
     Section 7.2(b)(i); and

          (ii) The representations and warranties of each Seller contained in
     Article IV, to the extent qualified by "material," "Material Adverse Effect" or similar materiality type qualifications, shall be true and correct in all respects at and as of the Closing as if made at and as of such time. The representations and warranties of each Seller contained in
     Article IV that are not so qualified by "material," "Material Adverse Effect" or similar materiality type qualifications shall be true and correct at and as of the Closing Date as if made at and as of such time, except for such failures to be true and correct that do not have, individually or in the aggregate, a Material Adverse Effect on such Seller. Purchaser shall have received a certificate of each Seller as to the satisfaction of the conditions set forth in Section 7.2(a)(ii) and this
     Section 7.2(b)(ii).

          (c) FIRPTA Certificate. Prior to the Closing, the Company shall deliver to the Purchaser's a statement from the Company meeting the requirements of Treasury Regulation 1.1445-2(c)(3) that the Company is not a United States real property interest.

          (d) Purchasers Fee. The Purchasers Fee shall have been paid in full.

                            Stock Purchase Agreement

          Section 7.3. Conditions to the Obligations of Sellers. The obligations of each Seller to consummate the transactions contemplated by Section 2.1 are subject to the satisfaction or waiver by Sellers' Representative on or prior to the Closing of the following further conditions:

          (a) Performance. Each Party other than the Sellers shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing;

          (b) Representations and Warranties. (i) The representations and warranties of each Purchaser contained in Article V, to the extent qualified by "material," "Material Adverse Effect" or similar materiality type qualifications, shall be true and correct in all respects at and as of the Closing as if made at and as of such time. The representations and warranties of each Purchaser contained in Article V that are not so qualified by "material," "Material Adverse Effect" or similar materiality type qualifications shall be true and correct at and as of the Closing as if made at and as of such time, except for such failures to be true and correct that do not have, individually or in the aggregate, a Material Adverse Effect on Purchaser. Sellers' Representative shall have received a certificate of each Purchaser as to the satisfaction of the conditions set forth in Section 7.3(a) and this Section 7.3(b); and

          (ii) The representations and warranties of the Company made to the Sellers in Section 3.1, 3.2 and 3.4, to the extent qualified by "material," "Material Adverse Effect" or similar materiality type qualifications, shall be true and correct in all respects at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date). The representations and warranties of the Company made to the Sellers in Section 3.1, 3.2 and
     3.4 that are not so qualified by "material," "Material Adverse Effect" or similar materiality type qualifications shall be true and correct at and as of the Closing as if made at and as of such time (except that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date), except for such failures to be true and correct that do not have, individually or in the aggregate, a Material Adverse Effect on the Company.

          Section 7.4. Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such Party's failure to act in good faith or such Party's failure to use its commercially reasonable efforts to cause the Closing to occur, as required by Section 6.4.

                            Stock Purchase Agreement

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

          Section 8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the
Closing:

          (a) by mutual consent of Sellers' Representative and the Purchasers;

          (b) by either Sellers' Representative, on the one hand, or the Purchasers, on the other hand:

               (i) if any court or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any Law or Order (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Law or Order shall have become final and nonappealable; or

               (ii) after January 31, 2005 (the "End Date"), if the Closing shall not have occurred on or prior to the End Date; provided, however, that no Party may terminate this Agreement pursuant to this clause (ii) if the failure of any condition in Article VII to be satisfied or the failure of the Closing to occur on or before the End Date results from the breach by such Party of this Agreement;

          (c) by Sellers' Representative, if: (i) there shall be a breach by the Purchasers of any representation, warranty, covenant or agreement of the Purchasers in this Agreement that (x) would result in the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (y) which is not curable or, if curable, is not cured upon the occurrence of the earlier of
     (A) the thirtieth (30th) day after written notice thereof is given by Sellers' Representative to the Purchasers and (B) the day that is five (5) Business Days prior to the End Date; provided, that Sellers' Representative may not terminate this Agreement pursuant to this Section 8.1(c) if the Company or any Seller is then in material breach of this Agreement; or

          (d) by the Purchasers, if: (i) there shall be a breach by the Company or any Seller of any representation, warranty, covenant or agreement of the Company or such Seller, as applicable, in this Agreement that (x) would result in the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (y) which is not curable or, if curable, is not cured upon the occurrence of the earlier of (A) the thirtieth (30th) day after written notice thereof is given by a Purchaser to Sellers' Representative and (B) the day that is five (5) Business Days prior to the End Date; provided, that the Purchasers may not terminate this Agreement pursuant to this
     Section 8.1(d) if any Purchaser is then in material breach of this Agreement.

          Section 8.2. Effect of Termination. In the event of the termination of this Agreement pursuant to any provision of Section 8.1, the terminating Party shall forthwith give written notice thereof to the other Party (except in the case of a termination pursuant to Section 8.1(a), in which case no such notice shall be required) specifying the provision hereof pursuant

                            Stock Purchase Agreement
to which such termination is made. Upon termination of this Agreement, all obligations of the parties under this Agreement (other than under Section 6.2, Article IX and this Section 8.2) shall be terminated without liability or penalty on the party of any party or its officers, directors or shareholders to any other party; provided, however, that no such termination shall relieve any party from liability for damages resulting from any breach by such party of this Agreement or otherwise limit any remedy available to a party or parties on account of any such breach.


                                   ARTICLE IX

                                  MISCELLANEOUS

          Section 9.1. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

          Section 9.2. Survival of Representations, Warranties and Covenants. Neither the representations and warranties of any Party set forth in this Agreement or in any certificate or other document or instrument delivered prior to or at the Closing, nor the covenants of any Party set forth in this Agreement (other than (i) the covenants contained in Sections 6.12(a) and 6.15, which shall survive until the date that is three months after the Closing Date (ii) the provisions of Section 6.12(b), 6.13 and 6.14, which shall survive forever, and (iii) covenants that by their terms contemplate performance after the Closing) shall survive the occurrence of the Closing, and all of such representations, warranties and covenants shall expire with, and be terminated and extinguished by, the Closing. From and after the Closing, no Party shall have (i) any liability whatsoever with respect to any representation, warranty or covenant (other than any covenant contained in Sections 6.12, 6.13, 6.14 and 6.15 and any other covenant that by its terms contemplates performance after the Closing) made by such Party hereunder or (ii) any rights or remedies in respect of any breach of any representation or warranty or any such covenant made by any other Party hereunder. This Section 9.2 shall have no effect upon any other obligation of the Parties, whether to be performed before or after the Closing.

          Section 9.3. Notices. All notices, consents, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, sent by prepaid overnight courier or sent by facsimile (upon confirmation of receipt), as follows:

                            Stock Purchase Agreement

          (a) if to the Company, Sellers' Representative or any Seller, to it at:

              c/o Harvest Partners, Inc.
              280 Park Avenue, 33rd Floor
              New York, New York  10017
              Attention:  Ira D. Kleinman
                          Christopher D. Whalen
              Fax:  (212) 812-0100

              with a copy (which shall not constitute notice) to:

              White & Case LLP
              1155 Avenue of the Americas
              New York, New York  10036
              Attention:  John M. Reiss, Esq.
                          Oliver C. Brahmst, Esq.
              Fax:  212-354-8113; or

          (b) if to Purchasers, to them at:

              AM Holding Limited
              West Wind Building, Harbour Drive
              P.O. Box 1111
              George Town, Grand Cayman
              Cayman Islands B.W.I.

              AM Equity Limited
              West Wind Building, Harbour Drive
              P.O. Box 2197
              George Town, Grand Cayman
              Cayman Islands B.W.I.

              AM Investments Limited
              West Wind Building, Harbour Drive
              P.O. Box 2197
              George Town, Grand Cayman
              Cayman Islands B.W.I.

              Associated Equity Limited
              West Wind Building, Harbour Drive
              P.O. Box 2197
              George Town, Grand Cayman
              Cayman Islands B.W.I.

                            Stock Purchase Agreement

              Associated Investments Limited
              West Wind Building, Harbour Drive
              P.O. Box 2197
              George Town, Grand Cayman
              Cayman Islands B.W.I.

              with a copy (which shall not constitute notice) to:

              Gibson, Dunn & Crutcher LLP
              200 Park Avenue
              47th Floor
              New York, New York  10166-0193
              Attention:  E. Michael Greaney
              Telephone:  (212) 351-4000
              Facsimile:  (212) 351-4035

or to such other Person or address as any Party shall specify by notice in writing in accordance with this Section 9.3 to each of the other Parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless (i) if mailed, in which case on the third Business Day after the mailing thereof, except for a notice of a change of address, which shall be effective only upon receipt thereof or (ii) if sent by prepaid overnight courier, which shall be deemed to have been received on the next Business Day.

          Section 9.4. Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto, other than the Confidentiality Agreement.

          Section 9.5. Disclosure. Any matter set forth in any section of the Company Disclosure Letter shall be deemed to be set forth in all other sections of the Company Disclosure Letter to the extent the applicability of such disclosure to the corresponding representation and warranty in this Agreement is reasonably apparent on its face. The inclusion of any information (including dollar amounts) in any section of the Company Disclosure Letter shall not be deemed to be an admission or acknowledgment that such information is required to be listed in such section or is material to or outside the ordinary course of the business of the Company, nor shall such information be deemed to establish a standard of materiality (the actual standard of materiality may be higher or lower than the matters disclosed by such information). In addition, matters reflected in the Company Disclosure Letter are not necessarily limited to matters that are required by this Agreement to be reflected in the Company Disclosure Letter. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The information contained in this Agreement, the Company Disclosure Letter and Exhibits is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any Third Party of any matter whatsoever (including any violation of applicable Law or breach of contract).

          Section 9.6. Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted

                            Stock Purchase Agreement
assigns. Except as otherwise set forth in Section 9.14, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties without the prior written consent of each of the other Parties.

          Section 9.7. Amendment; Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is made in writing and signed, in the case of an amendment, by Sellers' Representative and the Purchasers or, in the case of a waiver, (i) by the Purchasers if such waiver is to be effective against the Purchasers and (ii) by Sellers' Representative if such waiver is to be effective against any Seller; provided, however, that any amendment, `modification or waiver of any provision of this Agreement that adversely and disproportionately affects the rights of any Seller hereunder shall require the written consent of such affected Seller; and provided, further, that any amendment, modification or waiver of Section 6.14 shall require the consent of Sellers holding a majority of the outstanding shares of capital stock of the Company held by Sellers other than the Harvest Related Sellers. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          Section 9.8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          Section 9.9. Applicable Law. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. THE STATE OR FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.3, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

          Section 9.10. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms,

                            Stock Purchase Agreement
provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

          Section 9.11. Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

          Section 9.12. Waiver of Jury Trial. Each of the Parties hereby irrevocably waives, and agrees to cause its Subsidiaries to waive, all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.


          Section 9.13. Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          Section 9.14. Additional Purchasers. One or more of the Purchasers shall have the right, by written notice to the Company and the Sellers' Representative not less than three (3) Business Days prior to the Closing, to assign their rights and delegate their obligations hereunder to Investcorp Coinvestment Partners I, L.P. and/or Northwestern Mutual Life Insurance Company and its Affiliates (the "Additional Purchasers") with respect to up to $10,000,000 of the shares of Preferred Stock to be purchased and sold at the Closing. If the right set forth in this Section 9.14 is exercised, (a) the assigning Purchasers shall specify in the notice of such exercise the number and type of shares of Preferred Stock to be purchased by the Additional Purchasers,
(b) such notice shall be accompanied by a Joinder Agreement in the form of
Exhibit V hereto (a Joinder Agreement) executed by each of the Additional Purchasers and (c) the Additional Purchasers shall be added to Schedule II and shall be deemed Purchasers for all purposes of this Agreement.

                                *  *  *  *  *

                            Stock Purchase Agreement

          IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its respective officers thereunto duly authorized, all as of the date first above written.

                                   AMH HOLDINGS, INC.

                                   By:_____________________________________
                                      Name:
                                      Title:

                                   HARVEST PARTNERS, INC., as Sellers'
                                     Representative

                                   By:_____________________________________
                                      Name:
                                      Title:

                            Stock Purchase Agreement

                                   SELLERS:

                                   HARVEST PARTNERS III, L.P.

                                   By:  Harvest Associates III, LLC, its general
                                          partner

                                   By: __________________________________
                                       Name:
                                       Title:

                                   HARVEST PARTNERS III
                                   BETEILINGUNGSGESELLSCH AFT
                                   HAFTUNGSBESCHRANKUNG)

                                   By:  Harvest Associates III, LLC, its general
                                          partner

                                   By: __________________________________
                                       Name:
                                       Title:

                                   HARVEST PARTNERS IV, L.P.

                                   By:  Harvest Associates IV, LLC, its general
                                          partner

                                   By: __________________________________
                                       Name:
                                       Title:

                                   HARVEST PARTNERS IV GmbH & Co. KG

                                   By:  Harvest Associates IV, LLC, its general
                                          partner

                                   By: __________________________________
                                       Name:
                                       Title:

                            Stock Purchase Agreement

                                   BANCBOSTON CAPITAL, INC.

                                   By: _________________________________
                                       Name:
                                       Title:

                                   PRIVATE EQUITY PORTFOLIO FUND II, LLC

                                   By: _________________________________
                                       Name:
                                       Title:

                                   GE CAPITAL EQUITY CAPITAL GROUP, INC.

                                   By: ________________________________
                                       Name:
                                       Title:

                                   NATIONAL CITY EQUITY PARTNERS, INC.

                                   By: ________________________________
                                       Name
                                       Title:

                                   GREAT LAKES CAPITAL INVESTMENTS IV, LLC

                                   By: _________________________________
                                       Name:
                                       Title:

                                   LIBERTY MUTUAL INSURANCE COMPANY

                                   By: __________________________________
                                       Name:
                                       Title:

                            Stock Purchase Agreement

                                   PPM AMERICA PRIVATE EQUITY FUND L.P.

                                   By:  PPM America Capital Partners, LLC, its
                                          general partner

                                   By: _________________________________
                                       Name:
                                       Title:

                                   By: _________________________________
                                       Name:
                                       Title:

                                   OLD HICKORY FUND I, LLC

                                   By:  PPM America, Inc., its manager

                                   By: __________________________________
                                       Name:
                                       Title:

                                   NEW YORK LIFE CAPITAL PARTNERS II L.P.

                                   By:  NYLCAP Manager LLC, its Investment
                                          Manager

                                   By: _________________________________
                                       Name:
                                       Title:

                                   ABBOTT CAPITAL PRIVATE EQUITY FUND III, L.P.

                                   By:  Abbott Capital Private Equity Partners
                                          III, L.P., its general partner

                                   By:  Abbott Capital Management, L.L.C.
                                          its general partner

                                   By: _________________________________
                                       Name:
                                       Title:

                            Stock Purchase Agreement

                                  BNY PARTNERS FUND L.L.C.

                                  By:  BNY Private Investment Management, Inc.,
                                         Member Manager

                                  By: __________________________________
                                      Name:
                                      Title:

                                  THE BOARD OF TRUSTEES OF THE TEXAS GROWTH FUND II, AS TRUSTEE FOR THE TEXAS GROWTH FUND II -- 1998 TRUST

                                  By:  TGF II Management, L.P., as Executive
                                         Director

                                  By:  TGF Management Corp., as General Partner

                                  By: _________________________________
                                      Name:
                                      Title:

                                  3755428 CANADA INC.

                                  By: _________________________________
                                      Name:
                                      Title:

                            Stock Purchase Agreement

                                  WESTON PRESIDIO CAPITAL III, L.P.

                                  By: ________________________________
                                      Name:
                                      Title:

                                  WESTON PRESIDIO CAPITAL IV, L.P.

                                  By: ________________________________
                                      Name:
                                      Title:

                                  WPC ENTREPRENEUR FUND, L.P.

                                  By: ________________________________
                                      Name:
                                      Title:

                                  WPC ENTREPRENEUR FUND II, L.P.

                                  By: ________________________________
                                      Name:
                                      Title:

                            Stock Purchase Agreement

                                  ___________________________________
                                  MICHAEL CAPORALE, JR.


                                  ___________________________________
                                  KENNETH L. BLOOM


                                  ___________________________________
                                  D. KEITH LAVANWAY


                                  ___________________________________
                                  DENNIS W. VOLLMERSHAUSEN

                            Stock Purchase Agreement

PURCHASERS:
                                  AM HOLDING LIMITED

                                   By:___________________________
                                      Name:
                                      Title:

                                  AM EQUITY LIMITED

                                  By:____________________________
                                     Name:
                                     Title:

                                  AM INVESTMENTS LIMITED

                                  By:____________________________
                                     Name:
                                     Title:

                                  ASSOCIATED EQUITY LIMITED

                                  By:____________________________
                                     Name:
                                     Title:

                                  ASSOCIATED INVESTMENTS LIMITED


                                  By:____________________________
                                     Name:
                                     Title:

                            Stock Purchase Agreement

                                   SCHEDULE I

--------------------------------------------------------------------------------------------------------------------------
          Column I              Column II      Column III     Column IV    Column V    Column VI   Column VII  Column VIII
--------------------------------------------------------------------------------------------------------------------------
           Seller               Shares of       Shares of     Shares of    Shares of   Shares of   Shares of    Applicable
                                 Existing       Existing       Voting     Non-Voting   Class B     Class B        Seller
                                 Class A         Class B      Preferred    Preferred   Voting      Non-Voting   Percentage(1)
                               Common Stock   Common Stock    Stock at     Stock at    Common      Common
                                                               Closing      Closing    Stock at    Stock at
                                                                                        Closing     Closing
--------------------------------------------------------------------------------------------------------------------------
Harvest Partners III, L.P.       131,978          None         131,978       None       131,978       None        6.24%
--------------------------------------------------------------------------------------------------------------------------
Harvest Partners III              18,022          None          18,022       None        18,022       None        0.85%
Beteilingungsgesellschaft
Burgerlichen Rechts (mit
Haftungsbeschrankung)
--------------------------------------------------------------------------------------------------------------------------
Harvest Partners IV, L.P.        273,000          None         273,000       None       273,000       None        12.91%
--------------------------------------------------------------------------------------------------------------------------
Harvest Partners IV GmbH &        77,000          none          77,000       None        77,000       None        3.64%
Co. KG
--------------------------------------------------------------------------------------------------------------------------
BancBoston Capital Inc.           72,370         19,118         None        91,488        None       91,488       4.33%
--------------------------------------------------------------------------------------------------------------------------
Private Equity Portfolio          18,298          None          None        18,298        None       18,298       0.87%
--------------------------------------------------------------------------------------------------------------------------
GE Capital Equity Capital         73,190          None          None        73,190        None       73,190       3.46%
Group, Inc.
--------------------------------------------------------------------------------------------------------------------------
National City Equity              62,212          None          None        62,212        None       62,212       2.94%
Partners, Inc.
--------------------------------------------------------------------------------------------------------------------------
Great Lakes Capital               10,979          None          None        10,979        None       10,979       0.52%
Investments IV
--------------------------------------------------------------------------------------------------------------------------
Liberty Mutual Insurance         137,232          None          None       137,232        None      137,232       6.49%
Company
--------------------------------------------------------------------------------------------------------------------------

(1)  To be recalculated to show percentages to six decimal places.

                            Stock Purchase Agreement


--------------------------------------------------------------------------------------------------------------------------
          Column I              Column II      Column III     Column IV    Column V    Column VI   Column VII  Column VIII
--------------------------------------------------------------------------------------------------------------------------
           Seller               Shares of       Shares of     Shares of    Shares of   Shares of   Shares of    Applicable
                                 Existing       Existing       Voting     Non-Voting   Class B     Class B        Seller
                                 Class A         Class B      Preferred    Preferred   Voting      Non-Voting   Percentage(1)
                               Common Stock   Common Stock    Stock at     Stock at    Common      Common
                                                               Closing      Closing    Stock at    Stock at
                                                                                        Closing     Closing
--------------------------------------------------------------------------------------------------------------------------
PPM America Private Equity       181,603          None          None        181,603       None      181,603       8.59%
Fund LP
--------------------------------------------------------------------------------------------------------------------------
Old Hickory Fund I, LLC            1,372          None          None          1,372       None        1,372       0.06%
--------------------------------------------------------------------------------------------------------------------------
New York Life Capital            100,000          None          None        100,000       None      100,000       4.73%
Partners
--------------------------------------------------------------------------------------------------------------------------
Abbot Capital Private             56,000          None          None         56,000       None       56,000       2.65%
Equity Fund I
--------------------------------------------------------------------------------------------------------------------------
BNY Partners I, L.L.C.             4,000          None          None          4,000       None        4,000       0.19%
--------------------------------------------------------------------------------------------------------------------------
The Texas Growth Fund II --      182,976          None          None        182,976       None      182,976       8.66%
1998 Trust
--------------------------------------------------------------------------------------------------------------------------
Weston Presidio Capital           65,992          None          None         65,992       None       65,992       3.12%
III, L.P.
--------------------------------------------------------------------------------------------------------------------------
Weston Presidio Capital IV,      156,986          None          None        156,986       None      156,986       7.43%
L.P.
--------------------------------------------------------------------------------------------------------------------------
WPC Entrepreneur Fund, L.P.        3,256          None          None          3,256       None        3,256       0.15%
--------------------------------------------------------------------------------------------------------------------------
WPC Entrepreneur Fund II,          2,485          None          None          2,485       None        2,485       0.12%
L.P.
--------------------------------------------------------------------------------------------------------------------------

                            Stock Purchase Agreement


--------------------------------------------------------------------------------------------------------------------------
          Column I              Column II      Column III     Column IV    Column V    Column VI   Column VII  Column VIII
--------------------------------------------------------------------------------------------------------------------------
           Seller               Shares of       Shares of     Shares of    Shares of   Shares of   Shares of    Applicable
                                 Existing       Existing       Voting     Non-Voting   Class B     Class B        Seller
                                 Class A         Class B      Preferred    Preferred   Voting      Non-Voting   Percentage(1)
                               Common Stock   Common Stock    Stock at     Stock at    Common      Common
                                                              Closing      Closing     Stock at    Stock at
                                                                                       Closing     Closing
--------------------------------------------------------------------------------------------------------------------------
Michael Caporale                  35,844          None          None       205,892        None       71,688       9.74%
--------------------------------------------------------------------------------------------------------------------------
Keith LaVanway                     3,213          None          None        66,981        None        6,426       3.17%
--------------------------------------------------------------------------------------------------------------------------
Kenneth Bloom                      3,344          None          None        56,483        None        6,688       2.67%
--------------------------------------------------------------------------------------------------------------------------
Dennis Vollmershausen              1,000          None          None         4,189        None        2,000       0.20%
--------------------------------------------------------------------------------------------------------------------------
Robert Franco                      None           None          None        21,256        None        None        1.01%
--------------------------------------------------------------------------------------------------------------------------
Wayne Fredrick                     None           None          None        10,627        None        None        0.50%
--------------------------------------------------------------------------------------------------------------------------
Scott Harcek                       None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------
John Haumesser 1                   None           None          None        10,627        None        None        0.50%
--------------------------------------------------------------------------------------------------------------------------
John Haumesser 2                   None           None          None        10,627        None        None        0.50%
--------------------------------------------------------------------------------------------------------------------------
Kevin Kaestner                     None           None          None        10,627        None        None        0.50%
--------------------------------------------------------------------------------------------------------------------------
Rende                              None           None          None            0         None        None        0.00%
--------------------------------------------------------------------------------------------------------------------------
Michelle Russell                   None           None          None        10,627        None        None        0.50%
--------------------------------------------------------------------------------------------------------------------------
David King                         None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------

                            Stock Purchase Agreement


--------------------------------------------------------------------------------------------------------------------------
          Column I              Column II      Column III     Column IV    Column V    Column VI   Column VII  Column VIII
--------------------------------------------------------------------------------------------------------------------------
           Seller               Shares of       Shares of     Shares of    Shares of   Shares of   Shares of    Applicable
                                 Existing       Existing       Voting     Non-Voting   Class B     Class B        Seller
                                 Class A         Class B      Preferred    Preferred   Voting      Non-Voting   Percentage(1)
                               Common Stock   Common Stock    Stock at     Stock at    Common      Common
                                                               Closing      Closing    Stock at    Stock at
                                                                                        Closing     Closing
--------------------------------------------------------------------------------------------------------------------------
Monica Pritchard                   None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------
Robert Schindler                   None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------
Cynthia Sobe                       None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------
James Zechinati                    None           None          None         5,314        None        None        0.25%
--------------------------------------------------------------------------------------------------------------------------
David Campbell                     None           None          None         1,200        None        None        0.06%
--------------------------------------------------------------------------------------------------------------------------
Paul Ordakowski                    None           None          None         2,000        None        None        0.09%
--------------------------------------------------------------------------------------------------------------------------
Dennis Thompson                    None           None          None         3,000        None        None        0.14%
--------------------------------------------------------------------------------------------------------------------------
Gordon Morgan                      None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------
Mark Marcheggiani                  None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------
Scott Thomson                      None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------
Robb Struckel                      None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------
Steve Terry                        None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------
Paul Pratt                         None           None          None         1,000        None        None        0.05%
--------------------------------------------------------------------------------------------------------------------------

                            Stock Purchase Agreement


--------------------------------------------------------------------------------------------------------------------------
          Column I              Column II      Column III     Column IV    Column V    Column VI   Column VII  Column VIII
--------------------------------------------------------------------------------------------------------------------------
           Seller               Shares of       Shares of     Shares of    Shares of   Shares of   Shares of    Applicable
                                 Existing       Existing       Voting     Non-Voting   Class B     Class B        Seller
                                 Class A         Class B      Preferred    Preferred   Voting      Non-Voting   Percentage(1)
                               Common Stock   Common Stock    Stock at     Stock at    Common      Common
                                                               Closing      Closing    Stock at    Stock at
                                                                                        Closing     Closing
--------------------------------------------------------------------------------------------------------------------------
Kong Chen                          None           None          None           8,290      None        None        0.39%
--------------------------------------------------------------------------------------------------------------------------
Michael D'Jock                     None           None          None           5,640      None        None        0.27%
--------------------------------------------------------------------------------------------------------------------------
TOTAL OUTSTANDING:              1,672,352          19,118      500,000     1,614,019     500,000   1,234,871       100%
--------------------------------------------------------------------------------------------------------------------------
TOTAL AUTHORIZED:               2,500,000       2,500,000      500,000     1,614,019   2,536,823   2,036,823
--------------------------------------------------------------------------------------------------------------------------


                            Stock Purchase Agreement

                                   SCHEDULE II


----------------------------------------------------------------------------------------------------
                                              Shares of            Shares of Non-Voting Preferred
Purchaser                               Voting Preferred Stock                  Stock
----------------------------------------------------------------------------------------------------
AM Holding Limited                             46,664                       150,635
----------------------------------------------------------------------------------------------------
AM Equity Limited                             113,334                       365,846
----------------------------------------------------------------------------------------------------
AM Investments Limited                        113,334                       365,846
----------------------------------------------------------------------------------------------------
Associated Equity Limited                     113,334                       365,846
----------------------------------------------------------------------------------------------------
Associated Investments Limited                113,334                       365,846
----------------------------------------------------------------------------------------------------

                                                                    Exhibit 99.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               AMH HOLDINGS, INC.

          AMH HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 19, 2004.

          2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation of the Corporation (this "Amended and Restated Certificate of Incorporation") has been duly adopted in accordance therewith, and amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation.

          3. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the DGCL and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the DGCL to every stockholder entitled to such notice.

          4. The text of the Certificate of Incorporation is amended and restated by this Amended and Restated Certificate of Incorporation to read as herein set forth in full.

          FIRST: The name of the corporation is AMH Holdings, Inc.

SECOND: The registered office and registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law (the "DGCL") as from time to time in effect and to possess and exercise all of the powers and privileges granted by the DGCL.

          FOURTH:

          A. Authorized Capital Stock.

          1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [---------] consisting of (i) [---------] shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") and (ii) [---------] shares of Common Stock, par value $0.01 per share (the "Common Stock"). The Common Stock shall consist of (i) [--------------] of Class A, Series I (Voting) Common Stock (the "Class A Voting Common Stock"),
(ii) [---------] shares of Class A, Series II (Non-Voting) Common Stock (the "Class A

Non-Voting Common Stock"), (iii) [--------] shares of Class B, Series I (Voting) Common Stock (the "Class B Voting Common Stock" and, collectively with the Class A Voting Common Stock, the "Voting Common Stock"), and (iv) [--------] shares of Class B, Series II (Non-Voting) Common Stock (the "Class B Non-Voting Common Stock" and, collectively with the Class B Voting Common Stock, the "Class B Common Stock"; the Class B Non-Voting Common Stock, collectively with the Class A Non-Voting Common Stock, the "Non-Voting Common Stock"). The number of authorized shares of any class or series of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto) and no vote of the holders of any class or series of Common Stock or Preferred Stock voting separately as a class shall be required therefor.

          2. The Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock and/or the unissued shares of Common Stock, for one or more classes or series of Preferred Stock and/or one or more classes or series of Common Stock and, with respect to each such class or series, to fix the number of shares constituting such class or series and the designation of such class or series, the voting powers (if any) of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such class or series. The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock or Common Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other class or series of Common Stock or Preferred Stock at any time outstanding.

          3. Except as otherwise required by law, the holders of shares of Preferred Stock or Common Stock of any class or series, as applicable, shall be entitled only to such voting rights, if any, as shall be expressly granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations, pursuant to Section 151(g) of the DGCL, relating to such class or series).

          B. Common Stock. The voting powers, rights and qualifications, limitations or restrictions of each class of the Common Stock shall be identical in all respects except as otherwise set forth below. There follows certain specific rights, qualifications, limitations and restrictions pertaining to the various classes and series of Common Stock:

          1. Dividends. Subject to the provisions of law and the rights, if any of the holders of any outstanding class or series of Preferred Stock, no dividends or other distributions, whether payable in securities, in cash, in property or in shares of capital stock of the Corporation shall be declared or paid on the shares of any class or series of Common Stock unless an Equivalent Dividend (as hereinafter defined) per share is declared and paid on outstanding shares of all other classes or series of Common Stock and Preferred Stock. An "Equivalent Dividend," when used with reference to a dividend or distribution declared or paid on any class or series of Common Stock, shall mean a dividend in the same form and per share amount that is paid on another class or series of Common Stock, except that each class or series of Common Stock shall be considered to be identical to each other class or series in the case of dividends or distributions payable in capital stock or in debt or securities exchangeable or exercisable for, or convertible into, capital stock.

          2. Liquidation. Subject to the provisions of law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock or any class or series of stock having a preference over or right to participate with the Common Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to the holders of Common Stock shall be distributed to each of the holders of shares of all classes and series of Common Stock ratably on the basis of the number of shares held by such holder, without any preference or priority of any class or series over any other class or series.

          3. Voting. (a) Except as otherwise required by law, the holders of shares of Class A Voting Common Stock and the holders of shares of Class B Voting Common Stock shall have one vote per share on all matters on which holders of Common Stock shall have the right or otherwise be entitled to vote upon. Except as otherwise provided by law, the holders of shares of Class A Non-Voting Common Stock and the holders of shares of Class B Non-Voting Common Stock shall have no right to vote on any matter presented to the stockholders of the Corporation, and the Class A Non-Voting Common Stock and Class B Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

          (b) If the holders of any shares of Class A Non-Voting Common Stock or Class B Non-Voting Common Stock are entitled, by reason of applicable law, to vote on any matter, either as a separate class or together with the holders of shares of Class A Voting Common Stock or Class B Voting Common Stock, as applicable, then, unless prohibited by applicable law, the holders of the shares of Class A Voting Common Stock and the holders of shares of Class B Voting Common Stock shall also have the right to vote, separately as a single class, thereon.

          4. Reclassification. Effective immediately and automatically upon the filing with the Secretary of State of the State of Delaware of (i) this Amended and Restated Certificate of Incorporation and (ii) a Certificate of Designations with respect to the Class A, Series I (Voting) Convertible Preferred Stock of the Company, par value $0.01 per share (the "Voting Preferred Stock") and the Class A, Series II (Non-Voting) Convertible Preferred Stock of the Company, par value $0.01 per share (the "Non-Voting Preferred Stock"), each outstanding share of the capital stock of the Corporation shall be reclassified, pursuant to
Section 242 of the DGCL, as follows:

          (a) each outstanding share of Class A Common Stock of the Corporation held by Harvest Partners III, L.P., Harvest Partners III
Beteilingungsgesellschaft Burgerlichen Rechts (Mit Haftungsbeschrankung), Harvest Partners IV, L.P. or Harvest Partners IV, GmbH & Co. KG (collectively, the "Harvest Shareholders") shall be and become (i) one share of Voting Preferred Stock and (ii) one share of Class B Voting Common Stock;

          (b) each share of Class A Common Stock of the Corporation issued upon the exercise after December [_] of options granted pursuant to pursuant to the AMH Holdings, Inc. 2004 Option Plan (the "Option Exercise Shares") as two shares of Non-Voting Preferred Stock;

          (c) each share of Class A Common Stock of the Corporation (other than any Option Exercise Shares) held by Michael Caporale, Jr., Kenneth L. Bloom, D. Keith LaVanway or Dennis W. Vollmershausen (the "Management Shares") as two shares of Class B Non-Voting Common Stock.; and

          (d) each outstanding share of Class A Common Stock or Class B Common Stock of the Company, as applicable, held by shareholders of the Corporation that are not Harvest Related Shareholders (other than any Option Exercise Shares and any Management Shares) as (i) one share of Class A Non-Voting Preferred Stock and (ii) one share of Class B Non-Voting Common Stock.

          FIFTH:

          1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as otherwise provided by law. The number of directors constituting the Board of Directors shall be fixed from time to time by, or in the manner provided in, the By-laws of the Corporation. Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          2. The Board of Directors of the Corporation shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders of the Corporation to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors of the Corporation.

          SIXTH:

          1. To the fullest extent permitted by the laws of the State of
Delaware:

          (a) the Corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The Corporation may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

          (b) the Corporation (i) shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article Sixth,
Section 1 and (ii) may pay expenses incurred by any person whom the Corporation has determined to indemnify pursuant to the third sentence of subsection (a) of this Article Sixth, Section 1, in each case in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

          (c) The Corporation may purchase and obtain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section 1 against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Sixth, Section 1 or otherwise.

          (d) The provisions of this Article Sixth, Section 1 shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether or not arising from acts or omissions to act occurring before or after the adoption hereof. The provisions of this Article Sixth, Section 1 shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section 1 and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provisions of this Article Sixth, Section 1 shall be found to be invalid or limited in application by reason of any law or regulation, such finding shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section 1 shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent of the Corporation may otherwise be entitled or permitted by contract, this Certificate of Incorporation, vote of the stockholders or directors of the Corporation or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Sixth, Section 1 shall be made to the fullest extent permitted by law.

          (e) For purposes of this Article Sixth, references to "other enterprises" shall include, without limitation, employee benefit plans; references to "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

          2. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

          SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          EIGHTH:

          1. In anticipation that Harvest Partners IV, LP and/or its affiliates (collectively, "Harvest") and Investcorp International S.A. and/or its affiliates (collectively, "Investcorp"), and certain partners, directors, officers, employees and agents of Harvest or Investcorp, respectively (each, a "Related Person"), will be substantial stockholders of the Corporation, and in anticipation that at some time in the future Harvest and/or Investcorp (including, without limitation, entities in which Harvest and/or Investcorp acquires an interest) may engage in the same or similar activities or lines of business as does the Corporation, and may thereby be interested in the same corporate opportunities as is the Corporation, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Harvest and Investcorp (including the service of Related Persons as officers and directors of the Corporation), the provisions of this Article Eighth are set forth pursuant to Section 122(17) of the DGCL to regulate and define the conduct of certain affairs of the Corporation as they may involve Harvest, Investcorp or Related Persons, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

          2. Neither Harvest nor Investcorp shall have any duty not to (i) engage in, acquire or possess an interest in any other business venture of any kind, nature or description, independently or with others, whether or not such ventures are competitive with or in the same or similar lines of business as that of the Corporation or (ii) engage in business or other dealing with persons or entities transacting business with the Corporation. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation to participate in any such venture or business of Harvest or

Investcorp, and acknowledges that none of Harvest, Investcorp or any Related Person shall be liable to the Corporation or its stockholders for breach of fiduciary duty solely by reason of the participation of Harvest or Investcorp, as applicable, in any such venture.

          3. In the event that Harvest or Investcorp acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for either Harvest or Investcorp, on the one hand, and the Corporation, on the other hand, neither Harvest nor Investcorp shall have any duty to offer or communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in any such corporate opportunity and acknowledges neither Harvest nor Investcorp shall be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Harvest or Investcorp pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

          4. In the event that a Related Person serving as an officer or director of the Corporation acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both the Corporation, on the one hand, and Harvest or Investcorp, on the other hand, such officer or director shall have no duty to offer or communicate information regarding such corporate opportunity to the Corporation except as provided below. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in any such corporate opportunity and acknowledges that such officer or director shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that Harvest or Investcorp pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not communicate or offer information regarding such corporate opportunity to the Corporation; provided, however, that any corporate opportunity that is expressly offered to a Related Person in writing solely in his or her capacity as an officer or director of the Corporation shall belong to the Corporation.

          5. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall he deemed to have notice of, and to have consented to, the provisions of this Article Eighth.

          NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by a duly authorized officer of the Corporation this [_] day of December 2004.

                                     By:  ______________________________
                                          Name:
                                          Title:

                                                                    Exhibit 99.2

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              AMH HOLDINGS II, INC.

          AMH HOLDINGS II, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

          1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 2, 2004.

          2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation of the Corporation (this "Amended and Restated Certificate of Incorporation") has been duly adopted in accordance therewith, and amends, restates and integrates the provisions of the Certificate of Incorporation of the Corporation.

          3. The text of the Certificate of Incorporation is amended and restated by this Amended and Restated Certificate of Incorporation to read as herein set forth in full.

          FIRST: The name of the corporation is AMH Holdings II, Inc. (the "Corporation").

          SECOND: The registered office and registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation Law (the "DGCL") as from time to time in effect and to possess and exercise all of the powers and privileges granted by the DGCL.

          FOURTH:

          A. Authorized Capital Stock.

          1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [---------] consisting of (i) [---------] shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock") and (ii) [---------] shares of Common Stock, par value $0.01 per share (the "Common Stock"). The Common Stock shall consist of (i) [-------] shares of Class A, Series I (Voting) Common Stock (the "Class A Voting Common Stock"),
(ii) [---------] shares of Class A, Series II (Non-Voting) Common Stock (the "Class A Non-Voting Common Stock"), (iii) [--------] shares of Class B, Series I (Voting) Common Stock (the "Class B Voting Common Stock" and, collectively with the Class A Voting Common Stock, the "Voting Common Stock"), and (iv) [-------] shares of Class B, Series II (Non-

Voting) Common Stock (the "Class B Non-Voting Common Stock" and, collectively with the Class B Voting Common Stock, the "Class B Common Stock"; the Class B Non-Voting Common Stock, collectively with the Class A Non-Voting Common Stock, the "Non-Voting Common Stock"). The number of authorized shares of any class or series of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of
Section 242(b)(2) of the DGCL (or any successor provision thereto) and no vote of the holders of any class or series of Common Stock or Preferred Stock voting separately as a class shall be required therefor.

          2. The Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock and/or the unissued shares of Common Stock, for one or more classes or series of Preferred Stock and/or one or more classes or series of Common Stock and, with respect to each such class or series, to fix the number of shares constituting such class or series and the designation of such class or series, the voting powers (if any) of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such class or series. The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock or Common Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other class or series of Common Stock or Preferred Stock at any time outstanding.

          3. Except as otherwise required by law, the holders of shares of Preferred Stock or Common Stock of any class or series, as applicable, shall be entitled only to such voting rights, if any, as shall be expressly granted thereto by this Certificate of Incorporation (including any certificate of designations, pursuant to Section 151(g) of the DGCL, relating to such class or series).

          B. Common Stock. The voting powers, rights and qualifications, limitations or restrictions of each class of the Common Stock shall be identical in all respects except as otherwise set forth below. There follows certain specific rights, qualifications, limitations and restrictions pertaining to the various classes and series of Common Stock:

          1. Dividends. Subject to the provisions of law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock, and except for one dividend in an aggregate amount not greater than $96,406,123.00 payable on shares of Class B Common Stock on or prior to December 31, 2004 (with respect to which holders of Preferred Stock shall not participate and shall not be entitled to an Equivalent Dividend), no dividends or other distributions, whether payable in securities, in cash, in property or in shares of capital stock of the Corporation shall be declared or paid on the shares of any class or series of Common Stock unless an Equivalent Dividend (as hereinafter defined) per share is declared and paid on outstanding shares of all other classes or series of Common Stock and Preferred Stock. An "Equivalent Dividend," when used with reference to a dividend or distribution declared or paid on any class or series of Common Stock, shall mean a dividend in the same form and per share amount that is paid on another class or series of Common Stock, except that each class or series of Common Stock shall be considered to be identical to each other class or series in the case of dividends or distributions payable in capital stock or in debt or securities exchangeable or exercisable for, or convertible into, capital stock.

          2. Liquidation. Subject to the provisions of law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock or any class or series of stock having a preference over or right to participate with the Common Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to the holders of Common Stock shall be distributed to each of the holders of shares of all classes and series of Common Stock ratably on the basis of the number of shares held by such holder, without any preference or priority of any class or series over any other class or series.

          3. Voting. (a) Except as otherwise required by law, the holders of shares of Class A Voting Common Stock and the holders of shares of Class B Voting Common Stock shall have one vote per share on all matters on which holders of Common Stock shall have the right or otherwise be entitled to vote upon. Except as otherwise provided by law, the holders of shares of Class A Non-Voting Common Stock and the holders of shares of Class B Non-Voting Common Stock shall have no right to vote on any matter presented to the stockholders of the Corporation, and the Class A Non-Voting Common Stock and Class B Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

          (b) If the holders of any shares of Class A Non-Voting Common Stock or Class B Non-Voting Common Stock are entitled, by reason of applicable law, to vote on any matter, either as a separate class or together with the holders of shares of Class A Voting Common Stock or Class B Voting Common Stock, as applicable, then, unless prohibited by applicable law, the holders of the shares of Class A Voting Common Stock and the holders of shares of Class B Voting Common Stock shall also have the right to vote, separately as a single class, thereon.

          4. Conversion. Upon the sale of Common Stock through an underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission, each outstanding share of Non-Voting Common Stock shall automatically convert into, and shall thereupon be and become (without the necessity of any further action to be taken by the Corporation), one share of Voting Common Stock (an "IPO Conversion"); provided, however, that no IPO Conversion shall occur, and the provisions of this Article Fourth,
Section 4, shall be without effect, with respect to any public offering of shares of Common Stock if, prior to the consummation of such offering, the Board of Directors of the Corporation shall have determined by resolution that such IPO Conversion would result in a breach of or default under any contract, agreement or instrument relating to the indebtedness of the Corporation or would give rise to an obligation to repay, repurchase, redeem, or otherwise discharge any such indebtedness or evidence thereof, or to offer to do any of the foregoing.

          FIFTH:

          1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as otherwise provided by law. The number of directors constituting the Board of Directors shall be fixed from time to time by, or in the manner provided in, the By-laws of the Corporation. Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          2. The Board of Directors of the Corporation shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders of the Corporation to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors of the Corporation.

          SIXTH:

          1.   To the fullest extent permitted by the laws of the State of
Delaware:

          (a) the Corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The Corporation may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

          (b) the Corporation (i) shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article Sixth,
Section 1 and (ii) may pay expenses incurred by any person whom the Corporation has determined to indemnify pursuant to the third sentence of subsection (a) of this Article Sixth, Section 1, in each case in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

          (c) The Corporation may purchase and obtain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section 1 against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Sixth, Section 1 or otherwise.

          (d) The provisions of this Article Sixth, Section 1 shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether or not arising from acts or omissions to act occurring before or after the adoption hereof. The provisions of this Article Sixth, Section 1 shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section 1 and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provisions of this Article Sixth, Section 1 shall be found to be invalid or limited in application by reason of any law or regulation, such finding shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section 1 shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent of the Corporation may otherwise be entitled or permitted by contract, this Certificate of Incorporation, vote of the stockholders or directors of the Corporation or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Sixth, Section 1 shall be made to the fullest extent permitted by law.

          (e) For purposes of this Article Sixth, references to "other enterprises" shall include, without limitation, employee benefit plans; references to "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

          2. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

          SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          EIGHTH:

          1. In anticipation that Harvest Partners IV, LP and/or its affiliates (collectively, "Harvest") and Investcorp S.A. and/or its affiliates (collectively, "Investcorp"), and certain partners, directors, officers, employees and agents of Harvest or Investcorp, respectively (each, a "Related Person"), will be substantial stockholders of the Corporation, and in anticipation that at some time in the future Harvest and/or Investcorp (including, without limitation, entities in which Harvest and/or Investcorp acquires an interest) may engage in the same or similar activities or lines of business as does the Corporation, and may thereby be interested in the same corporate opportunities as is the Corporation, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Harvest and Investcorp (including the service of Related Persons as officers and directors of the Corporation), the provisions of this Article Sixth are set forth pursuant to Section 122(17) of the DGCL to regulate and define the conduct of certain affairs of the Corporation as they may involve Harvest, Investcorp or Related Persons, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

          2. Neither Harvest nor Investcorp shall have any duty not to (i) engage in, acquire or possess an interest in any other business venture of any kind, nature or description, independently or with others, whether or not such ventures are competitive with or in the same or similar lines of business as that of the Corporation or (ii) engage in business or other dealing with persons or entities transacting business with the Corporation. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation to participate in any such venture or business of Harvest or Investcorp, and acknowledges that none of Harvest, Investcorp or any Related Person shall be liable to the Corporation or its stockholders for breach of fiduciary duty solely by reason of the participation of Harvest or Investcorp, as applicable, in any such venture.

          3. In the event that Harvest or Investcorp acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for either Harvest or Investcorp, on the one hand, and the Corporation, on the other hand, neither Harvest nor Investcorp shall have any duty to offer or communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in any such corporate opportunity and acknowledges neither Harvest nor Investcorp shall be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Harvest or Investcorp pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

          4. In the event that a Related Person serving as an officer or director of the Corporation acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both the Corporation, on the one hand, and Harvest or Investcorp, on the other hand, such officer or director shall have no duty to offer or communicate information regarding such corporate opportunity to the Corporation except as provided below. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in any such corporate opportunity and acknowledges that such officer or director shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that Harvest or Investcorp pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not communicate or offer information regarding such corporate opportunity to the Corporation; provided, however, that any corporate opportunity that is expressly offered to a Related Person in writing solely in his or her capacity as an officer or director of the Corporation shall belong to the Corporation.

          5. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall he deemed to have notice of, and to have consented to, the provisions of this Article Ninth.

          TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this [_] day of December, 2004.

                                                  ___________________________
                                                  Philip J. Power
                                                  Incorporator

                                                                    Exhibit 99.3

                             RESTRUCTURING AGREEMENT

          This RESTRUCTURING AGREEMENT (this "Agreement") is entered into as of December [_], 2004, by and among amH HOLDINGS, Inc., a Delaware corporation (the "Company"), AMH HOLDINGS II, Inc., a Delaware corporation ("Holdings"), HARVEST PARTNERS III, L.P., ("HPIII LP"), HARVEST PARTNERS III, GbR, ("HPIII GBR"), HARVEST PARTNERS IV GmbH & CO. KG, ("HPIV GMBH"), HARVEST PARTNERS IV, L.P., ("HPIV LP" and collectively with HPIII LP, HPIII GBR and HPIV GMBH the "Harvest Funds" and individually each a "Harvest Fund"), BANCBOSTON CAPITAL INC. ("BancBoston"), PRIVATE EQUITY PORTFOLIO FUND II, LLC ("PEPF"), GE CAPITAL EQUITY CAPITAL GROUP, INC. ("GE"), NATIONAL CITY EQUITY PARTNERS, INC. ("National"), GREAT LAKES CAPITAL INVESTMENTS IV, LLC ("Great Lakes"), LIBERTY MUTUAL INSURANCE COMPANY ("Liberty"), OLD HICKORY FUND I, LLC ("Old Hickory"), PPM AMERICA PRIVATE EQUITY FUND L.P. ("PPM"), ABBOTT CAPITAL PRIVATE EQUITY FUND III, L.P. ("Abbott"), THE TEXAS GROWTH FUND II - 1998 TRUST ("Texas"), WESTON PRESIDIO CAPITAL III, L.P. ("Weston III"),WESTON PRESIDIO CAPITAL IV, L.P. ("Weston IV"), WPC ENTREPRENEUR FUND, L.P. ("Entrepreneur I"),WPC ENTREPRENEUR FUND II, L.P. ("Entrepreneur II" and collectively with Weston III, Weston IV and Entrepreneur I the "Weston Investors" and individually each a "Weston Investor"), BNY PARTNERS FUND L.L.C. ("BNY"), NEW YORK LIFE CAPITAL PARTNERS II L.P. ("New York Life"), 3755428 Canada Inc. ("Canada"), AM HOLDING LIMITED, a Cayman Islands corporation, ("Investcorp I"), AM EQUITY LIMITED, a Cayman Islands corporation ("Investcorp II"), AM INVESTMENTS LIMITED, a Cayman Islands corporation ("Investcorp III"), ASSOCIATED EQUITY LIMITED, a Cayman Islands corporation ("Investcorp IV"), ASSOCIATED INVESTMENTS LIMITED, a Cayman Islands corporation ("Investcorp V" and, collectively with Investcorp I, Investcorp II, Investcorp III and Investcorp IV, the "Investcorp Entities"), and certain stockholders of the Company listed on the Executive Signature Page hereto (each, an "Executive" and collectively the "Executives") (the Harvest Funds, BancBoston, PEFP, GE, National, Great Lakes, Liberty, Old Hickory, PPM, Abbott, Texas, the Weston Investors, BNY, New York Life, Canada, the Investcorp Entities and the Executives are referred to collectively herein as the "Contributors," and individually herein as a "Contributor").

          WHEREAS, the Contributors own all of the issued and outstanding capital stock of the Company;

          WHEREAS, the Contributors and the Company desire to restructure the Company by creating Holdings, a holding company which shall own all of the issued and outstanding capital stock of the Company;

          WHEREAS, immediately following the Restructuring, the Contributors shall own all of the issued and outstanding capital stock of Holdings on the same terms and in the same proportion as the capital stock of the Company is held by the Contributors immediately prior to the Restructuring; and

          WHEREAS, Holdings was incorporated in the State of Delaware on December 2, 2004 in contemplation of the Restructuring.

                            Restructuring Agreement

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:

                            Restructuring Agreement

          1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in that certain Stock Purchase Agreement, dated as of December 5, 2004, by and among the Company, Harvest Partners, Inc., as the Sellers' Representative, each of the Sellers named therein, and each Investcorp Entity, as the Purchasers.

          2. Contribution to Holdings. (a) On the date of this Agreement, each Contributor agrees to contribute and, as soon as practicable, deliver to Holdings certificates representing the number of shares of (i) Class B, Series I (Voting) Common Stock, par value $0.01 per share, of the Company (the "Company Class B Voting Common Stock"), (ii) Class B, Series II (Non-Voting) Common Stock, par value $0.01 per share, of the Company (the "Company Class B Non-Voting Common Stock" and, collectively with the Company Class B Voting Common Stock, the "Company Common Stock"), (iii) Class A, Series I (Voting) Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Company Voting Preferred Stock") and (iv) Class A, Series II (Non-Voting) Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Company Non-Voting Preferred Stock" and, collectively with the Company Voting Preferred Stock, the "Company Preferred Stock"; the Company Preferred Stock and the Company Common Stock, collectively, the "Outstanding Company Stock"), as applicable, as specified for each such Contributor on Schedule 1 attached hereto, endorsed in blank or accompanied by duly executed assignment documents.

          (b) In exchange for the contribution of the shares of Outstanding Company Stock pursuant to Section 2(a), Holdings agrees to issue and deliver to each Contributor the number of shares of (i) Class B, Series I (Voting) Common Stock, par value $0.01 per share, of Holdings (the "Holdings Class B Voting Common Stock"), (ii) Class B, Series II (Non-Voting) Common Stock, par value $0.01 per share, of Holdings (the "Holdings Class B Non-Voting Common Stock" and, collectively with the Holdings Class B Voting Common Stock, the "Holdings Class B Common Stock"), (iii) Class A, Series I (Voting) Convertible Preferred Stock, par value $0.01 per share, of Holdings (the "Holdings Voting Preferred Stock") and (iv) Class A, Series II (Non-Voting) Convertible Participating Preferred Stock, par value $0.01 per share, of Holdings (the "Holdings Non-Voting Preferred Stock" and, collectively with the Holdings Voting Preferred Stock, the "Holdings Preferred Stock"; the Holdings Preferred Stock and the Holdings Class B Common Stock, collectively, the "Outstanding Holdings Stock"), as applicable, as specified for each such Contributor on Schedule 1 attached hereto (in each case, in the form of stock certificates issued by Holdings representing such shares). The parties hereto intend that the transactions described in this Section 2 (the "Initial Exchange") be characterized as an exchange under Section 351(a) of the Internal Revenue Code of 1986, as amended.

          3.   Representations and Warranties Concerning the Transaction.

          (a) Representations and Warranties with respect to the Company. The Company represents and warrants to each of the Contributors that:

               (i) Organization of the Company. The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

               (ii) Authorization of Transaction. The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations

                            Restructuring Agreement
hereunder. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms and conditions, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except as required by applicable state, province or "blue sky" securities laws or regulations, which shall be timely made.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of its subsidiaries is subject, (b) violate or conflict with any provision of its charter or bylaws or
(c) result in a breach of or constitute a default under, any material agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its assets is subject.

               (iv) Capital Stock and Related Matters. The authorized capital stock of the Company consists of (i) [-------] shares of Company Class A Voting Common Stock, of which (x) no shares are issued and outstanding immediately prior to the Restructuring and (y) no shares will be issued and outstanding immediately after the Restructuring, (ii) [-------] shares of Class A, Series II (Non-Voting) Common Stock of the Company, par value $0.01 per share (the "Company Class A Non-Voting Common Stock") of which (x) no shares are issued and outstanding immediately prior to the Restructuring and (y) no shares will be issued and outstanding immediately after the Restructuring, (iii) [---------] shares of Company Class B Voting Common Stock, of which (x) [-------] shares are issued and outstanding immediately prior to the Restructuring and (y) [-------] shares will be issued and outstanding and owned by Holdings immediately after the Restructuring, (iv) [---------] shares of Company Class B Non-Voting Common Stock, of which (x) [---------] shares are issued and outstanding immediately prior to the Restructuring and (y) [---------] shares will be issued and outstanding and owned by Holdings immediately after the Restructuring, (v) [-------] shares of Company Voting Preferred Stock, of which (x) [------] shares are issued and outstanding immediately prior to the Restructuring and (y) [------] shares will be issued and outstanding and owned by Holdings immediately after the Restructuring and (vi) [---------] shares of Company Non-Voting Preferred Stock, of which (x) [---------] shares are issued and outstanding immediately prior to the Restructuring and (y) [---------] shares will be issued and outstanding and owned by Holdings immediately after the Restructuring. Immediately prior to the Restructuring, the record ownership of the capital stock of the Company shall be as set forth on Schedule 1. Immediately after the Restructuring, except as described above, the Company will not have outstanding any capital stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. Immediately after the Restructuring, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its outstanding capital stock or any warrants, options or other rights to acquire its capital stock. As of the Restructuring and

                            Restructuring Agreement
immediately thereafter, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

          (b) Representations and Warranties with respect to Holdings. The Company and Holdings represent and warrant, jointly and severally, that:

               (i) Organization of Holdings. Holdings is duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) Authorization of Transaction and Holdings Shares. Holdings has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Holdings Stockholders Agreement. Holdings has (i) caused the Holdings Charter and the Holdings Certificate of Designations to be duly adopted and filed with the Secretary of State of the State of Delaware and (ii) authorized the issuance of the shares of Outstanding Holdings Stock to the Contributors pursuant to Section 2. Each of this Agreement and the Holdings Stockholders Agreement constitutes a valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms and conditions, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. Holdings need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by each of this Agreement and the Holdings Stockholders Agreement, except as required by applicable state, province or "blue sky" securities laws or regulations, which shall be timely made.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement or the Holdings Stockholders Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Holdings is subject, (b) violate or conflict with any provision of the Holdings Charter or the bylaws of Holdings or (c) result in a breach of or constitute a default under, any material agreement, contract, lease, license, instrument, or other arrangement to which Holdings is a party or by which it is bound or to which any of its assets is subject.

               (iv) Capital Stock and Related Matters

          (A) The authorized capital stock of Holdings consists of (i) [------] shares of Class A, Series I (Voting) Common Stock, par value $0.01 per share, of Holdings (the "Holdings Class A Voting Common Stock"), of which (x) no shares are issued and outstanding immediately prior to the Restructuring and (y) [-------] shares will be reserved for issuance after the Restructuring upon the conversion of any shares of Holdings Voting Preferred Stock, (ii) [---------] shares of Class A, Series II (Non-Voting) Common Stock, par vale $0.01 per share, of Holdings (the "Holdings Class A Non-Voting Common Stock" and, collectively with the Holdings Class A Voting Stock, the "Holdings Class A Common Stock"; the Holdings Class A Common Stock, collectively with the Holdings Class B Common Stock, the "Holdings Common Stock"; and the Holdings Common Stock, collectively with the Holdings Preferred Stock, the

                            Restructuring Agreement

"Holdings Stock"), of which (x) no shares are issued and outstanding immediately prior to the Restructuring and (y) [---------] shares will be reserved for issuance after the Restructuring upon the conversion of any shares of Holdings Non-Voting Preferred Stock, (iii) [---------] shares of Holdings Class B Voting Common Stock, of which (x) no shares are issued and outstanding immediately prior to the Restructuring and (y) [-----] shares will be issued and outstanding immediately after the Restructuring, (iv) [---------] shares of Holdings Class B Non-Voting Common Stock, of which (x) no shares are issued and outstanding immediately prior to the Restructuring, (y) [--------] shares will be issued and outstanding immediately after the Restructuring and (2) [-------] shares will be reserved for issuance upon the exercise of employee stock options ("Holdings Options") issued pursuant to the AMH Holdings II, Inc. 2004 Stock Option Plan, which plan has been approved by the board of directors of Holdings, in each case, immediately after the Restructuring, (v) [-----] shares of Holdings Voting Preferred Stock, of which (x) no shares are issued and outstanding immediately prior to the Restructuring and (y) [-----] shares will be issued and outstanding immediately after the Restructuring and (vi) [---------] shares of Holdings Non-Voting Preferred Stock, of which (x) no shares are issued and outstanding immediately prior to the Restructuring and (y) [---------] shares will be issued and outstanding immediately after the Restructuring. Immediately after the Restructuring, Holdings will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Outstanding Holdings Stock and the Holdings Options. Immediately after the Restructuring, Holdings will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its outstanding capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Holdings Stockholders Agreement, the Holdings Charter and the Holdings Certificate of Designations. Immediately after the Restructuring, all of the shares of Outstanding Holdings Stock shall be validly issued, fully paid and nonassessable.

          (B) There are no statutory or contractual preemptive rights or rights of refusal with respect to the issuance of the shares of Outstanding Holdings Stock to the Contributors pursuant to Section 2. Holdings has not violated any applicable federal or state securities laws in connection with the issuance of any of its capital stock pursuant to Section 2 and, assuming the representations and warranties of each of the Contributors contained in Section 4(c) are true and correct, the issuance of the shares of Outstanding Holdings Stock pursuant to Section 2 does not require registration under the Securities Act, or any applicable state securities laws. Immediately after the Restructuring, there will be no agreements between Holdings' stockholders with respect to the voting, transfer or registration of Holdings' capital stock, except for the Holdings Stockholders Agreement.

               (v) No Liabilities. As of immediately prior to the Restructuring, Holdings does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, except for liabilities and obligations (i) to pay the Transaction Dividend and (ii) pursuant to each Securities Purchase Agreement and each Dividend Promissory Note.

                            Restructuring Agreement

               (vi) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the Company's and Holdings' knowledge, threatened against Holdings.

               (vii) No Other Business. Holdings is engaged in no business other than its ownership of the capital stock of the Company.

               (viii) Terms. With respect to each Contributor, the Restructuring shall be on the same terms and conditions as afforded to each other Contributor. Other than the Harvest Fee and the Purchasers Fee, no Contributor shall receive any payments or fees in connection with the Restructuring.

          (c) Representations and Warranties of each Contributor. Each Contributor, severally and not jointly, for itself only and not on behalf of any other Contributor, represents and warrants to the Company and Holdings, as follows:

               (i) Authorization of Transaction. If such Contributor is not an individual, such Contributor has all necessary power and authority, and if such Contributor is an individual, such Contributor has full legal capacity, to execute and deliver this Agreement and the other documents to be executed and delivered by such Contributor as contemplated hereby, to carry out such Contributor's obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including the contribution and delivery of the shares of Outstanding Company Stock held by such Contributor. If such Contributor is not an individual, the execution and delivery of this Agreement and the other documents to be executed and delivered by such Contributor as contemplated hereby have been duly authorized by all requisite corporate, limited liability or other action, as applicable, and no other corporate, limited liability or other action, as the case may be, is necessary to authorize the execution, delivery and performance of this Agreement and such other documents by such Contributor and the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of such Contributor, enforceable in accordance with its terms and conditions, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. Such Contributor, to the best of its knowledge, need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. Immediately prior to the Restructuring, such Contributor is the record owner of the capital stock of the Company set forth next to its name on Schedule 1.

               (ii) Noncontravention. To the best of such Contributor's knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Contributor is subject.

                            Restructuring Agreement

               (iii) Brokers' Fees. Such Contributor has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

               (iv) Securities Law Compliance. Such Contributor:

               (A) is acquiring the shares of Outstanding Holdings Stock for its own account and not with a view to, or for resale in connection with, any distribution of such shares in violation of the Securities Act or any securities laws applicable to such Contributor. Such Contributor understands that the shares of Holdings Stock acquired by it pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state or province by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Contributor and upon the other representations made by such Contributor in this Agreement. Such Contributor understands that the Company and Holdings are relying upon the representations, warranties and agreements made by such Contributor in this Agreement.

               (B) understands that it may not sell or transfer any shares of Holdings Stock acquired by it pursuant to this Agreement except in accordance with the registration requirements of the Securities Act and of any applicable state or province or "blue sky" securities laws or regulations or an exemption from such registration requirements or regulations. Such Contributor further understands that, except as set forth in the Holdings Stockholders Agreement, Holdings has no obligation or present intention of so registering any shares of Holdings Stock, and that there is no assurance that any exemption from registration under the Securities Act and any applicable state or province or "blue sky" securities laws or regulations will be available, or if available, that such exemption will allow such Contributor to dispose of or otherwise transfer any or all of the shares of Holdings Stock in the amounts or at the times that such Contributor may propose.

               (C) understands that any sale or transfer of shares of Holdings Stock acquired by it pursuant to this Agreement is subject to the restrictions on such sale or transfer contained in the Holdings Stockholders Agreement and that the certificates evidencing the shares of Holdings Stock, if any, will bear the restrictive legends provided for in the Holdings Stockholders Agreement.

               (D) (i) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the transactions referred herein, (ii) fully understands the nature, scope and duration of the limitations applicable to the shares of Holdings Stock and (iii) is able to bear the economic risk of the investment in the shares of Holdings Stock.

               (E) is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended and (ii) a "qualified purchaser" within the meaning of the Investment Company Act of 1940, as amended.

               (F) has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the shares of Holdings Stock and has had

                            Restructuring Agreement
full access to such other information concerning Holdings as such Contributor has requested. Such Contributor has reviewed, or has had an opportunity to review, the Holdings Charter, the Holdings Certificate of Designations, the by-laws of Holdings and the Holdings Stockholders Agreement.

          4. Post-Closing Covenants. Holdings, the Company and the Contributors agree as follows with respect to the period following the consummation of the transactions described herein.

          (a) General. Each party to this Agreement will take such further action (including the execution and delivery of such further instruments and documents) as is reasonably necessary to carry out the purpose of this Agreement as any other party hereto may reasonably request, all at the sole cost and expense of such requesting party.

          (b) Holdings Stock. The certificates representing shares of Holdings Stock issued under this Agreement will be imprinted with such legends as are required pursuant to the terms and conditions of the Holdings Stockholders Agreement.

          5.   Miscellaneous.

          (a) Press Releases and Public Announcements. Except in accordance with Section 6.8 of the Purchase Agreement, no party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Holdings and the Company and any other party named therein; provided, that any party hereto may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing party will use its reasonable best efforts to advise the other parties hereto prior to making the disclosure).

          (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Holdings and the Company. Notwithstanding anything herein to the contrary, each of the Contributors may, in the ordinary course of its business and in accordance with applicable law, at any time assign to a Permitted Transferee (as such term is defined in the Holdings Stockholders Agreement) all or part of the obligations under this Agreement.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, by original or facsimile signature, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is

                            Restructuring Agreement
sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          To any Contributor:

               As specified for each such Contributor on the books and records of the Company.

          To Holdings or the Company:

               AMH Holdings II, Inc.
               3737 State Road
               Cuyahoga Falls Road, Ohio 44223
               Attention: Chief Financial Officer
               Facsimile No:

               with copies to (which shall not constitute notice to Holdings or the Company):

               280 Park Avenue, 33rd Floor
               New York, NY 10017
               Attention:  Ira D. Kleinman
                           Christohper Whalen
               Facsimile No.: (212) 812-0100

               and

               White & Case LLP
               1155 Avenue of the Americas
               New York, NY 10036
               Attention:   John M. Reiss, Esq.
                            Oliver C. Brahmst, Esq.
               Facsimile No.:  (212) 354-8113

               And

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue
               47th Floor
               New York, New York  10166-0193
               Attention:       E. Michael Greaney
               Telephone:       (212) 351-4000
               Facsimile:       (212) 351-4035

Any party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary

                            Restructuring Agreement
mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

          (f) Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The state or federal courts located within the state of New York shall have jurisdiction over any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the parties hereto consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The parties hereto hereby agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in section 4(e), or in such other manner as may be permitted by law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

          (g) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, and agrees to cause its subsidiaries to waive, all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

          (h) Amendments and Waivers. This Agreement may be amended, or any provision of this Agreement may be waived upon a written approval, executed by the parties hereto. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any such party or such holder under or by reason of this Agreement.

          (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (j) Expenses. Each of the Contributors and Holdings and the Company will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Company will bear the reasonable legal fees and expenses of Winston & Strawn LLP, counsel to certain of the Contributors, in connection with the Restructuring.

                            Restructuring Agreement

          (k) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

                            Restructuring Agreement

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       AMH HOLDINGS II, INC.

                                       By:_________________________________
                                          Name:
                                          Title:

                                       AMH HOLDINGS, INC.

                                       By:_________________________________
                                          Name:
                                          Title:

                                       HARVEST PARTNERS III, L.P.

                                       By:  Harvest Associates III, LLC,
                                            its general partner

                                       By:_________________________________
                                          Name:
                                          Title:

                                       HARVEST PARTNERS III, GbR

                                       By:  Harvest Associates III, LLC,
                                            its general partner

                                       By:_________________________________
                                          Name:
                                          Title:

                                       HARVEST PARTNERS IV GmbH & Co. KG

                                       By:  Harvest Partners IV, LLC,
                                            its general partner

                                       By:_________________________________
                                          Name:
                                          Title:

                                       HARVEST PARTNERS IV, L.P.

                                       By:  Harvest Partners IV, LLC,
                                            its general partner

                                       By:_________________________________
                                          Name:
                                          Title:

                                       BANCBOSTON CAPITAL INC.

                                       By:_________________________________
                                          Name:
                                          Title:

                                       PRIVATE EQUITY PORTFOLIO FUND II, LLC

                                       By:_________________________________
                                          Name:
                                          Title:

                                       GE CAPITAL EQUITY CAPITAL GROUP, INC.

                                       By:_________________________________
                                          Name:
                                          Title:

                                       NATIONAL CITY EQUITY PARTNERS, INC.

                                       By:_________________________________
                                          Name:
                                          Title:

                                       GREAT LAKES CAPITAL INVESTMENTS IV, LLC

                                       By:_________________________________
                                          Name:
                                          Title:

                                       LIBERTY MUTUAL INSURANCE COMPANY

                                       By:_________________________________
                                          Name:
                                          Title:

                                       OLD HICKORY FUND I, LLC

                                       By:   PPM America, Inc.,
                                             its manager

                                       By:_________________________________
                                          Name:
                                          Title:

                                       PPM AMERICA PRIVATE EQUITY FUND L.P.

                                       By:   PPM America Capital Partners, LLC,
                                             its general partner

                                       By:_________________________________
                                          Name:
                                          Title:

                                       By:_________________________________
                                          Name:
                                          Title:

                                       ABBOTT CAPITAL PRIVATE EQUITY FUND
                                       III, L.P.

                                       By:   Abbott Capital Private Equity
                                             Partners III, L.P., its general
                                             partner

                                       By:   Abbott Capital Management, L.L.C.,
                                             its general partner

                                       By:_________________________________
                                          Name:
                                          Title:

                                       THE BOARD OF TRUSTEES OF THE TEXAS
                                       GROWTH FUND II, AS TRUSTEE FOR THE TEXAS
                                       GROWTH FUND II - 1998 TRUST

                                       By:   TGF II Management, L.P.,
                                             as Executive Director

                                       By:   TGF Management Corp.,
                                             as General Partner

                                       By:_________________________________
                                          Name:
                                          Title:

                                       WESTON PRESIDIO CAPITAL III, L.P.

                                       By:_________________________________
                                          Name:
                                          Title:

                                       WESTON PRESIDIO CAPITAL IV, L.P.

                                       By:_________________________________
                                          Name:
                                          Title:

                                       WPC ENTREPRENEUR FUND, L.P.

                                       By:_________________________________
                                          Name:
                                          Title:

                                       WPC ENTREPRENEUR FUND II, L.P.

                                       By:_________________________________
                                          Name:
                                          Title:

                                       BNY PARTNERS FUND L.L.C.

                                       By:   BNY Private Investment Management,
                                             Inc., Member Manager

                                       By:_________________________________
                                          Name:
                                          Title:

                                       NEW YORK LIFE CAPITAL PARTNERS II L.P.

                                       By:   NYLCAP Manager LLC,
                                             its Investment Manager

                                       By:_________________________________
                                          Name:
                                          Title:

                                       3755428 CANADA INC.

                                       By:_________________________________
                                          Name:
                                          Title:

                                       AM HOLDING LIMITED

                                       By:_________________________________
                                          Name:
                                          Title:

                                       AM EQUITY LIMITED

                                       By:_________________________________
                                          Name:
                                          Title:

                                       AM INVESTMENTS LIMITED

                                       By:_________________________________
                                          Name:
                                          Title:

                                       ASSOCIATED EQUITY LIMITED

                                       By:_________________________________
                                          Name:
                                          Title:


                                       ASSOCIATED INVESTMENTS LIMITED

                                       By:_________________________________
                                          Name:
                                          Title:

                                       EXECUTIVE SIGNATURE PAGE

                                             __________________________________
                                             MICHAEL CAPORALE, JR.


                                             __________________________________
                                             KENNETH L. BLOOM

                                             __________________________________
                                             D. KEITH LAVANWAY

                                             __________________________________
                                             DENNIS W. VOLLMERSHAUSEN

                                   Schedule 1

                             CONTRIBUTED SECURITIES

                                         CONTRIBUTED          ISSUED HOLDINGS
          CONTRIBUTOR                  COMPANY SHARES            SHARES
-------------------------------------- --------------------- -------------------
Harvest Partners III, L.P.

Harvest Partners III, GbR

Harvest Partners IV GmbH & Co. KG

Harvest Partners IV, L.P.

BancBoston Capital Inc.

Private Equity Portfolio Fund II, LLC

GE Capital Equity Capital Group, Inc.

National City Equity Partners, Inc.

Great Lakes Capital Investments IV, LLC

Liberty Mutual Insurance Company

Old Hickory Fund I, LLC

PPM America Private Equity Fund L.P.

Abbott Capital Private Equity Fund III, L.P.

The Texas Growth Fund II - 1998 Trust

Weston Presidio Capital III, L.P.

Weston Presidio Capital IV, L.P.

                                         CONTRIBUTED          ISSUED HOLDINGS
          CONTRIBUTOR                  COMPANY SHARES            SHARES
-------------------------------------- --------------------- -------------------
WPC Entrepreneur Fund, L.P.

WPC Entrepreneur Fund II, L.P.

BNY Partners Fund L.L.C.

New York Life Capital Partners II L.P.

3755428 Canada Inc.

Michael Caporale, Jr.

Kenneth L. Bloom

D. Keith LaVanway

Dennis Vollmershausen

AM Holding Limited

AM Equity Limited

AM Investments Limited

Associated Equity Limited

Associated Investments Limited

                                                                    Exhibit 99.4

================================================================================

                             STOCKHOLDERS AGREEMENT

                         Dated as of December __, 2004

                                  By and Among

                             AMH HOLDINGS II, INC.

                                      and

                       THE STOCKHOLDERS SIGNATORY HERETO

================================================================================

                             STOCKHOLDERS AGREEMENT

          This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of December __, 2004, by and among AMH Holdings II, Inc., a Delaware corporation (the "Company"), Harvest Partners III, L.P., a Delaware limited partnership, Harvest Partners III Beteiligungsgesellschaft Burgerlichen Rechts (mit Haftungsbeschrankung), a German limited liability partnership, Harvest Partners IV, L.P., a Delaware limited partnership, and Harvest Partners IV GmbH & Co. KG, a German limited partnership, (each, a "Harvest Fund" and, collectively, the "Harvest Funds"), the holders of Preferred Stock set forth on Schedule I attached hereto each such holder individually a "Preferred Holder," and collectively, the "Preferred Holders"), the financial investors listed on
Schedule II attached hereto (each, a "Financial Investor" and, collectively, the "Financial Investors"), certain stockholders of the Company listed on the Executive Signature Page hereto (collectively, the "Executives") and, for purposes of Section 4.2 of this Agreement, Apollo Investment Corporation ("Apollo").

                             W I T N E S S E T H :

          WHEREAS, the Company, AMH Holdings, Inc. ("Holdings") and the Stockholders have entered into the Restructuring Agreement, dated as of the date hereof, pursuant to which the Company will effect a restructuring upon the terms and subject to the satisfaction or waiver of the conditions set forth therein (the "Restructuring") and, among other things, amend the Company's Certificate of Incorporation to include a Certificate of Designations authorizing the issuance of the Preferred Stock, as amended from time to time (the "Certificate of Designations");

          WHEREAS, this Agreement is being entered into pursuant to the Restructuring and the Stock Purchase Agreement dated as of December __, 2004, by and among Holdings, Harvest Partners, Inc., a New York corporation, and the other parties signatory thereto (the "Stock Purchase Agreement");

          WHEREAS, the Stockholders own the Preferred Stock and the Common Stock in the amounts set forth on Schedule III attached hereto;

          WHEREAS, (i) the Company has adopted a Stock Option Plan (as defined below), and (ii) Holdings has in place its AMH Holdings, Inc. 2004 Stock Option Plan (the "Holdings Plan"), in each case for certain members of management and key employees of the Company and its subsidiaries, and pursuant to such plans any Equity Securities (including shares of common stock issuable under the Holdings Plan and immediately exchangeable for shares of Common Stock (as defined below) of the Company) issuable upon exercise of the Stock Options (as defined below) shall be subject to, and have the benefit of, the terms of this Agreement to the extent expressly provided for herein;

          WHEREAS, Holdings and the Existing Investors are party to an Amended and Restated Stockholders Agreement (the "Holdings Stockholders Agreement"), dated as of March 4, 2004, which Holdings and the Existing Investors desire to terminate herewith; and

          WHEREAS, the Company and the Stockholders each desire to enter into this Agreement to, inter alia, regulate and limit certain rights relating to the Equity Securities and to limit the sale, assignment, transfer, encumbrance or other disposition of such Equity Securities and to provide for the consistent and uniform management of the Company as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

          SECTION 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          "Adjusted Cash Flow" shall mean, for any period, (a) the EBITDA of the Company and its Subsidiaries for such period less (b) capital expenditures (as determined in accordance with GAAP) of the Company and its Subsidiaries for such period.

          "Affiliate" shall mean, with respect to any Person, any other Person
     (a) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (b) with respect to Abbott Capital Private Equity Fund III, L.P., GE Capital Equity Capital Group, Inc. and Private Equity Portfolio Fund II, LLC, advised or managed by, such Person and (c) with respect to any Investcorp Investors, with whom Investcorp S.A. or any Affiliate thereof has any administrative relationship with respect to securities of the Company. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Aggregate Liquidation Preference Amount" shall have the meaning set forth in the Certificate of Designations.

          "AMHI" shall have the meaning set forth in Section 4.1(a) of this Agreement.

          "Apollo" shall have the meaning set forth in the preamble to this Agreement.

          "Applicable Law" shall mean, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

          "Approved Recapitalization" shall mean any Recapitalization:

               (a) that occurs after the date that is thirty-two (32) months after the date hereof,

               (b) that does not result in (x) the projected annual blended cost of funds under the Company's consolidated indebtedness for the period after the closing date of the Recapitalization (including interest and fees, but excluding legal fees and other similar costs of issuance, with (i) interest of floating rate indebtedness being deemed equal to the interest rate (or if there is an option of several floating rates, such as one or more "LIBOR" and "Base" rates, the lowest rate) in effect on the date of the commitment (or if there is no commitment, the date of the proposal letter) for the related bank financing, in each case taking into consideration the maximum rate of interest that would be charged under any "market flex" provision contained therein except as provided below (the "Determination Date"), (ii) upfront fees being amortized over the term of such indebtedness and (iii) the principal amount of revolving indebtedness being deemed equal to the principal amount projected to be outstanding on the closing date of the Recapitalization), being in excess of (y) the annual blended cost of funds of the Company's consolidated indebtedness (with upfront fees paid in connection therewith treated on a basis consistent with clause
          (ii) of the parenthetical in the foregoing clause (x)) for the period of four consecutive fiscal quarters ended most recently prior to the Determination Date,

               (c) that does not result in the ratio of (i) consolidated indebtedness of the Company as of the closing date of the Recapitalization, net of cash and cash equivalents of the Company and its Subsidiaries, to (ii) Bank Adjusted EBITDA of the Company and its Subsidiaries for the period of twelve (12) consecutive monthly fiscal periods ended most recently prior to the closing date of the Recapitalization for which financial statements are available, exceeding five (5) to one (1),

               (d) in which any new indebtedness incurred in connection therewith (including under any amended, or amended and restated financing) shall be on terms and conditions (other than those addressed in clause (b) above) that, taken as a whole, are not less favorable in all material respects to the Company and its Subsidiaries than the indebtedness of the Company and its Subsidiaries immediately prior to such Recapitalization, and

               (e) the net proceeds of which are applied, pursuant to Section 4.7, to the repurchase of Equity Securities.

     Notwithstanding clause (b) above, at the election of the Investcorp Investors (in the case of any Recapitalization pursuant to Section 4.4) or the Harvest Funds (in the case of any Recapitalization pursuant to Section 4.5) (each being the "Initiating Investor"), the Initiating Investor may exclude from the determination under clause (b) above any interest payable pursuant to any "market flex" provision on the Determination Date. In any such case, the relevant Recapitalization shall be considered an Approved Recapitalization for all purposes of this Agreement. However, in any such case, upon the signing of the relevant definitive credit documentation, the determination under clause (b) shall be remade as of the date of such signing (considering such date of signing to be the "Determination Date" for purposes of such clause). If the test specified in clause (b) is not satisfied at such time, notwithstanding anything in
     Section 4.4 or 4.5, as applicable, to the contrary, the Initiating Investor shall not have the right to cause such Recapitalization to be consummated except if such Recapitalization is approved by a Special Board Approval.

          "Associated" shall have the meaning set forth in Section 4.1(a) of this Agreement.

          "Bank Adjusted EBITDA" shall mean, for any period and with respect to any Approved Recapitalization, the earnings before interest, taxes, depreciation and amortization of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, subject to such additional add-backs, reductions and other adjustments as are permitted or required for purposes of determining compliance with the leverage covenant (i.e., debt or senior debt to "EBITDA" (or its equivalent) covenant or, if there is no leverage covenant, any coverage ratio covenant) under the largest bank credit facility of the Company and its Subsidiaries in effect on the closing date of such Approved Recapitalization.

          "Base Amount" shall have the meaning set forth in the definition of "Projected Adjusted Cash Flow."

          "Board" shall mean the Board of Directors of the Company.

          "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or authorized by Applicable Law to close.

          "Capital Stock" shall mean:

               (a) in the case of a corporation, corporate stock (including common and preferred stock);

               (b) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

               (c) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

          As used herein, unless the context otherwise requires, "Capital Stock" shall refer to the capital stock of the Company.

          "Certificate of Designations" shall have the meaning set forth in the recitals to this Agreement.

          "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as amended from time to time.

          "Change of Control Transaction" shall mean any transaction or series of related transactions that (i) results in the sale or transfer (whether by stock sale, merger, exchange or otherwise) of fifty percent (50%) or more of the Equity Securities or the voting power of the Voting Stock of the Company other than a Drag Along Event initiated pursuant to Section 2.4(a)(i), Section 4.4(b) or Section 4.6 or (ii) results in a "Change of Control" under the Indentures.

          "Class A Series I Common Stock" shall mean the Class A Series I (Voting) Common Stock of the Company, par value $0.01 per share.

          "Class A Series II Common Stock" shall mean the Class A Series II (Non-Voting) Common Stock of the Company, par value $0.01 per share.

          "Class B Series I Common Stock" shall mean the Class B Series I (Voting) Common Stock of the Company, par value $0.01 per share.

          "Class B Series II Common Stock" shall mean the Class B Series II (Non-Voting) Common Stock of the Company, par value $0.01 per share.

          "Common Stock" shall mean the Class A Series I Common Stock, the Class A Series II Common Stock, Class B Series I Common Stock and the Class B Series II Common Stock.

          "Company" shall have the meaning set forth in the preamble to this Agreement.

          "Company Recap Event" shall have the meaning set forth in Section 4.7(b)(i) of this Agreement.

          "Demand Notice" shall have the meaning set forth in Section 3.1(b) of this Agreement.

          "Demand Request" shall have the meaning set forth in Section 3.1(a) of this Agreement.

          "Designated Options" shall mean the options to purchase the shares of common stock of Holdings that have been granted to the persons and in the amounts set forth on Exhibit A hereto. For purposes of various calculations contained in this Agreement, the number of Designated Options as of any date of determination will be the number of such options that remain outstanding on such applicable date of determination (giving effect to any adjustments in such number of options, for stock splits, stock distributions, and the like, as dictated by the plan documents).

          "Designated Sale Event" shall mean any transaction or series of related transactions that would result in the sale of fifteen percent (15%) or more of the Equity

     Securities of the Company (calculated by assuming conversion of the Preferred Stock into Common Stock).

          "Determination Date" shall have the meaning set forth in the definition of "Approved Recapitalization."

          "Director" shall mean a member of the Board.

          "Drag Along Event" shall mean a transaction or series of related transactions that would result in the sale of 100% of the Equity Securities of the Company for cash to a Person that is not an Affiliate of any Drag Seller.

          "Drag Seller" shall have the meaning set forth in Section 2.4(a) of this Agreement.

          "EBITDA" shall mean, for any period and any Person, "EBITDA" (as defined in Associated's Amended and Restated Credit Agreement dated as of August 29, 2003, as amended by a First Amendment thereto dated as of March 18, 2004) for such period.

          "Equity Securities" shall mean, as of any applicable date of determination, the shares of Capital Stock of the Company outstanding as of such date of determination.

          "Equity Value" shall mean, as of any applicable date of determination, the total fair market value of the Equity Securities of the Company determined in accordance with the applicable provisions of this Agreement.

          "Excess New Securities" shall have the meaning set forth in Section 2.5(a) of this Agreement.

          "Excess Participants" shall have the meaning set forth in Section 2.3(b) of this Agreement.

          "Excess Tag Securities" shall have the meaning set forth in Section 2.3(b) of this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Executives" shall have the meaning set forth in the preamble to this Agreement.

          "Executive Officer" shall have the meaning given to such term in Rule 3b-7 under the Exchange Act, as the same may be amended from time to time.

          "Existing Investors" shall mean, as of any applicable date of determination, the Harvest Funds, the Financial Investors and the Executives, and their respective Permitted Transferees, in each case who hold Equity Securities of the Company as of such date of determination.

          "Existing Investor Recap Event" shall have the meaning set forth in
     Section 4.7(b)(iii) of this Agreement.

          "Fall-Away Governance Rights" shall have the meaning set forth in
     Section 4.3 of this Agreement.

          "Financial Investor" and "Financial Investors" shall have the meanings set forth in the preamble to this Agreement as updated pursuant to Section 2.2(c), in each case who hold as of such date of determination Equity Securities of the Company.

          "First Valuation" shall have the meaning set forth in Section 4.5(a) of this Agreement.

          "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. Except as otherwise expressly provided herein, all ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP as in effect from time to time.

          "Governmental Authority" shall mean any U.S. or non-U.S. federal, state, municipal or other governmental department, board, bureau, agency or instrumentality, or any court.

          "Harvest Fund" and "Harvest Funds" shall mean, as of any applicable date of determination, the Harvest Funds and their Permitted Transferees who become Permitted Transferees pursuant to Section 2.2(a)(iii) or (iv), in each case who hold as of such date of determination Equity Securities of the Company.

          "Holders' Counsel" shall have the meaning set forth in the definition of "Registration Expenses."

          "Holdings" shall have the meaning set forth in the recitals to this Agreement.

          "Holdings Plan" shall have the meaning set forth in the recitals of this Agreement.

          "Holdings Stockholders Agreement" shall have the meaning set forth in the recitals of this Agreement.

          "Incentive Securities" shall mean and include, at any time, (a) all Stock Options and (b) all shares of Capital Stock issued upon the exercise of Stock Options.

          "Incidental Registration" shall have the meaning set forth in Section 3.2(a) of this Agreement.

          "Indentures" shall mean the Senior Discount Indenture and the Senior Subordinated Indenture.

          "Independent Firm" shall have the meaning set forth in Section 4.4(a) of this Agreement.

          "Initiating Investors" shall have the meaning set forth in the definition of "Approved Recapitalization."

          "Investcorp Investors" shall mean, as of any applicable date of determination, the original Preferred Holders and their Permitted Transferees who become Permitted Transferees pursuant to Section 2.2(a)(iii) or (iv), in each case who hold as of such date of determination Equity Securities of the Company. [If Investcorp Coinvestment Partners I, L.P. and/or Northwestern Mutual Life Insurance Company do not purchase shares directly at closing pursuant to Section 9.14 of the Stock Purchase Agreement, and therefore either such entity is not an "original Preferred Holder" on the date of this Agreement, the parties will agree to add language to the executed version of this Agreement to provide that the entity that subsequently purchases shares from an Investcorp Investor thereof shall be a Permitted Transferee of the Investcorp Investors under
     Section 2.2, and as such it shall be deemed an Investcorp Investor; provided, that such transfer occurs within six months after closing]

          "Investcorp IPO Consent Right" shall have the meaning set forth in
     Section 3.1(f)(i) of this Agreement.

          "Investcorp Priority" shall have the meaning set forth in Section 3.1(f)(i) of this Agreement.

          "Investcorp Recap Event" shall have the meaning set forth in Section 4.7(b)(ii) of this Agreement.

          "Management Stockholder" shall mean each of the Executives and each of the members of management of the Company or its Subsidiaries that, from time to time, become party to this Agreement pursuant to Section 6.5(b) hereto as updated by Section 2.2(c), in each case who hold as of such date of determination Equity Securities of the Company.

          "Mezzanine Notes" shall mean $75,000,000 original principal amount of 13.625% Senior Notes Due 2014 of the Company outstanding pursuant to an indenture dated as of the date hereof (the "Mezzanine Notes Indenture").

          "Mezzanine Notes Indenture" shall have the meaning set forth in the definition of "Mezzanine Notes."

          "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

          "New Bank Facility" shall mean the amended and restated credit agreement, among the Company, Holdings, Associated, Gentek Building Products Limited and UBS

     AG, Stamford Branch and Canadian Imperial Bank of Commerce, as administrative agents, dated as of the date hereof.

          "New Securities" shall mean any Capital Stock of the Company, whether authorized now or in the future, and any rights, options or warrants to purchase any Capital Stock ("Options"), provided that "New Securities" shall not include (a) Capital Stock sold in a Public Offering or in a transaction pursuant to Rule 144A of the Securities Act, (b) Capital Stock issued as consideration in any merger or Recapitalization of the Company or issued as consideration for the acquisition of another Person or assets of another Person, (c) any issuance of Capital Stock approved by a Special Board Approval to any Person which is determined by the Board to be strategically beneficial to the operations of the Company (other than solely as a source of capital), (d) Options issued to a commercial bank, commercial leasing company or other Person whose principal business is the extension of financing to third parties as part of any financing transaction, so long as such Options are not the only security component of such financing transaction or (e) Incentive Securities; provided that in the event any of the Harvest Funds, the Investcorp Investors or any of their respective Affiliates are to participate in any issuance contemplated by any of clauses (a) through (e), such issuance shall be subject to approval by the Requisite Disinterested Holders and, if, the Harvest Funds are to participate, the Investcorp Investors, and, if, the Investcorp Investors are to participate, the Harvest Funds.

          "New Securities Price" shall have the meaning set forth in Section 2.5(a) of this Agreement.

          "Non-Qualified Person" shall mean any Person who is (a) directly or indirectly engaged in any business which the Board determines to be competing with the businesses of the Company or any of its Subsidiaries,
     (b) any material customer or supplier of the Company or any of its Subsidiaries, (c) an adverse party in any legal or arbitration proceeding with the Company or any of its Subsidiaries, (d) designated by the Board from time to time as a Person whose equity ownership in the Company would, in the reasonable determination of the Board, be adverse to the Company or its businesses and (e) an Affiliate of any Person described in clauses (a) or (d), unless otherwise determined by the Board.

          "Notifying Stockholder" shall have the meaning set forth in Section
     4.6 of this Agreement.

          "Options" shall have the meaning set forth in the definition of "New Securities."

          "Other Drag Stockholders" shall have the meaning set forth in Section 2.4(b) of this Agreement.

          "Other Tag Stockholders" shall have the meaning set forth in Section 2.3(a) of this Agreement.

          "Outstanding Equity Securities" shall mean, as of any applicable date of determination, all shares of Capital Stock (including, for such purposes but without duplication, shares of Preferred Stock on an as-converted basis) outstanding as of such date of determination plus without duplication all shares of Common Stock issuable upon the exercise of Designated Options then outstanding.

          "Participant" shall have the meaning set forth in Section 2.3(b) of this Agreement.

          "Permissible Change Period" shall mean the period during the relevant calendar year from and including March 1 through and including April 30; provided, however, that during the year, if any, in which the Equity Value of the Company is determined for purposes of Section 4.4(a) of this Agreement, the Permissible Change Period shall commence on March 1 of such calendar year and shall last until the later of (i) 30 days after the date the Equity Value of the Company is finally determined pursuant to Section 4.4(a) and (ii) April 30 of such calendar year.

          "Permitted Acquisitions" shall mean the acquisition of assets or businesses (by merger, stock purchase, asset purchase or otherwise) from Persons that are not Affiliates of the Company or any of the Stockholders; provided that the value of the consideration paid for such assets or business acquired shall not exceed $25 million.

          "Permitted Transfer" shall have the meaning set forth in Section 2.2(a) of this Agreement.

          "Permitted Transferee" shall have the meaning set forth in Section 2.2(a) of this Agreement.

          "Per Share Price" shall mean an amount equal to the quotient of the Equity Value of the Company at such time divided by the total number of Equity Securities of the Company at such time (giving pro forma effect to the conversion of any outstanding Preferred Stock and the exercise of any outstanding Stock Options or Options to the extent convertible or exchangeable for Common Stock at such time at an exercise price less than the fair market value of the Common Stock at such time).

          "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Preemptive Exercise Notice" shall have the meaning set forth in
     Section 2.5(a) of this Agreement.

          "Preemptive Notice" shall have the meaning set forth in Section 2.5(a) of this Agreement.

          "Preemptive Purchase" shall have the meaning set forth in Section 4.4(b) of this Agreement.

          "Preferred Holder" and "Preferred Holders" shall have the meaning set forth in the preamble to this Agreement.

          "Preferred Stock" shall mean the Series I Preferred Stock and the Series II Preferred Stock.

          "Pro Rata Amount" shall mean, at any time, with respect to any Stockholder and any transaction, the quotient (expressed as a percentage) obtained by dividing (a) the number of Equity Securities held by such Stockholder at such time (calculated by assuming conversion of the Preferred Stock into Common Stock) by (b) the aggregate number of Equity Securities outstanding at such time.

          "Projected Adjusted Cash Flow" shall mean, for the period from January 1, 2005 through December 31, 2008, $646,500,000 (the "Base Amount"), provided that the Base Amount shall be (i) adjusted dollar for dollar for any increase or decrease in EBITDA resulting from acquisitions or dispositions outside the ordinary course of business that have been made by the Company or any of its Subsidiaries during such period, and (ii) decreased dollar-for-dollar by the aggregate amount of capital expenditures made during such four-year period (determined in accordance with GAAP) in excess of $86,000,000, to the extent approved by a Special Board Approval pursuant to Section 4.3(j). All adjustments to the Base Amount shall be made in good faith by a financial or accounting officer of the Company and approved in good faith by a Special Board Approval.

          "Public Offering" shall mean a sale of Common Stock through an underwritten public offering pursuant to an effective registration statement filed with the SEC.

          "Put Offer" shall have the meaning set forth in the Certificate of Designations.

          "Recap Event" shall have the meaning set forth in Section 4.7(b) of this Agreement.

          "Recap Event Amount" shall have the meaning set forth in Section 4.7(c) of this Agreement.

          "Recapitalization" shall mean a transaction or series of related transactions that result in a distribution by repurchase to holders of Equity Securities (including any debt or equity financing related to such distribution by repurchase).

          "Receiving Stockholders" shall have the meaning set forth in Section 4.6(a) of this Agreement.

          "Registration" shall mean each Required Registration and each Incidental Registration.

          "Registration Expenses" shall mean, with respect to the Company, all expenses incident to the Company's performance of or compliance with
     Article III including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one (1) counsel and applicable local counsel (the "Holders' Counsel") which represents all holders of Registrable Securities to be included in the relevant Registration, selected by the holders of a majority of the Registrable Securities to be included in such Registration subject to the approval of the Board; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration (other than the Holders' Counsel and applicable local counsel) incurred in connection with the sale of Registrable Securities.

          "Registrable Securities" shall mean, at any time:

               (a) any shares of Common Stock; and

               (b) any securities issued or issuable in respect of shares of Common Stock (including, without limitation, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise).

                    As to any particular Registrable Securities once issued, such Registrable Securities shall cease to be Registrable Securities:

               (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

               (b) when such securities shall be eligible to be distributed by the holder thereof to the public pursuant to Rule 144(k) under the Securities Act (or any successor provision) without any time or volume limitations; or

               (c) when such securities shall have ceased to be outstanding.

          "Regulated Stockholder" shall mean any Stockholder that directly or indirectly, due to its ownership by an entity subject to Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such regulation) ("Regulation Y"), is subject to the provisions of Regulation Y and holds shares of Equity Securities.

          "Regulation Y" shall have the meaning set forth in the definition of "Regulated Stockholder."

          "Regulatory Problem" shall mean, with respect to any Regulated Stockholder, any set of facts, events or circumstances the existence of which would cause such Regulated Stockholder to be in violation of any law, regulation, rule or other requirement of any Governmental Authority (including, without limitation, Regulation Y).

          "Replacement CEO" shall have the meaning set forth in 4.4(a) of this Agreement.

          "Required Registration" shall have the meaning set forth in Section 3.1(a) of this Agreement.

          "Requisite Disinterested Holders" shall mean, at any time, the holders of at least fifty percent (50%) of the Equity Securities held by Financial Investors at such time.

          "Requisite Holders" shall mean, at any time, and with respect to any Registration and related Public Offering, the holders of at least fifty percent (50%) of the Registrable Securities proposed to be included in such Public Offering before giving effect to any cut-back provisions contained herein.

          "Response Deadline" shall have the meaning set forth in Section 2.3(b) of this Agreement.

          "Restructuring" shall have the meaning set forth in the recitals to this Agreement.

          "Retained Liquidation Preference" shall mean, as of any applicable date of determination, the Aggregate Liquidation Preference Amount divided by the total number of shares of Preferred Stock then outstanding.

          "SEC" shall mean, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

          "Second Valuation" shall have the meaning set forth in Section 4.5(a) of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Senior Discount Indenture" shall mean the Indenture dated as of March 4, 2004, between Holdings and the Wilmington Trust Company, a Delaware corporation, as trustee (the "Trustee"), and the other parties signatory thereto.

          "Senior Discount Notes" shall mean the promissory notes issued under the terms of the Senior Discount Indenture.

          "Senior Subordinated Indenture" shall mean the Indenture dated as of April 23, 2002, among Associated, the Trustee and the other parties signatory thereto, as amend by the Supplemental Indenture dated as of May 10, 2002, among Associated, the Trustee, and Alside, Inc. a Delaware corporation.

          "Senior Subordinated Notes" shall mean promissory notes issued under the terms of the Senior Subordinated Indenture.

          "Series I Preferred Stock" shall mean the Class A Series I (Voting) Convertible Preferred Stock of the Company, par value $0.01 per share.

          "Series II Preferred Stock" shall mean the Class A Series II (Non-Voting) Convertible Preferred Stock of the Company, par value $0.01 per share.

          "Special Board Approval" shall mean the prior approval of a majority of the Board, which majority shall include at least one (1) Director designated by the Investcorp Investors pursuant to Section 4.1(a)(iii) and at least one (1) Director designated by the Harvest Funds pursuant to
     Section 4.1(a)(i).

          "Stock Options" shall mean all options to purchase Equity Securities granted to members of management and key employees of the Company pursuant to a stock option or similar equity plan approved by the Board. For purposes of this Agreement, "Stock Options" shall be deemed to include the Designated Options.

          "Stock Option Plan" shall mean the AMH Holdings II, Inc. 2004 Stock Option Plan of the Company, as in effect on the date hereof, authorizing the issuance of up to 469,782 shares of the Class A Series II Common Stock.

          "Stock Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

          "Stockholder" shall mean, as of any applicable date of determination, each Harvest Fund, each Financial Investor, each Investcorp Investor, each Management Stockholder, each Executive and each other Person who becomes a Stockholder pursuant to Section 6.5(b), and their respective Permitted Transferees who hold Equity Securities of the Company as of such date of determination.

          "Subsidiary" shall mean, with respect to any Person at any time, any corporation, partnership, business trust, joint stock company, association, limited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at such time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation, a majority of the partnership, membership or other similar ownership interests thereof is at such time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation if such Person or Persons shall be allocated a majority of the partnership, association or other business entity gains or losses or shall be or control the managing director, manager, a general partner or the trustee of such partnership, limited liability company, business trust, joint stock company, association or other business entity.

          "Tag-Eligible Securities" shall mean Equity Securities and shares of Common Stock issuable upon the exercise of Stock Options that are vested as of any applicable date of determination.

          "Tag Sellers" shall have the meaning set forth in Section 2.3(a) of this Agreement.

          "Target Amount" shall mean an amount equal to $150 million.

          "TGF" shall have the meaning set forth in Section 2.3(b) of this Agreement.

          "Third Valuation" shall have the meaning set forth in Section 4.5(a) of this Agreement.

          "Threshold Amount" shall mean as of any applicable date of determination, $225,000,000 multiplied by a fraction, (i) the numerator of which is the Aggregate Liquidation Preference Amount and (ii) the denominator of which is the Target Amount.

          "Transfer" shall have the meaning set forth in Section 2.1(a) of this Agreement.

          "Transfer Notice" shall have the meaning set forth in Section 2.3(a) of this Agreement.

          "Trustee" shall have the meaning set forth in the definition of "Senior Discount Indenture."

          "Voting Stock" shall mean the Class A Series I Common Stock, the Class B Series I Common Stock, the Series I Preferred Stock and any other Capital Stock of the Company entitled to vote in the election of directors of the Company.

          "Weston Presidio" shall mean Weston Presidio Service Company, LLC.

                                   ARTICLE II

                         TRANSFER OF EQUITY SECURITIES

          SECTION 2.1 Restrictions.

          (a) No Stockholder shall, directly or indirectly, (i) sell, assign, or in any other manner transfer any Equity Securities to any Person (each such action, a "Transfer"), except pursuant to a Permitted Transfer or pursuant to Sections 4.4(b), 4.4(c), 4.5, 4.6 or 4.7 or (ii) pledge or grant a security interest in any Equity Security to any Person.

          (b) From and after the date hereof until this Agreement is terminated, all certificates or other instruments representing Equity Securities held by any of the Stockholders shall bear a legend which shall substantially state as follows:

          "The securities represented by this certificate are subject to and have the benefit of a Stockholders Agreement dated as of December __, 2004, as the same may be amended from time to time. A copy of such Stockholders Agreement has been filed in the chief executive office of the Company where the same may be inspected daily during business hours.

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other jurisdiction and such securities may not be offered, sold, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and (ii) in accordance with any applicable securities laws of any State of the United States."

     Notwithstanding the foregoing provisions of this Section 2.1(b), the legend required by the paragraph immediately above shall be removed from any such certificates representing Equity Securities (i) when and so long as such Equity Securities shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Equity Securities may be freely transferred at any time without registration thereof under the Securities Act and that such legend may be removed.

          (c) Each Stockholder agrees that it will not effect any Transfer of Equity Securities unless such Transfer is made (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, (ii) in accordance with any applicable securities laws of any State of the United States and (iii) in accordance with any other Applicable Laws.

          (d) The Company agrees that it will not cause or permit any Transfer of any Equity Securities to be made on its books unless such Transfer is a Permitted Transfer and has been made in accordance with the terms hereof.

          (e) Notwithstanding the foregoing, prior to the consummation of a Public Offering, the Company may refuse to Transfer any Equity Securities if making such Transfer would cause the number of recordholders of such Equity Securities to exceed 475.

          (f) Notwithstanding anything herein to the contrary, each Stockholder hereby agrees that it will not, and it will cause each of its Affiliates not to, engage in any transaction that would constitute or result in a "Change of Control" under the Senior Discount Indenture, the Senior Subordinated Indenture or the Mezzanine Notes Indenture, except with the prior written consent of the Harvest Funds and the Investcorp Investors.

          SECTION 2.2 Permitted Transfers.

          (a) Notwithstanding anything to the contrary contained herein (but only to the extent such Transfer is in compliance with Sections 2.1(c), 2.1(e) and 2.1(f)), a Stockholder may at any time effect any of the following Transfers (each a "Permitted Transfer," and each transferee of such Stockholder in respect of such Transfer, a "Permitted Transferee"):

          (i) any Transfer of any or all Equity Securities held by a Stockholder following such Stockholder's death by will or intestacy to such Stockholder's legal representative, heir or legatee;

          (ii) any Transfer of any or all Equity Securities held by a Stockholder as a gift or gifts during such Stockholder's lifetime to such Stockholder's spouse, children, grandchildren or a trust for the benefit of such Stockholder or any of the foregoing;

          (iii) any Transfer of any or all Equity Securities held by a Harvest Fund, an Investcorp Investor or a Financial Investor to any Affiliate of such Person (other than a Non-Qualified Person) [placeholder for Investcorp Coinvestment Partners I, L.P. and/or Northwestern Mutual Life Insurance Company]; provided that any such Affiliate shall Transfer such Equity Securities to the Stockholder from whom such Equity Securities were originally received or acquired within five (5) days after ceasing to be an Affiliate of such Stockholder; and provided, further, that notwithstanding anything in this Agreement to the contrary, shares of Preferred Stock (as such) may only be Transferred by the Investcorp Investors pursuant to this
     Section 2.2(a)(iii), Section 2.2(a)(vii) or Section 2.2(a)(viii);

          (iv) any Transfer by a Harvest Fund, an Investcorp Investor or any Financial Investor to the partners, members or beneficiaries of such Harvest Fund, Investcorp Investor or Financial Investor upon the liquidation or dissolution of such Harvest Fund, such Investcorp Investor or such Financial Investor, as the case may be, in accordance with its controlling fund or other controlling documents, as applicable;

          (v) any Transfer of any or all Equity Securities held by a Stockholder which is made (A) pursuant to Section 2.4 or (B) as an Other Tag Stockholder pursuant to Section 2.3;

          (vi) any Transfer of any or all Equity Securities held by a Stockholder which is made pursuant to Article III;

          (vii) any Transfer by a Stockholder to the Company (A) upon Special Board Approval or (B) as expressly permitted by this Agreement or the Certificate of Designations; or

          (viii) any Transfer not described in any of clauses (i) through (vii) above upon Special Board Approval; provided, however, that if Special Board Approval is granted for the sale of shares of Common Stock by an Investcorp Investor or a Harvest Fund, notwithstanding anything contained in Section 2.3, such sale shall be subject to Section 2.3, whether or not it constitutes a Designated Sale Event; provided, further, that if any Investcorp Investor proposes to sell Preferred Stock to any Harvest Fund under this clause (viii), then in addition to obtaining Special Board Approval for such sale, such Investcorp Investor shall be required to obtain the prior written approval of the Requisite Disinterested Holders prior to consummating such sale.

          (b) In any Transfer referred to in Section 2.2(a) (other than clauses
(v) and (vi) and, to the extent such Transfer constitutes a Change of Control Transaction, clause (viii) thereof), the Permitted Transferee shall agree in writing to be bound by all the provisions of this Agreement and shall execute and deliver to the Company a counterpart to this Agreement. Each Permitted Transferee (other than a Permitted Transferee who received the relevant Equity Securities in a Transfer pursuant to Section 2.2(a)(v) or Section 2.2(a)(vi) or to the extent such Transfer constitutes a Change of Control Transaction, Section 2.2(a)(viii)) shall hold such shares of Equity Securities subject to the provisions of this Agreement as a "Stockholder" hereunder as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

          (c) In any Transfer by a Harvest Fund to a Permitted Transferee which is made pursuant to Section 2.2(a)(iii) or Section 2.2(a)(iv), such Permitted Transferee shall thereafter be a "Harvest Fund." In any Transfer by a Financial Investor to a Permitted Transferee pursuant to Section 2.2(a)(iii) or Section 2.2(a)(iv), such Permitted Transferee shall thereafter be a "Financial Investor." In any Transfer by a Management Stockholder to a Permitted Transferee pursuant to Section 2.2(a)(i) or Section 2.2(a)(ii), such Permitted Transferee shall thereafter be a "Management Stockholder." In any Transfer by an Investcorp Investor to a Permitted Transferee pursuant to Section 2.2(a)(iii) or Section 2.2(a)(iv), such Permitted Transferee shall thereafter be an "Investcorp Investor."

          SECTION 2.3 Tag-Along Rights.

          (a) Except in the case of a Transfer of Preferred Stock, in the event that any Stockholder or group of Stockholders ("Tag Sellers") propose to effect a Transfer of Equity Securities (other than a Permitted Transfer described in Section 2.2(a)(i), (ii), (iii), (iv), (v)(A), (vi) or (vii)) that will result in a Designated Sale Event, such Tag Sellers shall promptly give written notice (the "Transfer Notice") to the Company and each of the other Stockholders and holders of vested Stock Options that are not Tag Sellers (the "Other Tag Stockholders") at least twenty (20) days prior to the scheduled consummation of such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the identity of the proposed purchaser, the type and number of shares of Equity Securities to be sold, the purchase price of each such share of Equity Securities to be sold, the form of consideration, the amount of any escrow, the nature of any significant other arrangements (representations and warranties, indemnifications, etc.) and the date such proposed sale is expected to be consummated.

          (b) Each of the Other Tag Stockholders shall have the right, exercisable upon delivery of an irrevocable written notice to the Tag Seller within ten (10) Business Days after receipt of the Transfer Notice (the "Response Deadline"), to participate in such proposed Transfer on the same terms and conditions as set forth in the Transfer Notice including, without limitation, the making of representations and warranties as to due incorporation, existence and good standing, power and authority of such Other Tag Stockholder, and ownership of the Equity Securities, the granting of all indemnifications (other than The Texas Growth Fund II - 1998 Trust ("TGF") which shall provide insurance in form and substance satisfactory to the Harvest Funds with respect to all such indemnifications) and participating in any escrow arrangements to the extent of their respective pro rata portion and similar agreements agreed to by the Tag Seller, provided that the indemnification obligation of any Other Tag Stockholder to a proposed transferee with respect to the breach of any representation or warranty concerning the Company shall be limited to the lesser of its respective pro rata portion of the obligation and the net proceeds to be received by such Other Tag Stockholder in connection with such Transfer, and provided further that the Investcorp Investors agree that to participate in such Transfer they will convert shares of Preferred Stock into shares of Common Stock to the extent of the ultimate participation by the Investcorp Investors as a Tag Seller or as Other Tag Stockholders therein. For an Other Tag Stockholder to participate in such Transfer with respect to its vested Stock Options (a "Tag Option Holder"), such Tag Option Holder, by the Response Deadline, must deliver to the Company (1) its notice of election to exercise a number of Stock Options up to its pro rata portion (as described below), (2) payment for the aggregate exercise price for such exercise and (3) if not already a party to this Agreement, an executed signature page to this Agreement. Each Other Tag Stockholder electing to participate in the Transfer described in the Transfer Notice (each, a "Participant") shall indicate in its notice of election to the Tag Seller the maximum number of Tag-Eligible Securities it desires to Transfer. Each such Participant shall be entitled to Transfer a number of Tag-Eligible Securities equal to such holder's pro rata portion of the total number of Tag-Eligible Securities to be Transferred, as set forth in the Transfer Notice, up to such maximum number, provided that the Investcorp Investors may, at their option, indicate the number of Tag-Eligible Securities that they desire to Transfer in the aggregate instead of per Participant. For purposes of this
Section 2.3(b) and Section 2.3(c), "pro rata portion" shall mean for each Participant, with the Investcorp Investors being treated as one Participant if so requested, a fraction, the numerator of which is the number of Tag-Eligible Securities held by such Participant (calculated assuming conversion of the Preferred Stock into Common Stock) immediately prior to the Transfer proposed in the Transfer Notice and the denominator of which is the total number of Tag-Eligible Securities (calculated assuming conversion of the Preferred Stock into Common Stock) included in such Transfer outstanding immediately prior to the Transfer proposed in the Transfer Notice held by the Tag Seller and the Other Tag Stockholders collectively. In the event that any Stockholder does not elect to sell all of its respective pro rata portion, the Tag-Eligible Securities that were available for sale by such non-electing Other Tag Stockholders but are not being so sold (the "Excess Tag Securities") shall automatically be deemed to be accepted for sale by (i) each Other Tag Stockholder who indicated in their written response to the Transfer Notice a desire to participate in the sale of Tag-Eligible Securities in excess of its pro rata portion and (ii) the Tag Seller (collectively, the "Excess Participants"). Unless otherwise agreed by all of the Excess Participants, each Excess Participant shall sell a number of Excess Tag Securities equal to the lesser of (x) the number of Excess Tag Securities indicated in the written response to the Transfer Notice or, in the case of the Tag Seller, the Transfer Notice, if any, and (y) an amount equal to the product of (A) the aggregate number of Excess Tag Securities and (B) a fraction, the numerator of which is the number of Tag-Eligible Securities held at such time by such Excess Participant (calculated assuming conversion of the Preferred Stock into Common Stock) and the denominator of which is the aggregate number of Tag-Eligible Securities held at such time by all Excess Participants (calculated assuming conversion of the Preferred Stock into Common Stock).

          (c) Each Participant shall effect its participation in the Transfer by delivering to the Tag Seller (to hold in trust as agent for such Participant), at least three (3) Business Days prior to the date scheduled for such Transfer as set forth in the Transfer Notice, one or more certificates or other instruments, as applicable, in proper form for transfer, which represent the number of Tag-Eligible Securities that such Participant desires to Transfer in accordance with Section 2.3(b). Such certificate or certificates or other instruments, as applicable, shall be delivered by the Tag Seller to such Permitted Transferee on the date scheduled for such Transfer in consummation of the Transfer pursuant to the terms and conditions specified in the Transfer Notice and such Permitted Transferee shall remit to each such Participant its pro rata portion of the net sale proceeds (taking into account transaction costs and expenses incurred by the Tag Seller in connection with such Transfer and transaction costs and expenses incurred by each Participant in connection with such Transfer) to which such Participant is entitled by reason of its participation in such sale. The Tag Seller's sale of Equity Securities in any sale proposed in a Transfer Notice shall be effected on terms and conditions not more favorable than those set forth in such Transfer Notice and applicable to the other Participants. In the event the proposed Transfer is not consummated within twenty (20) Business Days of the date scheduled for such Transfer, the Tag Seller shall promptly return all certificates and/or instruments received from Participants.

          (d) The exercise or non-exercise of the rights of any of the Other Tag Stockholders hereunder to participate in one or more Transfers of Equity Securities made by the Tag Seller shall not adversely affect their rights to participate in subsequent Transfers of Equity Securities subject to this Section
2.3. Nothing in this Section 2.3 shall change the limitations and obligations set forth in Section 2.1 and 2.2.

          SECTION 2.4 Drag-Along Rights.

          (a) Each Stockholder agrees that a Drag Along Event may be initiated by (i) a mutual written consent to do so executed by the Harvest Funds and the Investcorp Investors, (ii) pursuant to Section 4.4(b) or 4.6 by the Investcorp Investors by written notice to the Harvest Funds or (iii) pursuant to Section
4.6 by the Harvest Funds by written notice to the Investcorp Investors. Each party initiating the Drag Along Event pursuant to the immediately preceding sentence is referred to herein as a "Drag Seller" and all such initiating parties as "Drag Sellers."

          (b) Subject to Section 2.4(e), at the written request of the Drag Seller or Drag Sellers, each of the other Stockholders (the "Other Drag Stockholders") agrees to vote all of its shares of Equity Securities, at a special or annual meeting of Stockholders or by written consent in lieu of a meeting, in favor of and, if applicable, shall sell its pro rata portion of the amount of Equity Securities and Stock Options to be Transferred in connection with, the Drag Along Event. In order to effect the foregoing covenant, each Existing Investor that is an Other Drag Stockholder under this Section 2.4 hereby grants to the Harvest Funds, to the extent the Harvest Funds are a Drag Seller pursuant to this Section 2.4, with respect to all of such Stockholder's shares of Capital Stock an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any stockholder vote or action by written consent solely to effect such Drag Along Event in compliance with this
Section 2.4.

          (c) The Company and the Other Drag Stockholders each hereby agree to cooperate fully (including by waiving any other appraisal rights to which such Other Drag Stockholder may be entitled under Applicable Law and each such Stockholder does hereby waive all such appraisal rights) with the Drag Sellers and the purchaser in any such Drag Along Event and, to execute and deliver all documents (including purchase agreements) and instruments as the Drag Sellers and such purchaser request to effect such Drag Along Event including, without limitation, the making of representations and warranties as to due incorporation, existence and good standing, power and authority of such Other Drag Stockholder, and ownership of Equity Securities or Stock Options and the granting of all indemnifications (other than TGF which shall provide insurance in form and substance satisfactory to the Drag Sellers with respect to all such indemnifications) and the execution of all agreements (including, without limitation, participating in any escrow arrangements to the extent of their respective pro rata portion) and similar arrangements which the Drag Sellers is making or executing, provided that the indemnification obligation of any Other Drag Stockholder to proposed purchaser with respect to the breach of any representation or warranty concerning the Company shall be limited to the lesser of the pro rata portion of the obligation and the net proceeds to be received by such Other Drag Stockholder in connection with such Drag Along Event. Upon the closing of such Drag Along Event, each Stockholder shall receive its pro rata portion of the net proceeds (taking into account transaction costs and expenses incurred by the Harvest Funds or the Investcorp Investors, as applicable, in connection with such Drag Along Event, reasonable transaction costs and expenses incurred by each other Stockholder in connection with such Drag Along Event and the costs and expenses described in Section 2.4(d) (but only to the extent not paid or payable by the Company under this Agreement)) and such sale shall be on the same terms and conditions as afforded to the Drag Seller(s). Subject to the transaction costs and expenses discussed in the immediately preceding sentence, for purposes of Section 2.4(b) and 2.4(c), "pro rata portion" shall mean with respect to each Stockholder a fraction, the numerator of which is the number of Equity Securities (including, for such purposes, the number Stock Options to be exercised prior to such Transfer or to be cashed-out in such Transfer) held by such Stockholder immediately prior to such Drag Along Event and the denominator of which is the total number of such Equity Securities (including, for such purposes, the aggregate number Stock Options to be exercised prior to such Transfer or to be cashed-out in such Transfer) outstanding immediately prior to such Drag Along Event, in each case calculated on an as-converted basis and taking into account for each holder of Stock Options that are cashed-out in the Transfer, rather than exercised prior to the Transfer for shares of Common Stock, the aggregate exercise price of any such Stock Options cashed-out in the Transfer.

          (d) It is understood and agreed that in consideration of investment banking services provided by any Person (including the Harvest Funds or the Investcorp Investors or any of their respective Affiliates) a reasonable fee may be paid in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis; provided that if any such fee is payable to any Harvest Fund or any of its Affiliates or the Investcorp Investors or their Affiliates, such fee shall be deemed reasonable if it is consistent with the terms of the amended and restated management agreement entered into by and between Harvest Partners, Inc. and

Associated as of the date hereof or the management agreement entered into by and between Investcorp International Inc. and Associated as of the date hereof, as applicable.

          (e) Unless a holder of Preferred Stock elects to convert its shares of Preferred Stock into Common Stock in order to participate in a Transfer pursuant to this Section 2.4, such holder shall accept the Put Offer in accordance with the terms of Article 7 of the Certificate of Designations.

          SECTION 2.5 Grant of Preemptive Rights to Stockholders.

          (a) In the event that, at any time, the Company shall decide to undertake an issuance of New Securities that is permitted by this Agreement, the Company shall at such time deliver to each Stockholder written notice of the Company's decision, describing the amount, type and terms (including the exercise price and expiration date thereof in the case of any Options) of such New Securities, the purchase price per New Security (the "New Securities Price") to be paid by the purchasers of such New Securities and the other terms upon which the Company has decided to issue such New Securities, including, without limitation, the expected timing of such issuance, which shall not be less than twenty (20) Business Days after the date upon which such notice is given (the "Preemptive Notice"). Each Stockholder shall have ten (10) Business Days from the date on which they receive the Preemptive Notice to agree by written notice to the Company (a "Preemptive Exercise Notice") to purchase up to their Pro Rata Amount of such New Securities (and any Excess New Securities) for the New Securities Price and upon the general terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by any such Stockholder. In the event that in connection with such a proposed issuance of New Securities, such Stockholder shall for any reason fail or refuse to give such written notice to the Company within such ten (10) Business Days period, such Stockholder shall, for all purposes of this Section 2.5, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 2.5 to purchase any of such New Securities. In the event that any Stockholder does not elect to purchase all of its respective Pro Rata Amount of such New Securities, the New Securities that were available for purchase by such non-electing Stockholders (the "Excess New Securities") shall automatically be deemed to be accepted for purchase by the Stockholders who indicated in their Preemptive Exercise Notice a desire to participate in the purchase of New Securities in excess of their Pro Rata Amount. Unless otherwise agreed by all of the Stockholders participating in the purchase of such New Securities, each Stockholder who indicated to purchase more than its Pro Rata Amount shall purchase a number of Excess New Securities equal to the lesser of (i) the number of Excess New Securities indicated in the Preemptive Exercise Notice, if any, and (ii) an amount equal to the product of (A) the aggregate number of Excess New Securities and (B) a fraction, the numerator of which is the number of Equity Securities held at such time by such Stockholder and the denominator of which is the aggregate number of Equity Securities held at such time by all Stockholders who participate in the purchase of Excess New Securities.

          (b) In the event any New Securities to be issued by the Company are not subject to a Preemptive Exercise Notice, the Company shall be free to issue such New Securities to any Person, provided that (i) the price per New Security at which such New Securities are being issued to and purchased by such Person is not less than the New Securities Price, (ii) the other terms and conditions pursuant to which such Person purchases such New Securities are substantially equivalent to the terms set forth in the Preemptive Notice and (iii) such issuance of New Securities takes place within ninety (90) days of the Preemptive Notice. After expiration of the 90-day period, any New Securities to be issued by the Company shall be subject to this Section 2.5.

                                  ARTICLE III

                              REGISTRATION RIGHTS

          SECTION 3.1 Required Registration.

          (a) Required Registration. Commencing six (6) months after the occurrence of the initial Public Offering of the Company (subject to any lock-up agreement under Section 3.8 that may be in effect), the Harvest Funds and the Investcorp Investors shall have the right to require (a "Demand Request") the Company to register under the Securities Act all or a portion of such number of Registrable Securities as such Stockholders shall designate for sale in a written request to the Company (each, a "Required Registration").

          (b) Piggyback Rights. Upon receipt by the Company of a Demand Request, the Company shall deliver a written notice (a "Demand Notice") to each of the other Stockholders stating that the Company intends to comply with a Demand Request and informing each such Stockholder of its right to include Registrable Securities in such Required Registration. Within ten (10) Business Days after receipt of such Demand Notice, each such other Stockholder shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such other Stockholder in such Required Registration.

          (c) Postponement. The Company may postpone any Required Registration for a reasonable period of time, not to exceed one hundred eighty (180) days once in every twelve (12) month period, if the Board determines in good faith that such Required Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to the Company or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction.

          (d) Time for Filing and Effectiveness. As promptly as practicable after a Demand Request but in no event later than the date which is sixty (60) days after such Demand Request, the Company shall file with the SEC the Required Registration with respect to all Registrable Securities to be so registered, and shall use its reasonable efforts to cause such Required Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is one hundred twenty (120) days after the date of the Demand Request. The Company will use its reasonable efforts to keep any Required Registration filed pursuant to this Section 3.1 effective for the period beginning on the date on which the Required Registration is declared effective and ending on the earlier of (i) the date of full distribution of the Registrable Securities included in such Required Registration and (ii) the date that is one hundred eighty (180) days from the date of first effectiveness.

          (e) Selection of Underwriters. In the event that the Registrable Securities to be registered pursuant to a Required Registration are to be disposed of in an underwritten Public Offering, the underwriters of such Public Offering shall be one or more underwriting firms of nationally recognized standing selected by the Board with a Special Board Approval.

          (f) Priority on Required Registrations. In the event that, in the case of any Required Registration, the managing underwriter for the Public Offering contemplated by Section 3.1(e) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting a sale) that, in such underwriter's opinion, the amount of securities requested to be included in such Required Registration would adversely affect the Public Offering and sale (including pricing) of such Registrable Securities, the Registrable Securities that shall be included in the Required Registration shall be included in the following amounts and order of priority:

          (i) first, if the Investcorp Investors did not have the right to consent to the initial Public Offering of the Company's equity securities pursuant to Section 4.3(m) below through a Special Board Approval (the "Investcorp IPO Consent Right"), then the Investcorp Investors may include in such Required Registration a number of Registrable Securities up to an aggregate value equal to the Target Amount less, as of any applicable date of determination, the aggregate amount of proceeds received by the Investcorp Investors on their shares of Preferred Stock or the shares of Common Stock issuable upon conversion of their shares of Preferred Stock, whether through dividends, repurchases or sales to third parties (including, without limitation, proceeds received from participation in a prior Required Registration or a prior Incidental Registration under this
     Article III) (with the number of Registrable Securities that may be included in such Required Registration determined based upon the offering price to the public of the securities in the Public Offering) (the "Investcorp Priority");

          (ii) second, if the Investcorp Investors have an Investcorp Priority with respect to such Required Registration, then the Existing Investors may include in such Required Registration an aggregate number of Registrable Securities up to the aggregate number of Registrable Securities that may be included under clause (i) immediately above; and

          (iii) third, (A) if the Investcorp Investors did not have an Investcorp Priority with respect to such Required Registration (and, therefore, the Existing Investors would not have had the priority under clause (ii) immediately above) or (B) the Investcorp Investors had an Investcorp Priority under clause (i) and the Existing Investors had their related priority under clause (ii), then each Stockholder (including the Investcorp Investors and the Existing Investors) that requested to include Registrable Securities in such Required Registration shall be entitled to include its pro rata share of Registrable Securities, based upon the number of Registrable Securities requested to be included by such Stockholders in such Required Registration (and if the Investcorp Investors had an Investcorp Priority under clause (i) and the Existing Investors had their related priority under clause (ii), the number of Registrable Securities that shall be taken into account for calculating their respective pro rata shares under this clause (iii) shall be the number of Registrable Securities requested to be included in such registration above the amounts permitted under clauses (i) and (ii) above, as applicable); provided, however, that if such managing underwriter shall advise the Company that, in such underwriter's opinion, the inclusion of Registrable Securities held by Management Stockholders would adversely affect the offering and sale (including pricing) of such securities, then the number of Registrable Securities held by such Management Stockholders to be included in such Public Offering may be disproportionately reduced to avoid such adverse result.

          (g) The number of Demand Requests that may be made pursuant to Section
3.1 shall be up to six (6), with up to three (3) allocated to the Harvest Funds and up to three (3) allocated to the Investcorp Investors. In the event that, in connection with a Demand Request pursuant to Section 3.1(a), less than 50% of the Registrable Securities proposed to be included in the Public Offering, if any, by Stockholders are sold in such Public Offering pursuant to Section 3.1(f), such Demand Request shall be deemed not to have been a Demand Request.

          SECTION 3.2 Incidental Registration.

          (a) Filing of Registration Statement. If the Company at any time proposes to register, for its own account or the account of another Person, any of its securities (an "Incidental Registration") under the Securities Act (other than pursuant to a registration statement on Form S 4 or Form S 8 or any successor forms thereto and other than pursuant to Section 3.1 hereof), for sale to the public in a Public Offering, it will at each such time give prompt written notice to all Stockholders of its intention to do so, which notice shall be given at least fifteen (15) Business Days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any Stockholder to include Registrable Securities held by it under such registration statement (which request shall (i) be made within ten (10) Business Days after the receipt of any such notice, and
(ii) specify the Registrable Securities intended to be included by such holder), the Company will use its reasonable efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by such Stockholder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to terminate such registration statement and not to register such securities, the Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.

          (b) Selection of Underwriters. Notice of the Company's intention to register such securities shall designate the proposed underwriters of such Public Offering and shall contain the Company's agreement to use its reasonable efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to sell pursuant to this Section 3.2, it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

          (c) Priority on Incidental Registrations. If the managing underwriter for the Public Offering contemplated by this Section 3.2 shall advise the Company in writing that, in such underwriter's opinion, the number of securities requested to be included in such Incidental Registration would adversely affect the Public Offering and sale (including pricing) of such securities the Company shall include in such Incidental Registration the number of securities that the Company is so advised should be sold in such Public Offering, in the following amounts and order of priority:

          (i) first, securities proposed to be sold by the Company for its own account or such other Person if the registration is pursuant to a registration rights agreement with the Company;

          (ii) second, if the Investcorp Investors have an Investcorp Priority with respect to such Incidental Registration, then the Investcorp Investors may include in such Incidental Registration a number of Registrable Securities up to an aggregate value equal to the Target Amount less, as of any applicable date of determination, the aggregate amount of proceeds received by the Investcorp Investors on their shares of Preferred Stock or the shares of Common Stock issuable upon conversion of their shares of Preferred Stock, whether through dividends, repurchases or sales to third parties (including, without limitation, proceeds received from participation in a prior Required Registration or a prior Incidental Registration under this Article III) (with the number of Registrable Securities that may be included in such Incidental Registration determined based upon the offering price to the public of the securities in the Public Offering);

          (iii) third, if the Investcorp Investors have an Investcorp Priority with respect to such Incidental Registration, then the Existing Investors may include in such Incidental Registration an aggregate number of Registrable Securities up to the aggregate number of Registrable Securities that may be included under clause (ii) immediately above;

          (iv) fourth, if (A) the Investcorp Investors did not have an Investcorp Priority with respect to such Incidental Registration (and, therefore, the Existing Investors would not have had the priority under clause (iii) immediately above) or (B) the Investcorp Investors had an Investcorp Priority under clause (ii) and the Existing Investors had their related priority under clause (iii), then the Registrable Securities requested to be registered by Stockholders (including the Investcorp Investors and the Existing Investors) pro rata among such Stockholders on the basis of the number of Registrable Securities requested to be sold by such Stockholders pursuant to this Section 3.2 (and if the Investcorp Investors had an Investcorp Priority under clause (ii) and the Existing Investors had their related priority under clause (iii), the number of Registrable Securities that shall be taken into account for calculating their respective pro rata shares under this clause (iv) shall be the number of Registrable Securities requested to be included in such registration above the amounts permitted under clauses (ii) and (iii) above, as applicable); provided, however, that if such managing underwriter shall advise the Company that, in such underwriter's opinion, the inclusion of Registrable Securities held by Management Stockholders would adversely affect the offering and sale (including pricing) of such securities, then the number of Registrable Securities held by such Management Stockholders to be included in such Public Offering may be disproportionately reduced to avoid such adverse result; and

          (v) fifth, all other Registrable Securities and securities proposed to be sold for the account of any other Person.

          SECTION 3.3 Registration Procedures. The Company will use its reasonable efforts to effect each Required Registration pursuant to Section 3.1 and each Incidental

Registration pursuant to Section 3.2, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as possible, and the Company will as expeditiously as possible:

                    (a) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC the registration statement and use its reasonable efforts to cause the Registration to become effective; provided, however, that, to the extent practicable, the Company will furnish to the holders of the Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed and any such holder shall have the opportunity to comment on any information pertaining solely to such holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment.

                    (b) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                    (c) furnish, upon request, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the Public Offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

                    (d) notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any:

                    (i) of any stop order or other order suspending the
               effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

                    (ii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                    (iii) of any written request by the SEC for amendments or
               supplements to such registration statement or prospectus; and

                    (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                    (e) if requested by the managing underwriter or underwriters or any holder of Registrable Securities to be included in such Registration in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                    (f) on or prior to the date on which a Registration is declared effective, use its reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested covered by such Registration; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                    (g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

                    (h) use its reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

                    (i) use its reasonable efforts to obtain:

                         (A) at the time of effectiveness of each Registration,
                    a "comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the holders of a majority of the Registrable Securities to be included in such Registration and the underwriters reasonably request; and

                         (B) at the time of any underwritten sale pursuant to
                    the registration statement, a "bring-down comfort letter," dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Requisite Holders and the underwriters reasonably request;

                    (j) use its reasonable efforts to obtain, at the time of effectiveness of each Registration and at the time of any sale pursuant to each Registration, an opinion or opinions addressed to the holders of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, in customary form and scope from counsel for the Company;

                    (k) notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

                    (l) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve
          (12) month period;

                    (m) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration;

                    (n) use its reasonable efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Common Stock are then listed, and admitted to trading on NASDAQ, if the Common Stock or any such other securities of the Company are then admitted to trading on NASDAQ; and

                    (o) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require each holder of Registrable Securities that will be included in such Registration to furnish the Company with such information in respect of such holder of its Registrable Securities that will be included in such Registration as the Company may reasonably request in writing and as is required by Applicable Law.

          SECTION 3.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give the holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' or such underwriters' to conduct a reasonable investigation within the meaning of
Section 11(b)(3) of the Securities Act.

          SECTION 3.5 Rights of Requesting Holders. Each holder of Registrable Securities to be included in a Registration which makes a written request therefor in Section 3.1 or 3.2, as the case may be, shall have the right to receive within thirty (30) days of receipt by the Company of such request copies of the information, notices and other documents described in Section 3.3(l) and
Section 3.3(o).

          SECTION 3.6 Registration Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration in which the Company does not sell any securities for its own account.

          SECTION 3.7 Indemnification; Contribution.

          (a) The Company shall indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder furnished in writing to the Company by such holder expressly for use therein. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of Registrable Securities; provided that the Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, the Company, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided that such holder's obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

          (c) Any Person entitled to indemnification under the provisions of this Section 3.7 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article III shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

          (d) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 3.7(b) was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 3.7 shall be several and not joint.

          (e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 3.7 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

          (f) The indemnity and contribution agreements contained in this
Section 3.7 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement for any reason.

          SECTION 3.8 Holdback Agreements; Registration Rights to Others. In the event and to the extent requested by the managing underwriter or, if the Registrable Securities are not being disposed of in an underwritten Public Offering, if requested by the Company, each Stockholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any securities of the Company, other than those Registrable Securities included in such Registration pursuant to Section 3.1(a), 3.1(b) or 3.2(a) for the thirty (30) days prior to and the ninety days (90) days (one hundred and eighty (180) days in the case of the initial Public Offering of the Company) after the effectiveness of the registration statement pursuant to which such Public Offering shall be made (or such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter or, as the case may be, the Company in order to complete the sale and distribution of the securities included in such Public Offering; provided that in no event shall such shorter period of time with respect to any Stockholder be shorter than any such period for any other Stockholder); provided that the limitations contained in this Section 3.8 shall not apply to the extent a Stockholder is prohibited by Applicable Law from so withholding such Registrable Securities from sale during such period.

          SECTION 3.9 Availability of Information. Following the Company's initial Public Offering, the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with Stockholders who are holders of Registrable Securities, so as to permit disposition of the Registrable Securities pursuant to an exemption from the Securities Act for the sale of any Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act). The Company shall also cooperate with each Stockholder who is a holder of any Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

          SECTION 3.10 Additional Registration Rights. Nothing contained in this Agreement shall prevent the Company from granting additional registration rights to any Person if approved by a Special Board Approval; provided, however, that any grant of additional registration rights to any Harvest Fund must be approved by the Investcorp Investors and the Requisite Disinterested Holders and the grant of additional rights to Investcorp Investors must be approved by Harvest Funds and the Requisite Disinterested Holders.

                                   ARTICLE IV

                       GOVERNANCE AND STOCKHOLDER MATTERS

          SECTION 4.1 Board of Directors.

          (a) Each Stockholder agrees to vote, at any time and from time to time, all of the shares of Common Stock and Preferred Stock held by such Stockholder and all other shares of Common Stock and Preferred Stock over which he, she or it has voting control and shall take all other necessary or desirable action within his, her or its control (whether in his, her or its capacity as a stockholder, director or officer of the Company or otherwise), and the Company shall take all necessary or desirable action within its control, in order to elect and maintain a seven (7) member Board, which shall include: (i) three (3) Directors designated by the Harvest Funds, who initially shall be Ira D. Kleinman, Kevin Hayes and Dennis Vollmershausen, (ii) the chief executive officer of Associated Materials Incorporated, a Delaware corporation ("Associated"), who shall initially be Michael Caporale, and, subject to Section 4.4(a) below, as otherwise designated by the Board through a Special Board Approval from time to time in accordance with and subject to this Agreement, and (iii) three (3) Directors designated by the Investcorp Investors, who shall initially be Christopher J. Stadler, Simon
C. Moore and Dana R. Snyder. Notwithstanding the foregoing, (A) at such time as the Investcorp Investors own or hold in the aggregate, on an as-converted basis,
(x) a number of Equity Securities that is less than thirty percent (30%) of the total number of Outstanding Equity Securities, the Investcorp Investors shall only have the right to designate two (2) Directors, (y) a number of Equity Securities that is less than fifteen percent (15%) of the total number of Outstanding Equity Securities, the Investcorp Investors shall only have the right to designate one (1) Director, and (z) a number of Equity Securities that is less than eight percent (8%) of the total number of Outstanding Equity Securities, the Investcorp Investors shall no longer have the right to designate any Directors, and (B) if an Approved Recapitalization is caused at the election of the Existing Investors pursuant to Section 4.5(a) below and immediately after giving effect to the consummation of such Approved Recapitalization the Existing Investors own or hold in the aggregate, (x) a number of Equity Securities and Designated Options that is less than thirty percent (30%) of the total number of Outstanding Equity Securities, the Harvest Funds shall only have the right to designate two (2) Directors, (y) a number of Equity Securities and Designated Options that is less than fifteen percent (15%) of the total number of Outstanding Equity Securities, the Harvest Funds shall only have the right to designate one (1) Director, and (z) a number of Equity Securities and Designated Options that is less than eight percent (8%) of the total number of Outstanding Equity Securities, the Harvest Funds shall no longer have the right to designate any Directors. To the extent the Investcorp Investors lose the right to designate any or all of their directors pursuant to clause (A) of the immediately preceding sentence, then, to the extent the Harvest Funds have not, at the time of such vacancy or vacancies, lost the right to designate any of their directors pursuant to clause (B) of the immediately preceding sentence, the Harvest Funds shall have the right to designate directors to fill the vacancy or vacancies on the Board resulting under clause (A) of the immediately preceding sentence. The Harvest Funds shall direct the Directors designated by them to comply with the terms and conditions of this Agreement (including the approval of transactions contemplated hereby) and, if any such Director fails to comply with such terms and conditions, the Harvest Funds agree to remove such Director and to immediately appoint a new Director to fill such vacancy. The Investcorp Investors shall direct the Directors designated by it to comply with the terms and conditions of this Agreement (including the approval of transactions contemplated hereby) and, if any such Director fails to comply with such terms and conditions, the Investcorp Investors agree to remove such Director and to immediately appoint a new Director to fill such vacancy. Notwithstanding the foregoing, the parties to this Agreement hereby acknowledge that the initial Directors appointed to the Board by the Investcorp Investors pursuant to Section 4.1(a)(iii) above shall not become members of the Board until immediately after the Transaction Dividend and Management Bonuses (each as defined in the Stock Purchase Agreement) have been approved by the Board.

          (b) In the event that any Director designated by the Harvest Funds for any reason ceases to serve as a Director during his or her term of office, unless in accordance with

Section 4.1 hereof the Harvest Funds no longer have the right to designate such Director, the resulting vacancy on the Board shall be filled by a Director promptly designated by the Harvest Funds. In the event that any Director designated by the Investcorp Investors for any reason ceases to serve as a Director during his or her term of office, unless in accordance with Section 4.1 hereof the Investcorp Investors no longer have the right to designate such Director, the resulting vacancy on the Board shall be filled by the Director promptly designated by the Investcorp Investors.

          (c) The removal of any Director may be only at the written request of the Person who designated such Director, unless in accordance with Section 4.1 hereof such Person no longer has the right to designate such Director and shall be effective upon the Company's receipt of such written request. The Stockholders shall take all steps necessary to implement any such removal in accordance with the terms of this Agreement.

          (d) In order to effectuate the provisions of this Agreement (including, without limitation, the provisions set forth in Sections 4.1(a) through (c) hereof and any election by the Existing Investors to effectuate an Approved Recapitalization in accordance with Section 4.5(a)), and in connection with any matter put to a vote of the Stockholders under this Agreement or applicable law (but subject to the provisions of Section 6.14), each Existing Investor hereby grants to the Harvest Funds, an irrevocable proxy (which proxy is coupled with an interest) to vote at any annual or special meeting of stockholders, or to take action by written consent in lieu of such meeting, with respect to all of the shares of Capital Stock or other voting or non-voting securities of the Company owned or held of record by such Existing Investor, as determined by the Harvest Funds, with respect to (A) the election of Directors designated in accordance with this Section 4.1, (B) the removal of Directors in accordance with this Section 4.1, (C) the election of a Director to fill any vacancy on the Board in accordance with this Section 4.1, (D) amending the certificate of incorporation of the Company but, excluding changes that would disproportionately and adversely affect the rights of any Existing Investor (other than a Harvest Fund) and (E) the taking of any other action by the Existing Investors under this Agreement or approving or voting on any matter in accordance with applicable law (but subject to the provisions of Section 6.14); provided, that in exercising such proxy, the Harvest Funds shall not agree to waive or amend any rights of the Existing Investors under this Agreement. The Harvest Funds shall use their commercially reasonable efforts to provide each other Existing Investor with written prior notice of any exercise of the proxy granted pursuant to this Section 4.1(d); provided, however, that failure to provide such written prior notice shall not affect the exercise of such proxy by the Harvest Funds. It is understood and agreed that the Existing Investors hold as of the date hereof non-voting Equity Securities, that this proxy is intended to cover any voting Equity Securities received or receivable upon the conversion of any such securities and any other voting securities of the Company received by an Existing Investor after the date hereof.

          (e) So long as the Harvest Funds or any Financial Investor continues to hold in the aggregate at least ten percent (10%) of the Equity Securities acquired by each such Stockholder upon consummation of the Restructuring, the Company shall deliver to the Harvest Funds or such Financial Investor, as applicable, (i) on or prior to the thirtieth (30th) day after the end of each monthly fiscal period of the Company, an unaudited income statement, balance sheet and cash flow statement for and as of the end of such monthly period, (ii) within forty-five (45) days after the end of each fiscal quarter of the Company, an unaudited income statement, balance sheet and cash flow statement for and as of the end of such fiscal quarter and for the year to date, including management's discussion and analysis with respect thereto and (iii) within ninety (90) days after the end of each fiscal year of the Company, (A) an audited income statement, balance sheet and cash flow statement for and as of the end of such fiscal year and (B) the annual budget of the Company.

          (f) So long as the Investcorp Investors continue to hold in the aggregate at least ten percent (10%) of the Equity Securities acquired by the Investcorp Investors upon consummation of the Restructuring, the Company shall deliver to the Investcorp Investors (i) on or prior to the thirtieth (30th) day after the end of each monthly fiscal period of the Company, an unaudited income statement, balance sheet and cash flow statement for and as of the end of such monthly period, (ii) within forty-five (45) days after the end of each fiscal quarter of the Company, an unaudited income statement, balance sheet and cash flow statement for and as of the end of such fiscal quarter and for the year to date, including management's discussion and analysis with respect thereto and
(iii) within ninety (90) days after the end of each fiscal year of the Company,
(A) an audited income statement, balance sheet and cash flow statement for and as of the end of such fiscal year and (B) the annual budget of the Company.

          (g) Upon execution by the Company of a letter of intent with respect to an acquisition by the Company pursuant to which the Company will issue New Securities, the Company shall use its commercially reasonable efforts to notify the Financial Investors of the terms of such proposed acquisition; provided, however, that failure to provide such notice shall not effect the obligations of any Stockholder pursuant to Section 2.5 hereof.

          (h) In the event the Harvest Funds or the Investcorp Investors shall not be entitled to designate a director pursuant to Section 4.1(a), the Harvest Funds or Investcorp Investors, as the case may be, may review the books and records and inspect any of the properties or assets of the Company and its Subsidiaries from time to time at reasonable intervals during normal business hours upon reasonable notice to the Company or a Subsidiary, as the case may be.

          (i) The Company shall cause the boards of directors of each of Holdings and Associated to have the exact composition as provided for in this
Section 4.1, and for such boards to be subject to the same rules and operating procedures as set forth in this Section 4.1, mutatis mutandis. It is understood by the parties hereto that the representatives of the Investcorp Investors on the boards of directors of Holdings and Associated shall take no part in, and shall abstain from any discussion regarding, the declaration or payment of dividends (A) from Associated to Associated Materials Holding, Inc. ("AMHI"),
(B) from AMHI to Holdings and (C) from Holdings to the Company, in order to fund the Transaction Dividend and the Management Bonuses.

          SECTION 4.2 Observation Rights.

          For so long as Apollo and its Affiliates continue to hold at least $22,500,000 of the Mezzanine Notes, Apollo shall have the right to have one (1) representative present (whether in person or by telephone) at all meetings of the boards of the Company and its Subsidiaries (and audit committees thereof); provided that such representative shall not be entitled to vote at such

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

meetings; and provided further that such representative is reasonably acceptable to the Company. The Company shall send to such representative all of the notices, information and other materials that are distributed to Directors, and shall provide Apollo with a notice and agenda of each meeting of the boards (and audit committees thereof) of the Company and its Subsidiaries, at the same time as delivered to the Directors. Apollo shall provide notice to the Company of the identity and address of, or any change with respect to the identity or address of, their representative. Notwithstanding the foregoing, the Company or its Subsidiaries, as applicable, shall be entitled to (a) excuse such representative of Apollo from any portion of a meeting of the boards (or audit committee thereof) which discusses any matters directly relating to Apollo, the Mezzanine Notes or the Mezzanine Notes Indenture and (b) withhold information from the Apollo representative delivered to the boards (or audit committees thereof) prior to a meeting of the applicable board (or audit committee thereof), in each case if the Company, or its Subsidiaries, as applicable, believes there is a reasonable likelihood that the receipt of such information by the Apollo representative would create a conflict of interest for the Apollo representative or affect the attorney/client privilege of the Company and its legal advisors or its Subsidiaries or their legal advisors, as applicable. The Company shall reimburse or shall cause its Subsidiaries to reimburse the Apollo representative for all reasonable travel and other out-of-pocket expenses incurred by the Apollo representative in connection with attending board or committee meetings.

          SECTION 4.3 Certain Governance Matters. The Company covenants and agrees that it shall not take, and it shall not permit any Subsidiary to take, any of the following actions without a Special Board Approval, and each of the Stockholders shall not cause or permit the Company, or any Subsidiary, to take any of the following actions without such approval:

               (a) (i) authorize, issue or sell any Parity Securities or Senior Securities (each as defined in the Certificate of Designations), (ii) other than in connection with Stock Options granted under the Stock Option Plan (and the shares of Common Stock issuable upon exercise of the Stock Options granted thereunder) or upon the conversion of the shares of Preferred Stock into Common Stock, issue or sell any Junior Securities (as defined in the Certificate of Designations), or rights to purchase Junior Securities, that, in the aggregate, would constitute five percent (5%) or more of the Outstanding Equity Securities outstanding on the date of this Agreement, or
     (iii) grant any Stock Options in excess of the number of Stock Options reserved for grant under the Stock Option Plan (as such number may be adjusted for stock splits, stock distributions and the like);

               (b) refinance or amend any existing indebtedness with a principal amount in excess of $10,000,000, other than to fund a repurchase of Preferred Stock or Common Stock and transaction expenses in accordance with
     Section 4.4(c), 4.5(a) or 4.7 hereof or to fund a redemption of the Preferred Stock pursuant to a "Put Offer" pursuant to the Certificate of Designations;

               (c) incur any indebtedness, other than (i) indebtedness for working capital, in an aggregate principal amount of $10,000,000 or less outstanding at any time, (ii) to finance Permitted Acquisitions, (iii) term and revolving indebtedness and letters of credit under the New Bank Facility, (iv) intercompany indebtedness, (v) hedging obligations solely for the purpose of fixing or hedging interest rate, currency rate or commodity price risk, (vi) indebtedness incurred to fund a repurchase of Preferred Stock or Common Stock and transaction expenses in accordance with Section 4.4(c), 4.5(a) or 4.7 hereof or to fund a redemption of the Preferred Stock pursuant to a "Put Offer" pursuant to the Certificate of Designations, (vii) a guarantee of any indebtedness permitted hereby, (viii) indebtedness under the Dividend Promissory Notes as defined in, and on the terms described in, the Stock Purchase Agreement, or (ix) as permitted by Section 4.3(b);

               (d) declare or pay any dividends, other than dividends paid by a Subsidiary of the Company to the Company or a Subsidiary of the Company and other than the Transaction Dividend as defined in, and on the terms described in, the Stock Purchase Agreement;

               (e) repurchase any of the Equity Securities of the Company, except for repurchases of Preferred Stock pursuant to a "Put Offer" pursuant to the Certificate of Designations, repurchases of Preferred Stock and Common Stock in accordance with Section 4.4(c), 4.5(a) or 4.7 hereof and repurchases of shares of Common Stock held by employees of the Company upon termination of their employment with the Company or its Subsidiaries or upon their death, in a manner consistent with the Company's past practices;

               (f) engage in (i) any Change of Control Transaction or (ii) any sale of the assets of the Company or any of its Subsidiaries in excess of $25 million, other than sales of inventory and equipment in the ordinary course of business;

               (g) acquire any assets or business, by merger, stock or asset purchase or otherwise, other than (A) inventory and equipment acquired in the ordinary course of business in a manner consistent with the Company's past practices, and (B) Permitted Acquisitions;

               (h) make any assignment for the benefit of creditors of the Company or any of its Subsidiaries or commence or authorize any proceedings by the Company or any of its Subsidiaries under any bankruptcy, reorganization, insolvency, receivership or other similar law or statute;

               (i) increase or decrease the number of Directors;

               (j) beginning with the annual operating budget for fiscal year 2005 and continuing thereafter, adopt an annual operating budget for the Company and its Subsidiaries, or make any expenditures during an applicable fiscal year that, together with other expenditures under the approved operating budget for a fiscal year, would be in excess of 120% of the amount contained in the approved budget;

               (k) enter into or amend in any material respect any employment arrangement with any person that is or would be a member of the senior management of the Company or any of its Subsidiaries;

               (l) make any material change or alteration in the wage, salary, compensation, bonus, incentives, pension or other benefits payable or otherwise due to any Executive Officer of the Company or any Subsidiary;

               (m) make or cause to be made any initial Public Offering of the securities of the Company or any Subsidiary;

               (n) amend the Certificate of Designation or the Certificate of Incorporation of the Company, whether by operation of law, by merger or otherwise;

               (o) consummate a Recap Event that is not governed by Section 4.4(c) or 4.5 of this Agreement; or

               (p) any other action that requires a Special Board Approval under this Agreement;

provided, however, that notwithstanding the foregoing, (i) the approval of a Director designated by the Investcorp Investors shall not be required under (A) Sections 4.3(b), (c), (f), (g), (j), (k), (l), (m) and (n) above, or (B) with respect to those items requiring Special Board Approval under clause (c) of the definition of "New Securities", the definition of Projected Adjusted Cash Flow,
Section 3.1(e) or Section 6.5(b) ((A) and (B) collectively, the "Fall-Away Governance Rights"), at any time after the date on which the Investcorp Investors, and their Permitted Transferees, collectively own or hold in the aggregate a number of Equity Securities then outstanding (on an as-converted basis) that is less than twenty percent (20%) of the total number of Outstanding Equity Securities, and (ii) if an Approved Recapitalization is caused at the election of the Existing Investors pursuant to Section 4.5(a) below and immediately after giving effect to the consummation of such Approved Recapitalization the Existing Investors own or hold in the aggregate a number of Equity Securities and Designated Options that is less than twenty percent (20%) of the total number of Outstanding Equity Securities, the approval of a Director designated by the Harvest Funds shall no longer be required with respect to any of the Fall-Away Governance Rights. Notwithstanding anything else to the contrary in the Certificate of Designations, in connection with any Sale of the Business (as defined in the Certificate of Designations) that requires Special Board Approval or is otherwise approved by at least one director designated by the Investcorp Investors, the Investcorp Investors agree that they cannot exercise the Put Offer rights under Article 7 of the Certificate of Designations.

          SECTION 4.4 Rights of Investcorp Investors.

          (a) At any time after the second anniversary of the date hereof, the Investcorp Investors may demand that an independent valuation be performed on the Company. Such independent valuation shall be performed by an investment banking or valuation firm of national reputation independent of, and reasonably acceptable to, the Investcorp Investors and the Harvest Funds (the "Independent Firm"). The Company shall pay for all costs, fees and expenses associated with such independent valuation, including, but not limited to, all fees and expenses of the Independent Firm. If the valuation performed by the Independent Firm determines that the Equity Value of the Company, using a multiple no greater than a 7.5 times the EBITDA of the Company for the latest twelve (12) month period, is an amount less than the Threshold Amount, the Investcorp Investors may, in their sole and absolute discretion, but exercisable during no more than one Permissible Change Period, make changes to the Executive Officers of the Company and its Subsidiaries, which changes shall include, but not be limited to, the right to terminate the employment of such persons or to change the authority, duties or responsibilities of such persons (and upon such election to make such changes, subject to compliance with the balance of this Section 4(a), the Company and the members of the Board of Directors shall cause such desired changes to be made); provided, however, at the earlier of such time as (i) seventy-five percent (75%) or more of the Preferred Stock acquired by the Investcorp Investors in the Restructuring has been repurchased by the Company or converted into Common Stock and (ii) the Investcorp Investors collectively own or hold in the aggregate a number of Equity Securities that is less than twenty percent (20%) of the total number of Outstanding Equity Securities, any such changes to such Executive Officers shall only be made by the Board. In connection with the exercise of the foregoing rights, in the event the Investcorp Investors elect to replace the Chief Executive Officer of Associated, the Company shall hire a nationally recognized executive recruiting firm chosen by the Investcorp Investors and reasonably acceptable to the Harvest Funds who shall be instructed to conduct a national search for a replacement Chief Executive Officer (the "Replacement CEO"). The executive search firm shall consult with the Harvest Funds and the Investcorp Investors on a regular basis in connection with its efforts to locate the Replacement CEO, including by providing status reports, resumes of potential candidates and such other information as the Harvest Funds or the Investcorp Investors may reasonably request. Prior to the selection of the Replacement CEO by the Investcorp Investors, the Investcorp Investors shall consult with the Harvest Funds and, in any event, the Replacement CEO shall be a person of good character with substantial experience in running enterprises generally in the building materials industry, who is not currently, and has not been within the last five years, whether in an employment, advisory or other capacity, in a professional or business relationship with the Investcorp Investors or any of their Affiliates, and has no relationship, past or present, with the Investcorp Investors and any of their Affiliates, on the one hand, or the Harvest Funds and any of their Affiliates, on the other hand, that could reasonably be expected to call into question the independence of such person from either the Investcorp Investors and any of their Affiliates, on the one hand, or the Harvest Funds and any of their Affiliates, on the other hand. The Harvest Funds shall have the right to reject any candidate nominated by the Investcorp Investors as the Replacement CEO for any reason whatsoever, which right may only be exercised by the Harvest Funds one time. Upon selection of a Replacement CEO in accordance with the provisions of this Section 4.4(a), the Replacement CEO shall become a member of the Board of Directors effective upon commencement of employment. Notwithstanding anything contained in this Section 4.4 or in Section 4.3 to the contrary, upon selection of the Replacement CEO, the Replacement CEO shall have the authority, for a period of one year after the date such person commences employment with Associated, to make such changes to the Executive Officers of Associated as the Replacement CEO deems appropriate, and such changes shall not require the separate consent of any members of the Board of Directors appointed by the Harvest Funds.

          (b) If, for the period from January 1, 2005 through December 31, 2008, the Adjusted Cash Flow of the Company and its Subsidiaries is less than seventy percent (70%) of the Projected Adjusted Cash Flow of the Company and its Subsidiaries, the Investcorp Investors may notify the Company, at any time from the earlier of (i) the date on which the audited financial statements for the fiscal year ending on or about December 31, 2008 have been certified by the Company's independent public accountants and (ii) March 31, 2009, through December 31, 2009, that they intend to initiate a process that could result in a Drag Along Event. Upon receipt of such notice, the Company shall engage an investment banking firm reasonably satisfactory to the Investcorp Investors and take such other steps as it or the Investcorp Investors determine are reasonably necessary or appropriate to initiate a process that could result in a Drag Along Event. The Company shall pay for all costs, fees and expenses associated with such Drag Along Event, including, but not limited to, all fees and expenses of the investment banking firm and the fees and expenses of the Stockholders. Upon receipt from the retained investment bank of a range of reasonable Equity Values for the Company, the Investcorp Investors shall provide a further notice to the Company as to whether the Investcorp Investors intend to pursue a Drag Along Event. For a period of sixty (60) days after receipt of such latter notice, the Harvest Funds, any Permitted Transferee or any other Person designated by the Harvest Funds and the Company shall have the right, but not the obligation, to purchase all, but not less than all, of the outstanding shares of Preferred Stock and Common Stock owned or held by the Investcorp Investors (the "Preemptive Purchase") at a price per share payable in cash equal to the Retained Liquidation Preference, net of any dividends declared but unpaid on a share of Preferred Stock as of the date of the Preemptive Purchase, provided the record date for such dividend occurs prior to the date of the Preemptive Purchase (it being understood that any such declared but unpaid dividends shall be payable to the holder of such Capital Stock at the applicable record date). At the earlier of such time as (A) seventy-five percent (75%) or more of the Preferred Stock acquired by the Investcorp Investors in the Restructuring has been repurchased by the Company or converted into Common Stock and (B) the Investcorp Investors collectively own or hold in the aggregate a number of Equity Securities that is less than twenty percent (20%) of the total number of Outstanding Equity Securities, the rights granted to the Investcorp Investors pursuant to this Section 4.4(b) shall terminate.

          (c) At any time after July 15, 2007, the Investcorp Investors may notify the Company that they intend to cause the Company, or request that the Board cause the Company, to initiate a process that could result in an Approved Recapitalization. Upon receipt of such notice, the Company will engage an investment banking firm to determine the Equity Value of the Company and to take such other steps as it or the Investcorp Investors determine are reasonably necessary or appropriate to effect such Approved Recapitalization. The Company shall pay for all costs, fees and expenses associated with such Approved Recapitalization, including, but not limited to, all fees and expenses of the investment banking firm and the fees and expenses of the Stockholders. The equity valuation to be used in and the amount and distribution of net proceeds of any Approved Recapitalization effected pursuant to this Section 4.4(c) shall be governed by Section 4.7.

          (d) In connection with a transaction contemplated by Section 4.4(b) or
(c), each Stockholder hereby agrees, at the request of the Investcorp Investors, to take such actions and execute and deliver such documents (and to instruct the Company and its Subsidiaries to take such actions and execute such documents) as the Investcorp Investors may reasonably deem necessary or appropriate in order to consummate such transaction.

          (e) Notwithstanding anything in this Section 4.4 to the contrary, (i) the rights under subsections (a), (b) and (c) of this Section 4.4 shall each only be exercised once during the term of this Agreement (provided that no such exercise that does not result in the consummation of the desired action or transaction shall count as an exercise of any such rights, but in no event shall the failure of the consummation of the desired action or transaction extend the time period under which the Investcorp Investors may exercise any such right or take any such action, unless the Company or the Existing Investors shall have materially breached their obligations under this Agreement to facilitate any such desired action or transaction, in which case any such time periods shall be extended by a number of days equal to the duration of such material breach), (ii) the right under
Section 4.4(c) shall not be exercised following the exercise of the right under
Section 4.4(b) and (iii), provided the Investcorp Investors have received proceeds equal to at least the Target Amount under an Approved Recapitalization under Section 4.4(c), the right under Section 4.4(b) shall not be exercised following the exercise of the right under Section 4.4(c).

          SECTION 4.5 Rights of Existing Investors.

          (a) If, at any time after July 15, 2007, the Equity Value of the Company exceeds $815,000,000, the Existing Investors may, at their option, cause the Company, or request that the Board cause the Company, to execute an Approved Recapitalization. Upon receipt of such notice, the Company will engage an investment banking firm and take such other steps as it or the Existing Investors determine are reasonably necessary or appropriate to effect such Approved Recapitalization. Such Equity Value shall be determined by an Independent Firm chosen by the Investcorp Investors (the "First Valuation"); provided, however, that if the Existing Investors notify the Investcorp Investors within ten (10) days of their receipt of the First Valuation that such Existing Investors disagree with the First Valuation, then the Existing Investors may elect to chose an Independent Firm to determine the Equity Value of the Company (the "Second Valuation") and such Second Valuation shall be completed promptly; provided further, however, that if the Existing Investors and the Investcorp Investors are unable to agree on the Equity Value of the Company based upon the First Valuation and the Second Valuation within ten (10) days of the Investcorp Investors' receipt of the Second Valuation, then the Existing Investors and the Investcorp Investors shall jointly chose a third Independent Firm to determine the Equity Value of the Company (the "Third Valuation") and such Third Valuation shall be completed promptly. The Company shall pay for all costs, fees and expenses associated with such Approved Recapitalization, including, but not limited to, all fees and expenses of all valuations and the fees and expenses of the Stockholders.

          (b) If the Existing Investors fail to notify the Investcorp Investors of their disagreement with the First Valuation within ten (10) days of their receipt thereof, then the Equity Value set forth in the First Valuation shall be the Equity Value of the Company for purposes of this Section 4.5. If the Investcorp Investors fail to notify the Existing Investors of their disagreement with the Second Valuation within ten (10) days of their receipt thereof, then the Equity Value set forth in the Second Valuation shall be Equity Value of the Company for purposes of this Section 4.5. If the Existing Investors and the Investcorp Investors elect to obtain a Third Valuation, then the Existing Investors and the Investcorp Investors agree that for purposes of this Section
4.5 the Equity Value of the Company shall be an amount equal to the sum of the First Valuation, the Second Valuation and the Third Valuation, divided by three
(3).

          (c) In connection with a transaction contemplated by Section 4.5(a), each Stockholder hereby agrees, at the request of the Harvest Funds, to take such actions and execute and deliver such documents (and to instruct the Company and its Subsidiaries to take such actions and execute such documents) as the Harvest Funds may reasonably deem necessary or appropriate in order to consummate such transaction. The equity valuation to be used in and the amount and distribution of net proceeds of any Approved Recapitalization effected pursuant to this
Section 4.5 shall be governed by Section 4.7.

          SECTION 4.6 Additional Mutual Rights.

          (a) At any time after the fifth anniversary of the date hereof, either the Investcorp Investors or the Harvest Funds (pursuant to the rights granted to the Drag Seller under Section 2.4(b)) may notify (the first to notify being a "Notifying Stockholder") the Company and the other Stockholders (the "Receiving Stockholders") that they intend to initiate a process that could result in a Drag Along Event. Upon receipt of such notice, the Company will engage an investment banking firm and take such other steps as it or the Notifying Stockholder reasonably determines are necessary or appropriate to effect such Drag Along Event. The Company shall pay for all costs, fees and expenses associated with such Drag Along Event, including, but not limited to, all fees and expenses of the investment banking firm and the fees and expenses of the Stockholders.

          (b) In connection with a transaction contemplated by Section 4.6(a), each Receiving Stockholder hereby agrees, at the request of the Notifying Stockholder, to take such actions and execute and deliver such documents (and to instruct the Company and its Subsidiaries to take such actions and execute such documents) as the Notifying Stockholder may reasonably deem necessary or appropriate in order to consummate such transaction.

          (c) In the event that the Investcorp Investors initiate a process that could result in a Drag Along Event pursuant to this Section 4.6 or Section 4.4(b) in which the net proceeds available upon consummation of the Drag Along Event is reasonably likely to be less than $300,000,000, then the Investcorp Investors shall (i) retain, at the Company's expense, an investment banking or valuation firm of national reputation reasonably acceptable to the Harvest Funds, (ii) cause such firm to consult with the Harvest Funds and the Investcorp Investors on a regular basis in connection with its valuation efforts, and provide such information as the Harvest Funds or the Investcorp Investors may reasonably request and (iii) use commercially reasonable efforts to get the best reasonably available price, within a commercially reasonable period of time, for the Equity Securities to be Transferred in connection with the Drag Along Event.

          SECTION 4.7 Recapitalizations.

          (a) The parties agree that any Recapitalization will be accomplished by means of a repurchase of Equity Securities in accordance with this Agreement, and not by means of a dividend or other distribution.

          (b) In connection with any Recapitalization (including, but not limited to, an Approved Recapitalization) (a "Recap Event"), the Equity Value of the Company shall be determined as follows:

          (i) if the Recap Event is not governed by Sections 4.4(c) or 4.5 hereof, the Equity Value of the Company shall be determined by an Independent Firm chosen by the Board and approved with a Special Board Approval (a "Company Recap Event"),

          (ii) if the Recap Event is governed by Section 4.4(c) hereof, the Equity Value of the Company shall be determined in accordance with Section 4.4(c) (an "Investcorp Recap Event"), and

          (iii) if the Recap Event is governed by Section 4.5 hereof, the Equity Value of the Company shall be determined in accordance with Section 4.5 (an "Existing Investor Recap Event").

          (c) The amount of the net proceeds from a Recap Event that shall be used to repurchase the Equity Securities of the Stockholders (the "Recap Event Amount") (i) in the case of a Company Recap Event, shall be determined by the Board and approved with a Special Board Approval and (ii) in the case of an Investcorp Recap Event or an Existing Investor Recap Event, shall be the maximum amount which can be raised by the incurrence of indebtedness meeting the conditions of clauses (b), (c) and (d) of the definition of "Approved Recapitalization."

          (d) The Company shall use the Recap Event Amount to repurchase Equity Securities of the Stockholders as follows:

          (i) First, the Company shall repurchase from the Investcorp Investors shares of Preferred Stock at the Per Share Price, pro rata, in proportion to the shares of Preferred Stock owned or held by such Investcorp Investors, provided that the aggregate amount paid pursuant to this clause shall not exceed the Retained Liquidation Preference, multiplied by the number of shares of Preferred Stock then outstanding, and provided further that, in the case of an Existing Investor Recap Event, each Investcorp Investor shall be entitled to elect not to sell any or all of its shares otherwise subject to repurchase under this clause and under clause (iii) below;

          (ii) Second, to the extent the Recap Event Amount exceeds the amount to be paid pursuant to clause (i) above, the Company shall repurchase from the Existing Investors Equity Securities (and, to the extent the Board approves their repurchase in connection with such Recap Event, Options or Stock Options then held by the Existing Investors) at the Per Share Price (net of the exercise price for any such Options or Stock Options), pro rata, in proportion to the Equity Securities (including any such Options or Stock Options participating in such Recap Event upon Board approval) owned or held by such Existing Investors, provided that the aggregate amount paid pursuant to this clause shall not exceed the Target Amount (which amount shall be reduced by all amounts paid to the Existing Investors pursuant to this clause (ii) upon repurchase of Equity Securities in connection with prior Recap Events), provided, that in the case of an Investcorp Recap Event, each Existing Investor shall be entitled to elect not to sell all or any of its shares otherwise subject to repurchase under this clause and under clause (iii) below; and

          (iii) Third, the remaining portion of the Recap Event Amount, if any, shall be used to repurchase Equity Securities (and, to the extent the Board approves their repurchase in connection with such Recap Event, Options or Stock Options then held by Stockholders) at the Per Share Price (net of the exercise price for any such Options or Stock Options) from all Stockholders (including holders of Preferred Stock not repurchased pursuant to clause
     (i) above) that elect to have their Equity Securities (and, to the extent applicable, Options or Stock Options) repurchased, pro rata, in proportion to the number of such Equity Securities (including any such Options or Stock Options participating in such Recap Event upon Board approval) owned or held by such Stockholders (giving effect to the conversion of the Preferred Stock and to the repurchase of Equity Securities pursuant to clauses (i) and (ii) above).

          (e) Notwithstanding anything in the Certificate of Designations to the contrary, in connection with a Recap Event in which the Investcorp Investors are entitled to receive the amounts specified in Section 4.7(d), the Investcorp Investors shall not be entitled to exercise their right to require a Put Offer to be made pursuant to Section 7.1 of the Certificate of Designations.

          SECTION 4.8 Mezzanine Notes. The Company hereby covenants that it shall cause each of Associated, AMHI and Holdings, to the extent permissible under the applicable Indentures and applicable law, to declare and pay dividends in such amounts that enable the Company to timely and fully make all interest payments owing on the Mezzanine Notes. Notwithstanding the foregoing, if, at any time during the period of five (5) years after the date hereof, Holdings shall not be permitted under the Indentures to make "Restricted Payments" (as defined in the Indentures) in an amount equal to the amount required to pay accrued interest payable in cash on the Mezzanine Notes in full as and when due, the Investcorp Investors shall purchase, on or before the due date of such interest, at an issue price of one hundred percent (100%) of the principal amount, Mezzanine Notes in an aggregate principal amount sufficient to pay, together with the amount of any Restricted Payments that are then permitted to be paid, all such accrued interest payable in cash; provided, however, that the aggregate amount paid by the Investcorp Investors for any such Mezzanine Notes shall not exceed $7,500,000.

                                   ARTICLE V

                           CERTAIN REGULATORY MATTERS

          SECTION 5.1 Regulatory Problem. Notwithstanding any other provision of this Agreement to the contrary, in the event that, at any time, the continued holding by any Regulated Stockholder or any of its Affiliates of some or all of the Equity Securities or any other securities of the Company held by it, at such time, will result in a Regulatory Problem, such Regulated Stockholder or such Affiliate shall promptly notify the Company and explain in reasonable detail the facts which have given rise to the Regulatory Problem and such Regulated Stockholder or such Affiliate shall use all reasonable best efforts to cure such Regulatory Problem (including, but not limited to, transferring such Equity Securities or other securities to an Affiliate of such Regulated Stockholder, holding non-voting securities, or relinquishing the right to enforce certain or all protective covenants, if any, in favor of such Regulated Shareholder or such Affiliate) and thereafter may, subject to compliance with Article II, promptly sell, exchange or otherwise dispose of such securities. In connection with the foregoing sentence, if requested by such Regulated Stockholder or such Affiliate, the Company shall cooperate with such Regulated Stockholder or such Affiliate (a) in disposing of such securities to a third party or (b) exchanging all or any portion of such securities on a share-for-share basis for shares of a non-voting security of the Company (such non-voting security to be identical in all respects to such voting securities or other securities, except that they shall be non-voting and shall be convertible or exercisable into voting securities on such conditions as are requested by such Regulated Stockholder in light of the regulatory considerations prevailing). Without limiting the foregoing, at the request of such Regulated Stockholder or such Affiliate, the Company shall provide (and authorize such Regulated Stockholder or such Affiliate to provide) financial and other information concerning the Company to any prospective purchaser of such securities owned by such Regulated Stockholder or such Affiliate, and shall amend this Agreement, the Certificate of Incorporation of the Company, the by-laws of the Company, and any related agreements and instruments and take any additional actions in order to effectuate and reflect the foregoing. The Company shall not be required to provide any such information unless the recipient thereof signs a confidentiality agreement reasonably satisfactory to the Company.

                                   ARTICLE VI

                                 MISCELLANEOUS

          SECTION 6.1 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

          SECTION 6.2 Captions; Rules of Interpretation. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The use of "or" is not intended to be exclusive unless expressly indicated otherwise.

          SECTION 6.3 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

          SECTION 6.4 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

     If to the Company, to:

          AMH Holdings II, Inc.
          3737 State Road
          Cuyahoga Falls, Ohio  44223
          Attention:  Chief Financial Officer
          Facsimile:  (330) 922-2312

     with copies (which shall not constitute notice) to:

          Harvest Partners, Inc.
          280 Park Avenue, 33rd Floor
          New York, NY  10017
          Attention:  Ira D. Kleinman
                      Christopher D. Whalen
          Facsimile:  (212) 812-0100

          and

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York  10036
          Attention:  John M. Reiss, Esq.
                      Oliver C. Brahmst, Esq.
          Facsimile:  (212) 354-8113

     with a copy (which shall not constitute notice) to:

          Investcorp Management Service Limited
          c/o Investcorp Bank B.S.C.
          P.O. Box 5340
          Investcorp House
          Manama, Bahrain
          Attention:  Gary S. Long
          Facsimile:  011-973-536-541

     with a copy (which shall not constitute notice) to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, NY 10166
          Attention:  E. Michael Greaney, Esq.
          Facsimile:  (212) 351-4035

     If to any Harvest Fund, to:

          c/o Harvest Partners, Inc.
          280 Park Avenue, 33rd Floor
          New York, NY  10017
          Attention:  Ira D. Kleinman
                      Christopher D. Whalen
          Facsimile:  (212) 812-0100

     with a copy (which shall not constitute notice) to its counsel:

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York  10036
          Attention:  John M. Reiss, Esq.
                      Oliver C. Brahmst, Esq.
          Facsimile:  (212) 354-8113

     If to the Investcorp Investors, to:

          Investcorp Management Service Limited
          c/o Investcorp Bank B.S.C.
          P.O. Box 5340
          Investcorp House
          Manama, Bahrain
          Attention:  Gary S. Long
          Facsimile:  011-973-536-541

     with a copy (which shall not constitute notice) to:

          Gibson, Dunn & Crutcher LLP
          200 Park Avenue
          New York, NY 10166
          Attention:  E. Michael Greaney, Esq.
          Facsimile:  (212) 351-4035

and if to any of the Financial Investors or the Management Stockholders, to the addresses set forth opposite each of their names on Schedule II or, as the case may be, Schedule III attached hereto (or included in any joinder to this Agreement), or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

          SECTION 6.5 Successors and Assigns; Additional Stockholders.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective successors, assigns and Permitted Transferees. The rights of a Stockholder, a Financial Investor, a Management Stockholder, an Investcorp

Investor or a Harvest Fund under this Agreement may not be assigned or otherwise conveyed by any Stockholder, except in connection with a Transfer of Equity Securities which, until termination of Article II pursuant to Section 6.10, is in compliance with this Agreement.

          (b) At the election of the Board pursuant to a Special Board Approval, any holder of Equity Securities may become a party to this Agreement as a Stockholder upon execution of a joinder to this Agreement by such holder; provided, however, that Special Board Approval shall not be required for Persons to become parties to this Agreement (i) who acquire Capital Stock of the Company upon the exercise of Stock Options or (ii) pursuant to the provisions of Section 2.2(b) above.

          SECTION 6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S CHOICE OF LAW PROVISIONS.

          SECTION 6.7 Submission to Jurisdiction.

          (a) Each of the parties hereto, other than TGF, hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York and each of the parties hereto, other than TGF, hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party, other than TGF, hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party, other than TGF, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 6.4, such service to become effective ten (10) days after such mailing. Each party, other than TGF, hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 6.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by Applicable Law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

          (b) Each of the parties, other than TGF, hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 6.7(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

          (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns or Permitted Transferees in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns or Permitted Transferees), be enforced in any jurisdiction, to the extent permitted by Applicable Law.

          (d) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning the sale or disposition of any Securities or the voting thereof or any other similar matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

          SECTION 6.8 Remedies; Jury Trial.

          (a) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning the sale or disposition of any securities or the voting thereof or any other similar matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

          (b) The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

          SECTION 6.9 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than Persons indemnified pursuant to Section 3.7, the parties hereto and their respective successors or assigns and Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

          SECTION 6.10 Termination; Survival of Benefits. This Agreement shall terminate on the closing of an initial Public Offering; provided, however, that
(a) Article VI and (b) the rights and obligations of the Stockholders and the Company under Article III shall survive any termination of this Agreement.

          SECTION 6.11 Publicity. None of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement or disclosure in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written consent of parties mentioned in such press release or public disclosure or statement and the Company in advance to the contents and the manner of presentation and publication thereof. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by Applicable Law.

          SECTION 6.12 Confidentiality. Each of the parties hereto hereby agrees that throughout the term of this Agreement it shall keep (and shall cause its directors, officers, employees, representatives and outside advisors and its Affiliates to keep) all non-public information received as a Stockholder relating to the Company (including any such information received prior to the date hereof) confidential except information which (a) becomes known to such Stockholder from a source, other than the Company, its directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company to keep such information confidential or (b) becomes generally available to the public through no breach of this Agreement by any party hereto. Each of the parties hereto agrees that such non-public information (i) shall be communicated only to those of its directors, officers, employees, representatives, outside advisors and Affiliates who need to know such non-public information and for the Financial Investors and the Investcorp Investors to their investors, partners and members in a manner consistent with past practice, and, if requested, to rating agencies and, if required by law, applicable regulatory authorities and (ii) will not be used by such party or its directors, officers, employees, representatives, outside advisors, Affiliates, investors, partners or members either to, directly or indirectly, compete with the Company or to conduct itself in a manner inconsistent with the antitrust laws of the United States or any State. Notwithstanding the foregoing, a party hereto may disclose non-public information if required to do so by a court of competent jurisdiction or by any governmental agency; provided, however, that if legally permissible prompt notice of such required disclosure shall be given to the Company and the Harvest Funds prior to the making of such disclosure so that the Company and/or the Harvest Funds may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the party hereto required to disclose the non-public information will disclose only that portion which such party is advised by opinion of counsel is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.

          SECTION 6.13 Expenses. The Company shall reimburse each of the respective members of its Board and Board observers pursuant hereto who are not employees of the Company for their travel and out-of-pocket expenses incurred in connection with their serving on the Board. Employees of the Company who incur expenses in connection with their attendance of meetings of the Board in the performance of their duties shall also be reimbursed in accordance with the Company's usual expense reimbursement policies.

          SECTION 6.14 Amendments; Waivers. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended, each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only by the prior written consent or written waiver of the Company, the Investcorp Investors, the Harvest Funds and at least a majority in interests of the Requisite Disinterested Holders; provided, however, that no amendment, modification or waiver shall adversely and disproportionately affect the rights of any Stockholder without such Stockholder's prior written consent.

          SECTION 6.15 Transactions with Affiliates.

          (a) Any Stockholder and any of its Affiliates may engage in or possess an interest in any other business venture of any kind, nature or description, independently or with others, whether or not such ventures are competitive with the Company or its Subsidiaries, notwithstanding that representatives of such Stockholder or any of their Affiliates may be serving as a Director of the Company or its Subsidiaries. Nothing in this Agreement shall be deemed to prohibit any Stockholder or any of their Affiliates from dealing, or otherwise engaging in business, with Persons transacting business with the Company or its Subsidiaries. Neither the Company nor any Stockholder shall have any rights or obligations by virtue of this Agreement, in or to any independent venture of any other Stockholder or any of their Affiliates, or the income or profits or losses or distributions derived therefrom, and such ventures shall not be deemed wrongful or improper even if competitive with the business of the Company or its Subsidiaries.

          (b) After the date hereof, the Company will not, and will not permit any of its Subsidiaries to, enter into any transaction (other than for legal services) with any Harvest Fund or any employee, officer, director or Affiliate of any Harvest Fund, other than transactions which are on terms not substantially less favorable to the Company or its Subsidiaries, as the case may be, as it could obtain in a transaction with a party without a conflict of interest, it being understood that a transaction approved by the Requisite Disinterested Holders and the Investcorp Investors shall be deemed to be on terms not substantially less favorable; provided, however, that this paragraph
(b) shall not prohibit the transactions contemplated by the amended and restated management agreement to be executed by and between Harvest Partners, Inc. and Associated as of the date hereof.

          (c) After the date hereof, the Company will not, and will not permit any of its Subsidiaries to, enter into any transaction (other than for legal services) with any Investcorp Investor or any employee, officer, director or Affiliate of any Investcorp Investor, other than transactions which are on terms not substantially less favorable to the Company or its Subsidiaries, as the case may be, as it could obtain in a transaction with a party without a conflict of interest, it being understood that a transaction approved by the Requisite Disinterested Holders and the Harvest Funds shall be deemed to be on terms not substantially less favorable; provided, however, that this paragraph (c) shall not prohibit the transactions contemplated by the management agreement to be executed by and between Investcorp International, Inc. and Associated as of the date hereof.

          (d) Each of the Investcorp Investors covenants and agrees that Investcorp Bank B.S.C. or one or more of its Affiliates (not including solely for purposes of this Section 6.15(d) clause (c) of the definition of Affiliate) will control, directly or indirectly, the voting and dispositive power with respect to the Equity Securities held from time to time by the Investcorp Investors.

          SECTION 6.16 Agreement Governs in Event of Conflict. In the event the provisions of this Agreement conflict with or are inconsistent with the provisions of the Certificate of Incorporation, Certificate of Designations or Bylaws of the Company, this Agreement shall govern.

                                  ARTICLE VII

                 TERMINATION OF HOLDINGS STOCKHOLDERS AGREEMENT

          SECTION 7.1 Termination of Holdings Stockholders Agreement. Holdings and the Existing Investors hereby agree that the Holdings Stockholders Agreement is hereby terminated in its entirety effective as of the date first above written, notwithstanding the provisions of Section 6.10 of the Holdings Stockholders Agreement. As a result of such termination, the Holdings Stockholders Agreement shall forthwith be of no further force or effect.


                                *      *      *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                      AMH HOLDINGS II, INC.


                                      By:_________________________________
                                         Name:
                                         Title:


                                      AMH HOLDINGS, INC., for purposes of
                                        Section 7.1 only


                                      By:_________________________________
                                         Name:
                                         Title:


                                      APOLLO INVESTMENT CORPORATION, for
                                        purposes of Section 4.2 only


                                      By:_________________________________
                                         Name:
                                         Title:

                                      HARVEST PARTNERS III, L.P.

                                      By:  Harvest Associates III, LLC,
                                           its general partner


                                      By:_________________________________
                                         Name:
                                         Title:


                                      HARVEST PARTNERS III, GbR

                                      By:  Harvest Associates III, LLC,
                                           its general partner

                                      By:_________________________________
                                         Name:
                                         Title:


                                      HARVEST PARTNERS IV, L.P.

                                      By:  Harvest Associates IV, LLC,
                                           its general partner

                                      By:_________________________________
                                         Name:
                                         Title:


                                      HARVEST PARTNERS IV GmbH & Co. KG

                                      By:  Harvest Associates IV, LLC,
                                           its general partner


                                      By:_________________________________
                                         Name:
                                         Title:

                                      AMH HOLDING LIMITED


                                      By:_________________________________
                                         Name:
                                         Title:


                                      AM EQUITY LIMITED


                                      By:_________________________________
                                         Name:
                                         Title:


                                      AM INVESTMENTS LIMITED


                                      By:_________________________________
                                         Name:
                                         Title:


                                      ASSOCIATED EQUITY LIMITED



                                      By:_________________________________
                                         Name:
                                         Title:



                                      ASSOCIATED INVESTMENTS LIMITED



                                      By:_________________________________
                                         Name:
                                         Title:

                                      BANCBOSTON CAPITAL INC.


                                      By:_________________________________
                                         Name:
                                         Title:


                                      PRIVATE EQUITY PORTFOLIO FUND II, LLC


                                      By:_________________________________
                                         Name:
                                         Title:


                                      GE CAPITAL EQUITY CAPITAL GROUP, INC.


                                      By:_________________________________
                                         Name:
                                         Title:


                                      OLD HICKORY FUND I, LLC

                                      By:  PPM America, Inc.,
                                           its manager


                                      By:_________________________________
                                         Name:
                                         Title:



                                      PPM AMERICA PRIVATE EQUITY FUND L.P.

                                      By:  PPM America Capital Partners, LLC,
                                           its general partner


                                      By:_________________________________
                                         Name:
                                         Title:



                                      By:_________________________________
                                         Name:
                                         Title:

                                      ABBOTT CAPITAL PRIVATE EQUITY FUND III,
                                        L.P.

                                      By:  Abbott Capital Private Equity
                                           Partners III, L.P., its general
                                           partner

                                           By: Abbott Capital Management, L.L.C.
                                               its general partner


                                      By:_________________________________
                                         Name:
                                         Title:


                                      BNY PARTNERS FUND L.L.C.

                                      By:  BNY Private Investment Management,
                                           Inc., Member Manager


                                      By:_________________________________
                                         Name:
                                         Title:


                                      NEW YORK LIFE CAPITAL PARTNERS II L.P.

                                      By:  NYLCAP Manager LLC, its Investment
                                           Manager


                                      By:_________________________________
                                         Name:
                                         Title:


                                     THE BOARD OF TRUSTEES OF THE TEXAS GROWTH
                                        FUND II, AS TRUSTEE FOR THE TEXAS GROWTH
                                        FUND II - 1998 TRUST

                                      By:  TGF II Management, L.P., as
                                           Executive Director

                                      By:  TGF Management Corp., as
                                           General Partner


                                      By:_________________________________
                                         Name:
                                         Title:

                                      WESTON PRESIDIO CAPITAL III, L.P.



                                      By:_________________________________
                                         Name:
                                         Title:


                                      WESTON PRESIDIO CAPITAL IV, L.P.



                                      By:_________________________________
                                         Name:
                                         Title:


                                      WPC ENTREPRENEUR FUND, L.P.


                                      By:_________________________________
                                         Name:
                                         Title:


                                      WPC ENTREPRENEUR FUND II, L.P.


                                      By:_________________________________
                                         Name:
                                         Title:


                                      LIBERTY MUTUAL INSURANCE COMPANY



                                      By:_________________________________
                                         Name:
                                         Title:



                                      NATIONAL CITY EQUITY PARTNERS, INC.


                                      By:_________________________________
                                         Name:
                                         Title:

                                      GREAT LAKES CAPITAL INVESTMENTS IV, LLC




                                      By:_________________________________
                                         Name:
                                         Title:


                                      3755428 CANADA INC.


                                      By:_________________________________
                                         Name:
                                         Title:

                            EXECUTIVE SIGNATURE PAGE



                                      ____________________________________
                                      MICHAEL CAPORALE, JR.



                                      ____________________________________
                                      KENNETH L. BLOOM



                                      ____________________________________
                                      D. KEITH LAVANWAY

                                                                      SCHEDULE I


                               PREFERRED HOLDERS

AM Holding Limited

AM Equity Limited

AM Investments Limited

Associated Equity Limited

Associated Investments Limited

                                                                     SCHEDULE II


                              FINANCIAL INVESTORS

Name                                         Notice Address
BancBoston Capital Inc.                      175 Federal Street, 10th Floor
                                             Boston, MA  02110
                                             Attention:  Timothy H. RobinsoN

Private Equity Portfolio Fund, II, LLC       175 Federal Street, 10th Floor
                                             Boston, MA  02110
                                             Attention:  John A. DeSisto

GE Capital Equity Capital Group, Inc.        Patrick Kocsi
                                             120 Long Ridge Road
                                             Stamford, CT  06927
                                             Facsimile:  203-357-6527

National City Equity Partners, Inc.          Steve Pattison
                                             Principal
                                             1965 E. 6th St.
                                             Suite 1010
                                             Cleveland, OH  44114

Great Lake Capital Investments, IV, L.L.C.   Steve Pattison
                                             Principal
                                             1965 E. 6th St.Suite 1010
                                             Cleveland, OH  44114

Liberty Mutual Insurance Company             175 Berkeley Street, 18G
                                             Boston, MA  02116
                                             Attention:  Jeff Moy

PPM America Private Equity Fund LP           c/o PPM America
                                             225 West Wacker Drive
                                             Suite 1200
                                             Chicago, IL  60606

Old Hickory Fund I, LLC                      c/o PPM America
                                             225 West Wacker Drive
                                             Suite 1200
                                             Chicago, IL  60606

Abbott Capital Private Equity Fund III,      Abbott Capital Management, LLC
  L.P.                                       1211 Avenue of the Americas -
                                               Suite 4300
                                             New York, New York  10036

BNY Partners Fund L.L.C.                     c/o The Bank of New York
                                             1290 Avenue of the Americas
                                             New York, NY  10104
                                             Attention:  Burt Siegel

New York Life Capital Partners II L.P.       51 Madison Avenue
                                             Room 3009
                                             New York, NY  10010
                                             Attention:  Steven Beneveto

The Texas Growth Fund II - 1998 Trust        Barry Twomey
                                             TGF Management Corp.
                                             111 Congress St. 2900
                                             Austin, TX  78701
                                             Facsimile:  512 322-3101

Weston Presidio Capital III, L.P.            Kevin Hayes
Weston Presidio Capital IV, L.P.             Elise McGinty
WPC Entrepreneur Fund, L.P.                  200 Clarendon
WPC Entrepreneur Fund II, L.P.               50th Floor
                                             Boston, MA  02116
                                             (617) 928-2515 (Fax)

3755428 Canada Inc.                          Dennis W. Vollmerhausen
                                             P.O. Box 23030
                                             Woodstock, Ontario
                                             Canada N4T 1R9
                                             (519) 537-8928 (Fax)

                                             3700 Crestwood Parkway NW
                                             Suite 1000
                                             Duluth, Georgia  30096

                                                                    SCHEDULE III

                EQUITY SECURITIES TO BE HELD BY THE STOCKHOLDERS


                                                                   Class A     Class A      Class B      Class B
                                         Voting      Non-Voting    Series I    Series II    Series I     Series II
               Investor                  Preferred   Preferred     Common      Common       Common       Common
                                         Stock       Stock         Stock       Stock        Stock        Stock

Harvest III LP
Harvest III GbR
Harvest IV LP
Harvest IV Kg
BancBoston Capital Inc.
Private Equity Portfolio Fund II, LLC
GE Capital Equity Capital Group Inc.
National City Equity Partners, Inc.
Great Lakes Capital Investments IV, LLC
Liberty Mutual Insurance Company
Old Hickory Fund I LLC
PPM America Private Equity Fund LP
Abbott Capital Private Equity Fund III
BNY Partners Fund L.L.C.
New York Life Capital Partners II LP
Texas Growth Fund
Weston Presidio Capital III
Weston Presidio Capital IV
WPC Entrepreneur Fund, L.P.
WPC Entrepreneur Fund II, L.P.
Michael Caporale, Jr.
Kenneth L. Bloom
D. Keith LaVanway
3755428 Canada Inc.

                               TABLE OF CONTENTS

                                                                              Page
                                   ARTICLE I

                              CERTAIN DEFINITIONS

SECTION 1.1 Certain Definitions..............................................    2

                                   ARTICLE II

                         TRANSFER OF EQUITY SECURITIES

SECTION 2.1 Restrictions.....................................................   15
SECTION 2.2 Permitted Transfers..............................................   17
SECTION 2.3 Tag-Along Rights.................................................   18
SECTION 2.4 Drag-Along Rights................................................   20
SECTION 2.5 Grant of Preemptive Rights to Stockholders.......................   22

                                  ARTICLE III

                              REGISTRATION RIGHTS

SECTION 3.1 Required Registration............................................   23
SECTION 3.2 Incidental Registration..........................................   25
SECTION 3.3 Registration Procedures..........................................   27
SECTION 3.4 Preparation; Reasonable Investigation............................   30
SECTION 3.5 Rights of Requesting Holders.....................................   30
SECTION 3.6 Registration Expenses............................................   30
SECTION 3.7 Indemnification; Contribution....................................   31
SECTION 3.8 Holdback Agreements; Registration Rights to Others...............   33
SECTION 3.9 Availability of Information......................................   33
SECTION 3.10 Additional Registration Rights..................................   33

                                   ARTICLE IV

                       GOVERNANCE AND STOCKHOLDER MATTERS

SECTION 4.1 Board of Directors...............................................   34
SECTION 4.2 Observation Rights...............................................   37
SECTION 4.3 Certain Governance Matters.......................................   37
SECTION 4.4 Rights of Investcorp Investors...................................   40
SECTION 4.5 Rights of Existing Investors.....................................   42
SECTION 4.6 Additional Mutual Rights.........................................   43
SECTION 4.7 Recapitalizations................................................   44
SECTION 4.8 Mezzanine Notes..................................................   45

                                      i
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
                                   ARTICLE V

                           CERTAIN REGULATORY MATTERS

SECTION 5.1 Regulatory Problem...............................................   46

                                   ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.1 Entire Agreement.................................................   46
SECTION 6.2 Captions; Rules of Interpretation................................   46
SECTION 6.3 Counterparts.....................................................   47
SECTION 6.4 Notices..........................................................   47
SECTION 6.5 Successors and Assigns; Additional Stockholders..................   49
SECTION 6.6 GOVERNING LAW....................................................   49
SECTION 6.7 Submission to Jurisdiction.......................................   49
SECTION 6.8 Remedies; Jury Trial.............................................   50
SECTION 6.9 Benefits Only to Parties.........................................   51
SECTION 6.10 Termination; Survival of Benefits...............................   51
SECTION 6.11 Publicity.......................................................   51
SECTION 6.12 Confidentiality.................................................   51
SECTION 6.13 Expenses........................................................   52
SECTION 6.14 Amendments; Waivers.............................................   52
SECTION 6.15 Transaction with Affiliates.....................................   52

                                  ARTICLE VII

                 TERMINATION OF HOLDINGS STOCKHOLDERS AGREEMENT

SECTION 7.1 Termination of Holdings Stockholders Agreement...................   53

                                                                    Exhibit 99.5

        ASSOCIATED MATERIALS AND HARVEST PARTNERS ANNOUNCE INVESTCORP TO
                               INVEST $150 MILLION
                         IN RECAPITALIZATION OF COMPANY

                 -- Current Investors to Retain 50% Interest --

CUYAHOGA FALLS, OHIO, December 6, 2004 -AMH Holdings, Inc. ("AMH"), a portfolio company of Harvest Partners, Inc. ("Harvest Partners"), a New York-based private equity investment firm, announced that it has entered into a definitive agreement with Investcorp, a global investment group, regarding a recapitalization of AMH. AMH is the indirect parent of Associated Materials Incorporated ("AMI"). Upon completion of the transaction, Investcorp and its co-investors will hold an indirect equity ownership interest in AMI of 50 percent, with current shareholders, led by Harvest Partners and including co-investor Weston Presidio, retaining 50 percent, on a fully diluted basis. Each of Investcorp and Harvest Partners will have a 50% voting interest in AMI's newly-formed indirect parent company.

AMI is a leading, vertically integrated manufacturer and North American distributor of exterior residential building products. AMI's core products include vinyl windows, vinyl siding, aluminum trim coil, aluminum and steel siding and accessories, as well as vinyl fencing, decking and railing. AMI reported net sales of $820.3 million for the first nine months of 2004.

Under the terms of the recapitalization, Investcorp and its co-investors will purchase from the existing shareholders $150 million of convertible preferred stock of the newly-formed holding company that will own AMH and AMI. At the same time, AMI will increase its senior credit facility by $42 million and the newly-formed holding company will issue $75 million of senior notes to pay approximately $118 million in the form of a dividend to existing shareholders and certain payments to management stockholders. In conjunction with the transaction, AMI's President and Chief Executive Officer, Michael Caporale, will also assume the title of Chairman of the Board of Directors. This transaction is expected to be consummated by the end of December 2004, subject to the satisfaction and waiver of customary closing conditions, including obtaining this financing.

Michael Caporale commented: "Investcorp is a highly respected private equity investment firm with significant experience in the building product industry and related sectors. We welcome their strategic support, as well as their significant equity investment, as we continue to pursue a range of growth opportunities. We are proud of the tremendous progress we have made from an operational and financial standpoint over the last four years since the current leadership team joined AMI and fortunate to have strong partners in both Harvest Partners and Investcorp."

Christopher J. Stadler, head of Investcorp North American corporate investment, said: "We believe Associated Materials' multi-brand strategy, which spans multiple distribution channels in the United States and Canada, positions it as a market leader in the building products industry. Over the past few years, AMI's senior management team, led by Michael Caporale, has increased core product market share by simplifying and focusing the business, acquiring and integrating new businesses, as well as by financing its growth cost effectively. We see significant opportunity for additional growth of this well-run, high-service building products company, particularly in the large and fragmented window market, by capitalizing on its strong distribution network. Investcorp is pleased to join Harvest Partners in supporting the growth objectives of this exceptional company."

Ira Kleinman, Senior Managing Director of Harvest Partners, commented: "We are delighted to announce the recapitalization of AMI in what we believe is a great transaction for the company's shareholders and a testament to management's tremendous accomplishments over the past two and a half years. Following Harvest's acquisition of the company in early 2002, AMI has consolidated its headquarters, disposed of a non-core subsidiary, acquired and seamlessly integrated a competitor, completed a successful recapitalization and consistently outperformed the industry. This exceptional track record has allowed us to achieve liquidity in this transaction, which will also preserve a significant portion of our equity stake. We are thrilled to participate in the future of this company and will support CEO Mike Caporale and his team in availing the numerous additional opportunities that they have identified. In Investcorp we have found the ideal value-added partner for AMI and look forward to working with them in achieving these goals."

Citigroup Global Markets Inc. served as financial advisor to AMI. UBS Securities LLC and Citigroup Global Markets Inc will act as joint lead arrangers to the amended and restated senior credit facility. Apollo Investment Corporation will be the lead investor in the senior notes.

About Investcorp
Investcorp is a global investment group with offices in New York, London and Bahrain. The firm has four lines of business: corporate investment, real estate investment, asset management and technology investment. It was established in 1982 and has since completed transactions with a total acquisition value of more than $25 billion. The firm now manages total investments in alternative assets of approximately $8.6 billion. In the United States, Investcorp and its clients currently own corporate investments that include Aero Products International, PlayPower, EnviroSolutions, and Thomson Media. In Europe, Investcorp and its clients currently own corporate investments that include APCOA AG, Hilding Anders, Minimax and Helly Hansen. Further information is available at www.investcorp.com.

About Harvest Partners
Founded in 1981, Harvest Partners is a leading New York-based private equity investment firm, pursuing management buyouts and growth financings of profitable, medium-sized businesses. Focused on specialty services, consumer, manufacturing and value-added distribution businesses, Harvest has over 20 years of experience investing in domestic as well as multinational companies. Currently, Harvest Partners has over $1 billion of invested and committed capital under management from its limited partners, which include numerous pension funds, domestic and international industrial corporations, and various financial institutions. Select Harvest Partners portfolio companies include Evenflo Company, Inc., a leading manufacturer and marketer of a full line of juvenile products; Communications Supply Corporation, a leading U.S. distributor of low voltage network infrastructure products; New Flyer Holdings, Inc., the largest North American manufacturer of transit buses; Natural Products Group, LLC, a manufacturer and distributor of personal care products; and Global Power Equipment Group, Inc. (NYSE: GEG), a leading designer, engineer and fabricator of gas turbine power plant-related products. For more information on Harvest Partners, please visit the web site at www.harvpart.com.

About Associated Materials
Associated Materials Incorporated is a leading manufacturer of exterior residential building products, which are distributed through company-owned distribution centers and independent distributors across North America. AMI produces a broad range of vinyl windows, vinyl siding, aluminum trim coil, aluminum and steel siding and accessories, as well as vinyl fencing, decking and railing. AMI is a privately held, wholly-owned subsidiary of Associated Materials Holdings Inc., a wholly-owned subsidiary of AMH, which is controlled by affiliates of Harvest Partners. For more information, please visit the Company's website at www.associatedmaterials.com.

This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to AMI and AMH that are based on the beliefs of AMI's and AMH's management. When used in this press release, the words "may," "will," "should," "expect," "intend," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or similar expressions identify forward-looking statements. Such statements reflect the current views of AMI's and AMH's management with respect to the consummation of this transaction, the Company's future growth and opportunities, operations and results of operations regarding the home building industry, economy, interest rates, foreign currency exchange rates, availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, raw material costs and availability, national and regional trends in new housing starts, weather conditions, the Company's ability to comply with certain financial covenants in loan documents governing its indebtedness, level of competition within its market, availability of alternative building products, its level of indebtedness, costs of environmental compliance, increase in capital expenditure requirements potential conflict between Alside and Gentek distribution channels, achievement of anticipated synergies and operational efficiencies from the acquisition of Gentek, shifts in market demand, and general economic conditions. These statements are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted.

Contacts:      For Investcorp
               --------------
               Todd Fogarty
               Kekst and Company
               212-521-4854

               For Associated Materials
               ------------------------
               D. Keith LaVanway
               330-922-2004

               For Harvest Partners
               --------------------
               Ira D. Kleinman
               Christopher D. Whalen
               212-599-6300